UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
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☐	Soliciting Material under §240.14a-12

CRIMSON EXPLORATION INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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CRIMSON EXPLORATION INC.
717 TEXAS AVENUE, SUITE 2900
HOUSTON, TEXAS 77002
(713) 236-7400
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 17, 2011

Dear Crimson Stockholder:	April 15, 2011
     We are pleased to invite you to attend the 2011 Annual Meeting of Stockholders of Crimson Exploration Inc. The Annual Meeting will be held on Tuesday, May 17, 2011, at 9:30 a.m., local time, at our principal executive offices, which are located at 717 Texas, Suite 2900, Houston, TX 77002.
     The enclosed Notice of Annual Meeting and the accompanying proxy statement describe the various matters to be acted upon during the Annual Meeting. In addition, there will be a report on the state of our business and an opportunity for you to ask questions of our management.
     You may vote your shares by submitting a proxy by Internet, by telephone or by completing, signing, dating and returning the enclosed proxy card or by voting your shares in person at the Annual Meeting. The proxy card describes your voting options in more detail. Our annual report to the stockholders, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2010, also accompanies the proxy statement.
     The Annual Meeting gives us an opportunity to review our business results and discuss the steps we have taken to position our company for the future. We appreciate your ownership of Crimson’s common stock, and I hope you will be able to join us at the Annual Meeting.

Sincerely,

Allan D. Keel
President and Chief Executive Officer

CRIMSON EXPLORATION INC.
717 TEXAS AVENUE, SUITE 2900
HOUSTON, TEXAS 77002
(713) 236-7400
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 17, 2011
     The 2011 Annual Meeting of Stockholders of Crimson Exploration Inc., a Delaware corporation, will be held at 9:30 a.m., local time, on Tuesday, May 17, 2011 at our principal executive offices, which are located at 717 Texas Avenue, Suite 2900, Houston, Texas 77002, for the following purposes:
(1)	the election of seven directors to our Board until the 2012 Annual Meeting of Stockholders;

(2)	the approval of Amendment #1 to the Amended and Restated 2005 Stock Incentive Plan;

(3)	the approval of Amendment #2 to the Amended and Restated 2005 Stock Incentive Plan;

(4)	ratifying the appointment of Grant Thornton LLP as our independent registered public accounting firm; and

(5)	transacting such other business as may arise that can properly be conducted at the Annual Meeting or any adjournment or postponement thereof.
     Our Board of Directors has fixed the close of business on Friday, March 25, 2011 as the record date (the “Record Date”) for the determination of stockholders entitled to notice of and to vote at the Annual Meeting or any adjournment(s) or postponement(s) thereof. Only stockholders of record at the close of business on the Record Date are entitled to notice of and to vote at the Annual Meeting. A list of stockholders entitled to vote at the Annual Meeting will be available for examination at our offices for 10 calendar days prior to the Annual Meeting. The list will also be available during the Annual Meeting for inspection by stockholders.
     EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN AND MAIL THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE ACCOMPANYING ENVELOPE OR USE THE TELEPHONE OR INTERNET VOTING.

By Order of the Board of Directors,

Houston, Texas	Allan D. Keel
April 15, 2011	President and Chief Executive Officer

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 17, 2011
The Notice of Annual Meeting of Stockholders, the Proxy Statement for the 2011 Annual Meeting of
Stockholders and the Annual Report to Stockholders for the fiscal year ended
December 31, 2010 of Crimson Exploration Inc. are available at
www.proxyvote.com

CRIMSON EXPLORATION INC.
PROXY STATEMENT

i

CRIMSON EXPLORATION INC.
717 TEXAS AVENUE, SUITE 2900
HOUSTON, TEXAS 77002
(713) 236-7400

PROXY STATEMENT
FOR
THE 2011 ANNUAL MEETING OF STOCKHOLDERS

     Unless the context requires otherwise, references in this proxy statement to “Crimson,” “we,” “us” and “our” are to Crimson Exploration Inc., a Delaware corporation, and its consolidated subsidiaries. Unless the context otherwise requires, references to the “stockholders” are to the holders of shares of our common stock, par value $0.001 per share (“Common Stock”).
     The accompanying proxy is solicited by the Board of Directors of Crimson (our “Board”) to be voted at our 2011 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Tuesday, May 17, 2011, at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders (the “Notice”) and at any adjournment(s) or postponement(s) thereof.
     This proxy statement and accompanying form of proxy are being mailed to our stockholders on or about April 15, 2011. Our Annual Report to Stockholders covering the fiscal year ended December 31, 2010 (the “2010 Annual Report”) is enclosed, but does not form any part of the materials for solicitation of proxies.
QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING
What is the purpose of the Annual Meeting?
     At the Annual Meeting, our stockholders will act upon the matters outlined in the Notice, including (1) the election of seven directors to our Board, each for a term ending on the date of the 2012 Annual Meeting of Stockholders, (2) the approval of Amendment #1 to the Amended and Restated 2005 Stock Incentive Plan; (3) the approval of Amendment #2 to the Amended and Restated 2005 Stock Incentive Plan, (4) the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm (this proposal is referred to as the “Ratification of Grant Thornton”), and (5) the transaction of such other business as may arise that can properly be conducted at the Annual Meeting or any adjournment or postponement thereof. Also, management will report on our performance during the last fiscal year and respond to questions from our stockholders.
What is a proxy?
     A proxy is another person that you legally designate to vote your stock. If you designate someone as your proxy in a written document, that document is also called a proxy or a proxy card.
What is a proxy statement?
     It is a document that regulations of the Securities and Exchange Commission (the “SEC”) require that we give to you when we ask you to sign a proxy card to vote your stock at the Annual Meeting.
What is “householding” and how does it affect me?
     One copy of the Notice, this proxy statement and the 2010 Annual Report (collectively, the “Proxy Materials”) will be sent to stockholders who share an address, unless they have notified us that they want to continue receiving multiple packages. This practice, known as “householding,” is designed to reduce duplicate mailings and save significant printing and postage costs. If you received a householded mailing this year and you would like to have additional copies of the Proxy Materials mailed to you or you would like to opt out of this practice for future mailings, we will promptly deliver such additional copies to you if you submit your request in writing to our Investor Relations department, Attn: Josh Wannarka, at 717 Texas Avenue, Suite 2900, Houston, Texas 77002, or call at (713) 236-7571. You may also contact us in the same manner if you received multiple copies of the Annual Meeting materials and would prefer to receive a single copy in the future. The Proxy Materials are also available at www.proxyvote.com.
What should I do if I receive more than one set of voting materials?
     Despite our efforts related to householding, you may receive more than one set of voting materials, including multiple copies of the proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. Similarly, if you are a stockholder of record and hold shares in a brokerage account, you will receive a proxy card and a voting instruction card. Please complete, sign, date and return each proxy card and voting instruction card that you receive to ensure that all your shares are voted at the Annual Meeting.
What is the record date and what does it mean?
     The record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting is the close of business on March 25, 2011 (the “Record Date”). The Record Date is established by our Board as required by Delaware law. On the Record Date, we had 45,193,354 shares of Common Stock issued and outstanding.
What is a quorum?
     A quorum is the presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the outstanding shares of our Common Stock as of the Record Date. There must be a quorum for the Annual Meeting to be held. If a quorum is not present, the Annual Meeting may be adjourned from time to time until a quorum is reached. Proxies received but marked as abstentions or broker non-votes will be included in the calculation of votes considered to be present at the Annual Meeting.
Who is entitled to vote at the Annual Meeting?
     Subject to the limitations set forth below, stockholders at the close of business on the Record Date may vote at the Annual Meeting.
What are the voting rights of the stockholders?
     Each holder of Common Stock is entitled to one vote per common share on all matters to be acted upon at the Annual Meeting. Neither our Certificate of Incorporation, as amended, nor our By-laws allow for cumulative voting rights.
What is the difference between a stockholder of record and a “street name” holder?
     Most stockholders hold their shares through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned in street name.
•	Stockholder of Record. If your shares are registered directly in your name with Continental Stock Transfer & Trust Company, our transfer agent, you are considered, with respect to those shares, the stockholder of record. As the stockholder of record, you have the right to grant your voting proxy directly or to vote in person at the Annual Meeting.

•	Street Name Stockholder. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name.” As the beneficial owner, you have the right to direct your broker or nominee how to vote and are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you obtain a signed proxy from the record holder giving you the right to vote the shares.
How do I vote my shares?
     Stockholders of Record: Stockholders of record may vote their shares or submit a proxy to have their shares voted by one of the following methods:
•	By Internet. You may submit a proxy electronically on the Internet by following the instructions provided on the enclosed proxy card. Please have the proxy card in hand when you log onto the website. Internet voting facilities will be available 24 hours a day and will close at 11:59 p.m., Eastern Daylight Time, on May 16, 2011.

•	By Telephone. If you request paper copies of the proxy materials by mail, you may submit a proxy by telephone (from U.S. and Canada only) using the toll-free number listed on the proxy card. Please have your proxy card in hand when you call. Telephone voting facilities will be available 24 hours a day and will close at 11:59 p.m., Eastern Daylight Time, on May 16, 2011.

•	By Mail. You may indicate your vote by completing, signing and dating your proxy card and returning it in the enclosed reply envelope.

•	In Person. You may vote in person at the Annual Meeting by completing a ballot; however, attending the Annual Meeting without completing a ballot will not count as a vote.
     Street Name Stockholders: Street name stockholders may generally vote their shares or submit a proxy to have their shares voted by one of the following methods:
•	By Mail. You may indicate your vote by completing, signing and dating your proxy card or other information forwarded by your bank, broker or other holder of record and returning it in the enclosed reply envelope.

•	By Methods Listed on Proxy Card. Please refer to your proxy card or other information forwarded by your bank, broker or other holder of record to determine whether you may submit a proxy by telephone or electronically on the Internet, following the instructions on the proxy card or other information provided by the record holder.

•	In Person with a Proxy from the Record Holder. You may vote in person at the Annual Meeting if you obtain a legal proxy from your bank, broker or other nominee. Please consult the voting form or other information sent to you by your bank, broker or other nominee to determine how to obtain a legal proxy in order to vote in person at the Annual Meeting.
Can I revoke my proxy?
     Yes. If you are a stockholder of record, you can revoke your proxy at any time before it is exercised by:
•	submitting written notice of revocation to our company, Attn: Joseph Grady, 717 Texas Avenue, Suite 2900, Houston, Texas, 77002, no later than May 16, 2011;

•	submitting another proxy with new voting instructions by mail, telephone or the Internet voting system; or

•	attending the Annual Meeting and voting your shares in person.
     If you are a street name stockholder and you vote by proxy, you may change your vote by submitting new voting instructions to your bank, broker or nominee in accordance with that entity’s procedures.

May I vote confidentially?
     Yes. We treat all stockholder meeting proxies, ballots and voting tabulations confidentially if the stockholder has requested confidentiality on the proxy or ballot.
     If you so request, your proxy will not be available for examination nor will your vote be disclosed prior to the tabulation of the final vote at the Annual Meeting except (1) to meet applicable legal requirements or (2) to allow the independent election inspectors to count and certify the results of the vote. The independent election inspectors may, however, at any time inform us whether or not a stockholder has voted.
What is the effect of broker non-votes and abstentions and what vote is required to approve each proposal?
     If you hold your shares in “street name,” you will receive instructions from your broker or other nominee describing how to vote your shares. If you do not instruct your broker or nominee how to vote your shares, they may vote your shares as they decide as to each matter for which they have discretionary authority under the rules of The NASDAQ Stock Market LLC (“NASDAQ”).
     There are also non-discretionary matters for which brokers and other nominees do not have discretionary authority to vote unless they receive timely instructions from you. When a broker or other nominee does not have discretion to vote on a particular matter, you have not given timely instructions on how the broker or other nominee should vote your shares and the broker or other nominee indicates it does not have authority to vote such shares on its proxy, a “broker non-vote” results. Although any broker non-vote would be counted as present at the Annual Meeting for purposes of determining a quorum, it would be treated as not entitled to vote with respect to non-discretionary matters.
     Abstentions occur when stockholders are present at the Annual Meeting but fail to vote or voluntarily withhold their vote for any of the matters upon which the stockholders are voting.
     If your shares are held in street name and you do not give voting instructions, the record holder will not be permitted to vote your shares with respect to Proposal 1 (Election of Directors), Proposal 2 (Amendment #1 to the Amended and Restated 2005 Stock Incentive Plan), Proposal 3 (Amendment #2 to the Amended and Restated 2005 Stock Incentive Plan), and your shares will be considered “broker non-votes” with respect to these proposals. If your shares are held in street name and you do not give voting instructions, the record holder will nevertheless be entitled to vote your shares with respect to Proposal 4 (Ratification of Grant Thornton) in the discretion of the record holder.
•	Proposal 1 (Election of Directors): To be elected, each nominee for election as a director must receive the affirmative vote of a plurality of the votes cast by the holders of our Common Stock, present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal. This means that director nominees who receive the most votes are elected. Votes may be cast in favor of or withheld from the election of each nominee. Votes that are withheld from a director’s election will be counted toward a quorum, but will not affect the outcome of the vote on the election of a director. Broker non-votes will not be counted as votes cast, and, accordingly, will have no effect on the outcome of the vote for directors.

•	Proposal 2 (Amendment #1 to the Amended and Restated 2005 Stock Incentive Plan): Pursuant to our Bylaws and NASDAQ rules, approval of this proposal requires the affirmative vote of the holders of a majority of the votes cast by the holders of our Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote thereon. Abstentions and broker non-votes will not be voted either for or against this proposal, and, accordingly, will not affect the outcome of this proposal.

•	Proposal 3 (Amendment #2 to the Amended and Restated 2005 Stock Incentive Plan): Pursuant to our Bylaws and NASDAQ rules, approval of this proposal requires the affirmative vote of the holders of a majority of the votes cast by the holders of our Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote thereon. Abstentions and broker non-votes will not be voted either for or against this proposal, and, accordingly, will not affect the outcome of this proposal.

•	Proposal 4 (Ratification of Grant Thornton): Ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011 requires the affirmative vote of the holders of a majority of the votes cast by the holders of our Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote thereon. Abstentions and broker non-votes will not be voted either for or against this proposal, and, accordingly, will not affect the outcome of this proposal.
     Our Board has appointed Allan D. Keel and E. Joseph Grady as the management proxy holders for the Annual Meeting. If you are a stockholder of record, your shares will be voted by the management proxy holders in accordance with the instructions on the proxy card you submit by mail, or the instructions provided for any proxy submitted by telephone or Internet, as applicable. For stockholders who have their shares voted by duly submitting a proxy by mail, telephone or Internet, the management proxy holders will vote all shares represented by such valid proxies as our Board recommends, unless a stockholder appropriately specifies otherwise.
     Our Board recommends a vote:
•	FOR each of the nominees for director;

•	FOR approval of Amendment #1 to the Amended and Restated 2005 Stock Incentive Plan;

•	FOR approval of Amendment #2 to the Amended and Restated 2005 Stock Incentive Plan; and

•	FOR the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011.
What happens if additional proposals are presented at the Annual Meeting?
     Other than the matters specified in the Notice, we do not expect any matters to be presented for a vote at the Annual Meeting. If you grant a proxy, the management proxy holders will have the discretion to vote your shares on any additional matters properly presented for a vote at the Annual Meeting. Under our By-Laws, the deadline for notifying us of any additional proposals to be presented at the Annual Meeting has passed and, accordingly, stockholders may not present proposals at the Annual Meeting.
Who will bear the cost of soliciting votes for the Annual Meeting?
     We will bear all expenses of soliciting proxies. We have engaged Broadridge Financial Solutions to aid in the distribution of proxy materials and to provide voting and tabulation services for the Annual Meeting for a fee of approximately $5,000, plus reimbursement for reasonable out-of-pocket expenses. Our directors, officers and employees may also solicit proxies in person or by other means of communication. Such directors, officers and employees will not be additionally compensated but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. In addition, we may reimburse brokerage firms, custodians, nominees, fiduciaries and other persons representing beneficial owners of our Common Stock for their reasonable expenses in forwarding solicitation material to such beneficial owners.
May I propose actions for consideration at the 2012 Annual Meeting of Stockholders or nominate individuals to serve as directors?
     You may submit proposals for consideration at future stockholder meetings, including director nominations. Please read “Stockholder Proposals and Director Nominations for the 2012 Annual Meeting” for information regarding the submission of stockholder proposals and director nominations for consideration at next year’s annual meeting.

CORPORATE GOVERNANCE AND OUR BOARD
General
     Under our Certificate of Incorporation and By-Laws, the number of directors at any one time is set by resolution of our Board. Our Board currently consists of seven members. Our Certificate of Incorporation and By-Laws provide for the annual election of directors. At each annual meeting of stockholders, our directors will be elected for a one-year term and serve until their respective successors have been elected and qualified.
     Our Board held seven meetings during 2010 and acted three times by unanimous written consent. During the last fiscal year only one director, Cassidy J. Traub, attended fewer than 75% of the total number of meetings of our Board and committees on which that director served.
     We encourage, but do not require, our directors to attend annual meetings of stockholders. At our 2010 Annual Meeting of Stockholders, four out of the then six serving members of our Board attended.
Board Independence
     As required under the listing standards of NASDAQ, a majority of the members of our Board must qualify as independent, as affirmatively determined by our Board. Our Board evaluated all relevant transactions and relationships between each director, or any of his or her family members, and our company, senior management and independent registered accounting firm. Based on this evaluation, our Board has determined that Messrs. Backsen, Ford, McCain, Pierce, Traub and Ni are each an independent director, as that term is defined in the listing standards of NASDAQ. In making its independence determinations, our Board noted in particular the following at the time of determination:
•	Mr. Ford was a managing director and both Messrs. Pierce and Traub were vice presidents of Oaktree Capital Management, LP (“Oaktree Capital Management”), which, through its affiliates OCM GW Holdings, LLC (“Oaktree Holdings”) and OCM Crimson Holdings, LLC (“OCM Crimson”), owns a significant amount of our Common Stock and has been a holder of a significant amount of our debt, which could result in the interests of Messrs. Ford, Pierce and Traub becoming misaligned with those of our stockholders.

•	Prior to our public offering of 20,000,000 shares of Common Stock in December 2009, Oaktree Holdings and OCM Crimson together beneficially owned 8,427,884 shares of our Common Stock, 76,710 shares of our Series G Preferred Stock, and Oaktree Holdings beneficially owned 2,000 shares of our Series H Convertible Preferred Stock, par value $0.01 per share. Immediately prior to the closing of the public offering, all shares of both series of preferred stock, including those held by Oaktree Holdings and OCM Crimson, were converted into Common Stock. Upon the closing of the public offering, in which Oaktree affiliates acquired 2,000,000 shares of Common Stock, and upon conversion of the preferred stock, Oaktree Capital Management and its affiliates owned, and still own, 15,537,344 shares of Common Stock, which represented 34.6% of our outstanding shares of Common Stock as of December 31, 2010.

•	Oaktree Holdings was recently the payee of an unsecured subordinated promissory note made by our company in the aggregate principal amount of $2.0 million, which was repaid in full in December 2010 in conjunction with the closing of our new second lien credit agreement.

•	An affiliate of Oaktree Holdings was a holder of a significant amount of our debt under our existing second lien credit agreement and was repaid in full when we entered into our new second lien term loan in December 2010. An affiliate of Oaktree is also currently a holder of a significant amount of our debt through its 28.6% participation in our new $175 million second lien term loan.

•	Mr. Ni is Chairman and Chief Executive Officer of America Capital Energy Corporation (“ACEC”), which acquired 6,000,000 shares of our Common Stock, or 13.4% of all issued and outstanding shares of our Common Stock in a two step transaction in the fourth quarter of 2010, at the conclusion of which he was appointed to our Board. This significant ownership position could result in the interests of Mr. Ni becoming misaligned with those of our smaller stockholders.

     Our Board noted that NASDAQ does not view ownership of even a significant amount of stock, by itself, as a bar to an independence finding. Our Board also noted that Oaktree Capital Management was comprised of nine principals and approximately 600 employees with offices in 14 cities worldwide, had its headquarters in Los Angeles and had over $72 billion in assets under management. Our Board determined that none of the above factors caused any of Messrs. Ford, Pierce or Traub, or Mr. Ni to have a relationship with our company that would impair their independence.
Board Committees
     Our Board has the authority to appoint committees to perform certain management and administrative functions. Our Board has established a Compensation Committee, Audit Committee and Nominating and Governance Committee. Our Board, in its business judgment, has determined that each committee is comprised entirely of independent directors as currently required under the listing standards of NASDAQ and applicable rules and requirements of the SEC. The Board may also delegate certain duties and responsibilities to the committees it establishes; for example, the Board may delegate the duty of determining appropriate salaries for our executive officers from time to time.
Audit Committee
     The Audit Committee was established to review and appraise the audit efforts of our independent registered public accounting firm, and monitor our accounts, procedures and internal controls. During 2010, the Audit Committee consisted of Mr. McCain, Mr. Pierce and Mr. Traub. The Audit Committee met four times in 2010. Our Board has determined that Mr. McCain, the Chairman of our Audit Committee, is an “audit committee financial expert” as defined under applicable rules and regulations of the SEC and is considered “independent” as described above. Our Audit Committee has adopted a charter, which is posted on our website www.crimsonexploration.com under “Corporate Governance.”
Compensation Committee
     The function of the Compensation Committee is to recommend for approval by our Board the annual salaries and other compensation for our executive officers and key employees. Our Compensation Committee consists of Messrs. Ford and Backsen. The Compensation Committee met three times in 2010. Our Compensation Committee has adopted a charter, which is posted on our website www.crimsonexploration.com under “Corporate Governance.” Pursuant to its charter, the Compensation Committee has the following authority and responsibilities:
•	To establish and review our overall compensation philosophy;

•	To review and approve corporate goals and objectives relevant to our executive officers’ compensation, evaluate the performance of such officers and recommend for approval by our Board, the benefits, direct and indirect, of our executive officers based on this evaluation;

•	To review and recommend to our Board for approval all our equity compensation plans that are not otherwise subject to the approval of the stockholders;

•	To review and make recommendations to our Board for approval of all equity awards;

•	To review and monitor all employee pension, profit-sharing and benefit plans, if any; and

•	To make recommendations to our Board with regard to our compensation and benefit programs and practices for all employees.
     To the extent permitted by applicable law, the Compensation Committee may form and delegate some or all of its authority to subcommittees when it deems such action appropriate. The Compensation Committee is not prohibited from delegating certain functions, and the Compensation Committee has done so on a limited basis in the past, and it may consider senior management’s recommendations regarding appropriate compensation for members of management reporting to them. For example, in 2010, the Compensation Committee determined that the delegation of recommending certain executive compensation decisions to Mr. Keel and Mr. Grady with respect to the compensation of our executive officers other than themselves was appropriate, as Mr. Keel and Mr. Grady directly work with those executives and are thoroughly informed of the level of performance that the executive officers have achieved, as well as the duties the executive officers are tasked with, on a daily basis. The Compensation Committee’s interaction with management in order to set and administer the executive compensation program is discussed in more detail under “Compensation Discussion and Analysis” below.
Nominating and Governance Committee
     The Nominating and Governance Committee identifies and recommends nominees to our Board and oversees compliance with our corporate governance guidelines. The Nominating and Governance Committee consists of three members of our Board, including Mr. Ford, who serves as chairman, Mr. McCain and Mr. Backsen. The Nominating and Governance Committee did not hold any meetings in 2010. The Nominating and Governance Committee has adopted a written charter, which is posted on our website www.crimsonexploration.com under “Corporate Governance.”
     The principal functions of the Nominating and Governance Committee include:
•	To actively seek individuals qualified to become Board members, consistent with criteria approved by our Board, for recommendation to our Board;

•	To recommend director nominees to our Board for each committee of our Board;

•	To advise our Board about the appropriate composition of our Board and its committees;

•	To develop and recommend to our Board all new corporate governance principles and practices for our company;

•	To assist our Board in implementing our existing governance guidelines and any new governance principles and practices;

•	To oversee compliance with our corporate governance guidelines, including to conduct regular reviews of the governance guidelines and recommend to our Board any changes to the governance guidelines;

•	To lead our Board in its annual review of the performance of our Board, its committees and senior management; and

•	To perform such other functions as our Board may assign to the Nominating and Governance Committee from time to time.
     Our Board currently does not have a formal process in place for identifying and evaluating nominees for directors. Instead, the Nominating and Governance Committee uses its network of contacts to identify potential candidates. The Nominating and Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of our Board. The Nominating and Governance Committee meets to discuss and consider such candidates’ qualifications and then select a nominee for recommendation to our Board by a majority vote.
     Although we do not have a separate diversity policy relating to the identification and evaluation of nominees for director, the Nominating and Governance Committee informally considers each candidate’s background, ability, judgment, skills and experience in the context of the needs of the Board when evaluating director nominees. The Nominating and Governance Committee believes it is important for Board members to possess skills and knowledge in the areas of leadership of complex organizations, finance, strategic planning, legal, government relations and relevant industries, especially the oil and gas industry. These considerations help our Board as a whole to have the appropriate mix of characteristics, skills and experiences for the optimal functioning of our Board in its oversight of our company. The Nominating and Governance Committee assesses the effectiveness of this approach by reviewing from time to time the composition of our Board on an individual basis and as a whole. Candidates for director are reviewed in the context of the current composition of our Board, our operating requirements and the long-term interests of our stockholders. The Nominating and Governance Committee believes that candidates for director should have certain minimum qualifications, including being able to read and understand financial statements and having the highest personal integrity and ethics.
     To assist it with its evaluation of the director nominees for election at this (or any) annual meeting, the Nominating and Governance Committee took into account the factors listed above. Under the heading “Proposal 1: Election of Directors,” we provide an overview of each nominee’s principal occupation, business experience and other directorships of publicly-traded companies, together with the qualifications, experience, key attributes and skills the Nominating and Governance Committee and our Board believe will best serve the interests of our Board, our company and our stockholders.
     Because the Nominating and Governance Committee believes that director nominees should be considered on a case-by-case basis on each nominee’s merits, regardless of who recommended the nominee, it has not adopted a formal policy with regard to the consideration of any director candidates recommended by stockholders. For a description of the procedures that stockholders must follow in order to timely nominate director candidates, please see “Stockholder Proposals and Director Nominations for the 2012 Annual Meeting.”
Code of Ethics
     We have adopted a “code of ethics” as defined by the applicable rules of the SEC, and it is posted on our website: www.crimsonexploration.com under “Corporate Governance.”
Board Leadership Structure
     Our Board does not have a lead director or a Chairman. Our Chief Executive Officer and President serves as a director on our Board, sets the agenda for each of our Board meetings and generally presides over the meetings of our Board. However, each of our directors is expected to provide leadership for our Board in the areas where they have particular expertise and each of our Board members from time to time suggests topics for inclusion on the agenda for future Board meetings. We believe that our leadership structure is appropriate because it strikes an effective balance between management and non-employee director participation in our Board process. The role of our Chief Executive Officer and President helps to ensure communication between management and the non-employee directors, but also encourages each non-employee director to participate and contribute to our Board process, while also capitalizing on each director’s particular area of expertise as needed. It also increases the non-employee directors’ understanding of management decisions and our operations.
Board Risk Assessment and Control
     Our risk management program is overseen by our Board and its committees, with support from our management. Our Board oversees an enterprise-wide approach to oil and gas industry risk management, designed to support the achievement of organizational objectives, including strategic objectives, to improve long-term organizational performance and enhance stockholder value. A fundamental part of risk management is a thorough understanding of the risks a company faces, understanding of the level of risk appropriate for our company and the steps needed to manage those risks effectively. As an example, we actively manage commodity price and interest rate risk by entering into appropriate hedge agreements with approved counterparties. Our Board takes an active role in determining the types and levels of hedging activity to be pursued. Together with management’s recommendations, our Board approves the counterparties with whom we enter into hedge agreements and the commodity levels hedged. The involvement of the full Board in setting our business strategy is a key part of its overall responsibilities and together with management determines what constitutes an appropriate level of risk for our company. Our Board believes that the practice of including all members of our management team in our risk assessments allows the Board to more directly and effectively evaluate management capabilities and performance, allows the Board to more effectively and efficiently communicate its concerns and wishes to the entire management team and provides all members of management with a direct communication avenue to the Board.
     While our Board has the ultimate oversight responsibility for the risk management process, other committees of our Board also have responsibility for specific risk management activities. In particular, the Audit Committee focuses on financial risk, including internal controls, and oversees compliance with regulatory requirements. In setting compensation, the Compensation Committee approves compensation programs for the officers and other key employees to encourage an appropriate level of risk-taking behavior consistent with our business strategy.

Communications with our Board
     Stockholders desiring to communicate with our Board, or any director in particular, may do so by mail addressed as follows: Attn: Board of Directors, Crimson Exploration Inc., 717 Texas Avenue, Suite 2900, Houston, Texas 77002. Our Chief Executive Officer or our Chief Financial Officer review each such communication received from stockholders and other interested parties and will forward the communication, as expeditiously as reasonably practicable, to the Board (or individual director) if: (1) the communication complies with the requirements of any applicable policy adopted by us relating to the subject matter; or (2) the communication falls within the scope of matters generally considered by our Board.

EXECUTIVE OFFICERS
     The following table sets forth the names, ages and titles, as of April 15, 2011, of each of our executive officers. Our executive officers are elected annually by our Board and serve one-year terms or until their death, resignation or removal by our Board. There are no family relationships between any of our directors and executive officers. In addition, there are no arrangements or understandings between any of our executive officers and any other person pursuant to which any person was selected as an executive officer.

			Year First
Name	Age	Position	Elected Officer
Allan D. Keel	51	President, Chief Executive Officer and Director	2005
E. Joseph Grady	58	Senior Vice President and Chief Financial Officer	2005
A. Carl Isaac	47	Senior Vice President—Operations	2010
Jay S. Mengle	57	Senior Vice President—Engineering	2005
Tracy Price	52	Senior Vice President—Land/Business Development	2005
Thomas H. Atkins	52	Senior Vice President—Exploration	2005
     Allan D. Keel’s biographical information may be found on page 39 of this proxy statement.
     E. Joseph Grady was appointed Senior Vice President and Chief Financial Officer on February 28, 2005. Mr. Grady has over 30 years of financial, operational and administrative experience, including over 20 years in the oil and gas industry. Mr. Grady was managing director of Vision Fund Advisors, Inc. (“Vision Fund”), a financial advisory firm which he co-founded in 2001, until its dissolution in June 2008. He was formerly Senior Vice President-Finance and Chief Financial Officer of Texas Petrochemicals Holdings, Inc. from April 2003 to July 2004, Vice President-Chief Financial Officer and Treasurer of Forcenergy Inc. from 1995 to 2001 and held various financial management positions with Pelto Oil Company from 1980 to 1990, including Vice President-Finance from 1988 to 1990. Mr. Grady received a Bachelor of Science degree in Accounting from Louisiana State University.
     A. Carl Isaac appointed Senior Vice President of Operations on May 10, 2010. Mr. Isaac has more than 20 years of international and domestic experience in the oil and gas industry with previous senior management roles in engineering, operations and risk management. From 2007 to 2010, he was Executive Vice President of Beryl Resources, an oil and gas exploration and production company with operations in the Gulf of Mexico. Prior to joining Beryl Resources, Mr. Isaac served as the operating manager of oil and gas exploration and production for Equitable Production from August 1998 to April 2000, and he has previously served in operations management roles at Westport Resources, Kerr McGee and Enduring Resources. Mr. Isaac received a Bachelor of Science degree in Petroleum Engineering from Texas A&M University in 1987 and has served on its Industry Advisory Board since 2005.
     Jay S. Mengle was appointed Senior Vice President—Operations and Engineering on April 1, 2005 and served in that position until May 24, 2010, at which time he was appointed Senior Vice President—Engineering. Mr. Mengle joined us after serving as the Shelf Asset Manager-Gulf of Mexico for Kerr-McGee Corporation subsequent to its 2004 merger with Westport Resources Corporation (“Westport”). Mr. Mengle was with Westport Resources from 1998 to 2004, where he started Westport’s Gulf Coast/Gulf of Mexico drilling and production operations. Prior to joining Westport, Mr. Mengle also served in various drilling, production and marketing management capacities at Norcen Energy Resources, Kirby Exploration and Mobil Oil Corp. Mr. Mengle received his Bachelor of Science degree in Petroleum Engineering from the University of Texas.
     Tracy Price was appointed Senior Vice President—Land/Business Development on April 1, 2005. Mr. Price served as the Senior Vice President—Land and Business Development for The Houston Exploration Company from 2001 until joining us. Prior to his tenure at The Houston Exploration Company, Mr. Price served as Manager of Land and Business Development for Newfield Exploration Company between 1990 and 2001. From 1986 to 1990, Mr. Price was Land Manager for Apache Corporation. Prior to Apache, Mr. Price served in similar land management capacities at Challenger Minerals Inc. and Phillips Petroleum Company. Mr. Price received a Bachelor of Business Administration degree in Petroleum Land Management from the University of Texas.
     Thomas H. Atkins was appointed Senior Vice President—Exploration on April 1, 2005. Mr. Atkins served as the General Manager—Gulf of Mexico for Newfield Exploration Company where he was employed from 1998 until joining us. Prior to his tenure at Newfield, Mr. Atkins served in various exploration capacities with EOG Resources and its predecessor companies from 1984 to 1998, including prospect generator, development geologist and finally as Exploration Manager. Mr. Atkins also worked at the Superior Oil Company from 1981 through 1984. Mr. Atkins received a Bachelor of Science degree in Geology from the University of Oklahoma.

COMPENSATION DISCUSSION AND ANALYSIS
     The following Compensation Discussion and Analysis contains statements regarding future individual and company performance targets and goals. These targets and goals are disclosed in the limited context of our executive compensation program and should not be understood to be statements of management’s expectations or estimates of results or other guidance. We specifically caution stockholders not to apply these statements to other contexts.
Introduction
     This Compensation Discussion and Analysis (1) provides an overview of our compensation policies and programs; (2) explains our compensation objectives, policies and practices with respect to our executive officers; and (3) identifies the elements of compensation for each of the individuals identified in the following table, whom we refer to in this proxy statement as our “named executive officers.”

Name	Principal Position
Allan D. Keel	Chief Executive Officer and President
E. Joseph Grady	Senior Vice President and Chief Financial Officer
Jay S. Mengle	Senior Vice President—Engineering
A. Carl Isaac	Senior Vice President—Operations
Thomas H. Atkins	Senior Vice President—Exploration
Objectives and Philosophy of Our Executive Compensation Program
     Due to an aging of the industry employee base, and a shortage of new entrants into the industry, competition for high-caliber personnel experienced in the oil and gas industry has become very intense. Accordingly, the objective of our compensation program is to establish a competitive compensation program with appropriate compensation packages for the wide variety of duties performed by our named executive officers. In addition, we have sought to establish a competitive compensation program that motivates all of our employees, including our executive officers, to enhance long-term stockholder value.
     Recognizing that attracting, retaining and motivating our executive officers to successfully perform demanding roles is critical to meeting our strategic business and financial goals, our compensation philosophy is that the compensation paid to our executive officers should be directly and materially linked to our achievement of our specific annual, long-term and strategic goals and to each officer’s individual contribution to the attainment of those goals. We believe our overall compensation strategy of offering a balanced combination of annual and long-term compensation to our executive officers based upon corporate and individual performance helps maximize stockholder return and helps to assure our executive officer team is retained in an extremely competitive market for experienced executive level oil and gas professionals.
     To achieve these objectives, we have historically evaluated the compensation paid to our executive officers based upon the following factors:
•	the appropriate mix of salary, cash incentives and equity incentives;

•	company growth and financial and operational performance, as well as individual performance; and

•	market analysis of the compensation packages of our executive officers compared to the compensation packages of executive officers at other oil and gas industry companies that are similar to ours in their operations, among other factors.
     Except as otherwise noted below, we do not assign relative weights or rankings to these factors. Instead, the Compensation Committee makes subjective determinations of compensation levels based upon a consideration of all of these factors.

Setting Executive Compensation
     On behalf of our Board, the Compensation Committee reviews and evaluates all compensation for our executive officers, including our compensation philosophy, policies and plans. The Board will have final approval of all compensation decisions made by the Compensation Committee with respect to our senior executive officers, unless and to the extent that a certain decision or element of compensation has been fully delegated to the Compensation Committee. Our Chief Executive Officer and Chief Financial Officer also play important roles in the executive compensation process, including evaluating the other executive officers and assisting in the development of performance target goals. For example, at least once each year the Chief Executive Officer and Chief Financial Officer present to the Compensation Committee their evaluation of each of the other named executive officers (including, the Chief Executive Officer’s evaluation of the Chief Financial Officer), which includes a review of contribution and performance over the past year, strengths, weaknesses, development plans and succession potential. Following these presentations and a review of all relevant data, the Compensation Committee makes its own assessments and recommends to our Board approval of the compensation for each named executive officer. Although the Chief Executive Officer and the Chief Financial Officer each may make recommendations to the Compensation Committee regarding his own compensation, to the extent events or circumstances are applicable to all of our named executive officers as a group regarding compensation decisions, all final decisions regarding executive compensation remain with our Board, although the Compensation Committee’s recommendations to our Board have historically been largely accepted and approved by the Board. The Compensation Committee does take into consideration our named executive officers’ total compensation, including base salary, annual incentives and long-term incentives, both cash and equity, when considering market based adjustments to our named executive officers’ compensation.
     With respect to general compensation practices applicable to all officers, the Compensation Committee makes comparisons of our executive compensation program to the compensation paid to executives of other companies within the oil and gas industry through the use of energy industry compensation surveys from Effective Compensation Inc. (“ECI”). ECI surveys are utilized as they are specific to the energy industry and derive their data from direct contributions from a large number of participating companies that we consider to be our peers. The ECI surveys compile data from most companies that we currently consider to be in our peer group, as well as companies somewhat larger than us but with which we compete for talent. The surveys were used to compare our executive compensation program against companies (the “Peer Group”) that have comparable market capitalization, revenues, capital expenditure budgets, geographic focus and number of employees.
     In January 2008, the Compensation Committee first retained Longnecker & Associates, an experienced compensation consulting firm that specializes in the energy industry and that has access to national compensation surveys and our compensation information, to conduct a company-wide review of our compensation policies and programs to determine our level of competitiveness in the oil and gas industry and advise the Compensation Committee as to whether modifications should be adopted in order to attract, motivate and retain key employees. After our acquisition of the STGC Properties from EXCO in 2007, which significantly increased the size of our company, we felt that it had become increasingly important, given our growing need for highly skilled and experienced management and technical personnel in a highly competitive labor market, to take additional measures to ensure that we were appropriately compensating our key employees and rewarding performance in a manner consistent with similar employers of a similar size and with whom we compete. Additionally, the initial terms of the employment contracts for Messrs. Keel and Grady were set to expire in 2008, and the initial terms of the employment contracts for Messrs. Mengle and Atkins had expired in 2007. Accordingly, for these reasons we felt that it was appropriate to engage a compensation consultant at the beginning of 2008 to assist the Compensation Committee in its compensation review. The Compensation Committee utilized the results of that review and the latest ECI surveys using data from the selected peer group to determine and modify the executive compensation levels for fiscal 2008. Following the detailed analysis of, and changes made in, our compensation program in 2008 and the general economic uncertainty impacting the entire industry, the Compensation Committee determined that changes were unnecessary during the 2009 year.
     The Compensation Committee engaged Longnecker & Associates again during the 2010 year for the purpose of getting information and recommendations regarding the compensation packages of Messrs. Keel and Grady, as well as for the more specific purpose of providing the Compensation Committee with recommendations regarding “underwater” stock options (or stock options that have an exercise price that is higher than the current market price for the underlying stock) held by certain employees which is discussed in greater detail below. With respect to the compensation packages for Messrs. Keel and Grady, Longnecker & Associates again provided the Compensation Committee with survey data and information regarding industry trends and practices. The Compensation Committee took this information, along with the ECI survey data, and determined that slight increases were warranted with respect to both Messrs. Keel and Grady’s 2010 packages in order to bring the executives in line with the compensation packages that were commonly found at the peer companies for which we compete for executive talent. The increases that occurred in any specific element of compensation are discussed in greater detail below.
     The Compensation Committee determined that no significant changes to executive compensation levels for the remaining named executive officers were necessary for fiscal 2010; however, minor base salary increases were implemented following the recommendation of Messrs. Keel and Grady as salaries for these officers appeared to be slightly lower than salaries within our Peer Group for 2010. The Compensation Committee also used compensation information applicable to our Peer Group when determining the appropriate compensation package for Mr. Isaac when he began his employment with us in May 2010 and we entered into a new employment agreement with him, which is substantially identical in form to the employment agreements entered into with Messrs. Atkins and Mengle.
     With respect to general compensation decisions made in 2010, the selected Peer Group for 2010 included Comstock Resources, Inc., Continental Resources, Inc. Energy XXI, PetroQuest Energy, Inc., Concho Resources, Inc., Callon Petroleum Company, Delta Petroleum Corp., Goodrich Petroleum Corporation, Dune Energy, Inc., Gastar Exploration Limited and Swift Energy Company. The Compensation Committee regularly reviews and refines the Peer Group as appropriate. When we refer to “peers,” “peer group” or “peer companies” or similar phrases, we are referring to this list of companies, as it may be updated by the Compensation Committee from time to time. The Peer Group was selected based upon the comparability of several quantitative metrics including oil and gas reserve base, production volumes, comparable market capitalization, revenues, capital expenditure budgets, geographic focus and number of employees. Our actual base compensation levels for 2009, which were held substantially constant for 2010, were situated between the mid-point and the 75th percentile of the actual results of our Peer Group.
     We believe that each element of compensation has been designed to complement the other components and, when considered together, to meet our compensation objectives; however, we do not have a policy or target for the allocation between short-term and long-term or cash and non-cash incentive compensation. In order to ensure that we maintain an effective long-term incentive and retention program, the Compensation Committee determined that it would be appropriate to seek Longnecker & Associates guidance regarding certain outstanding stock options held by a number of our employees, including our named executive officers. These stock options are considered “underwater,” meaning that the exercise price of the award was significantly higher than the value of the underlying stock for the award, and therefore they no longer provided meaningful incentive value to the holders, or retention value for the company, even though most were fully vested awards. Toward the end of the 2010 year, the Compensation Committee requested Longnecker & Associates to review the terms and conditions of our outstanding stock option awards and our equity plan, and to provide us with a comparative analysis regarding stock option exchanges that had been conducted at peer companies. Following the Compensation Committee’s review of Longnecker & Associates recommendations and peer company studies, the Compensation Committee voted to allow the employees that held underwater stock option awards to exchange them for unvested stock option awards with a lowered exercise price. The exercise price of the new options was to be determined as the higher of (1) the closing stock price on the expiration of the exchange offer; and (2) $5.00 per share. As the closing price at the expiration was $3.98 per share, the new price was set at $5.00 per share, or 26% higher than the then-current market price of our Common Stock on the day the exchange offer expired, we believe the exchange will be effective in restoring the value, retention and incentivizing purpose of granting such awards under our compensation program. This exchange did not occur until February 2011, and will not impact the values for previous awards or in the following compensation tables that are based upon the 2010 year, nor will it impact the level of potential future grants.
Elements of Our Executive Compensation Program
     General
     The principal components of our executive compensation program include:
•	base salary;

•	performance-based cash incentive compensation;

•	performance-based long-term equity based incentive compensation;

•	discretionary cash incentive compensation;

•	discretionary long-term equity-based incentive compensation;

•	overriding royalty interest plan compensation until its termination in February 2010;

•	severance benefits; and

•	other health and fringe benefits.
     Base Salary
     We provide base salaries to our executive officers to compensate them for services rendered during the year at levels that we believe are competitive in the oil and gas industry and that are designed to allow us to attract, motivate and retain executive officers. Base salaries are a major component of the total annual cash compensation paid to our executive officers and are reviewed annually by the Compensation Committee. Base salary determinations are made by our Board taking into consideration salary recommendations from the Compensation Committee. The Compensation Committee considers senior management’s recommendations as to appropriate compensation for members of management reporting to them.
     All of our executive officers are subject to employment agreements that provide for a fixed base salary. These salaries were determined after taking into account many factors, including:
•	the historic salary structure within our company,

•	the responsibilities of the officer;

•	the scope, level of expertise and experience required for the officer’s position;

•	the strategic impact of the officer’s position;

•	the potential future contribution and demonstrated individual performance of the officer; and

•	salaries paid for comparable positions at similarly-situated companies.
     At the time the employment agreements were entered into in 2005, we set base salaries at the base salary comparables at or near the 50th percentile of salaries of comparable executive officers of our Peer Group, and held those base salary levels of our executive officers constant during fiscal years 2006 and 2007. In early 2008, we approved increases to the annual base salaries of our named executive officers due to the dramatic increase in the size of our company and the tightening of the labor market. In addition, in 2008 our Board approved and we entered into amended and restated employment agreements with our named executive officers to reflect the 2008 base salary increases and to, among other things, modify provisions relating to the federal income tax treatment of certain arrangements in order to meet the December 31, 2008 deadline for compliance with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), reflect other market-based changes in compensation approved in early 2008 by the Compensation Committee and provide for new terms of the agreements, since the initial terms of the existing employment agreements expired. This Code section governs the treatment of deferred compensation which is broadly defined and thus has the potential to impact numerous types of compensation arrangements between us and our employees. If violated, Section 409A can result in adverse tax consequences to the employee. The Section 409A amendments to our compensation arrangements were intended to prevent any such adverse tax result on our employees. See “—Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table—Employment Agreements.” Due to reduced capital availability, and its impact on our growth goals, no increases to annual base salaries of the executive officers were made during fiscal 2009.

     For 2010, our Board, based on the recommendation of the Compensation Committee, approved minor increases to annual base salaries of our executive officers other than Mr. Isaac as noted below. The Compensation Committee recommended these increases for each of these named executive officers based on recommendations by Messrs. Keel and Grady for the officers other than themselves. The annual base salaries of these executive officers were increased slightly in 2010 in order to recognize their efforts navigating the company through a turbulent 2009 for our company, the industry and the global economy, repositioning our company to continue our growth strategy and to remain competitive with salaries paid executive officers within our peer group within the oil and gas industry. An increase in base salary was necessary to assure the retention of our team of executive officers and to appropriately compensate them for their responsibilities and anticipated contributions during 2010. In February 2011, the Compensation Committee again considered the ECI surveys for all executive officers, and recommendations from Longnecker and Associates for Messrs. Keel and Grady, and the contribution of each in 2010, in granting salary increases for 2011 in the amounts noted below for certain executive officers. Mr. Isaac did not receive an increase in salary for the 2010 year due to the fact that we set his 2010 salary at a level that was competitive with market trends when he joined us during the middle of the 2010 year and his salary was still in line with those market levels for the 2011 year.

Name	2009	2010	2011
Allan D. Keel	$370,000	$379,250	$450,000
E. Joseph Grady	$340,000	$348,500	$365,000
Jay S. Mengle	$220,000	$230,000	$230,000
Thomas H. Atkins	$200,000	$207,500	$220,000
A. Carl Isaac	N/A	$230,000	$230,000
     Performance-Based Cash Incentive Compensation
     Our named executive officers are eligible to participate in an annual, performance-based cash incentive compensation plan that is designed to reward all employees on the basis of our company attaining pre-determined performance measures. As a result of anticipated low commodity prices during the 2009 year and the corresponding negative impact on revenues, a reduced capital expenditure budget, and the resulting impact on the ability to formulate meaningful performance goals for the plan for 2009, upon the recommendation of the Compensation Committee, our Board suspended the performance-based cash incentive compensation plan for the executive officers and all other company employees for the fiscal year ended December 31, 2009. However, due to improved financial flexibility and improving general market conditions in early 2010, the Compensation Committee approved the reinstatement of the Performance Based Cash Incentive Plan for the 2010 fiscal year and each of our named executive officers participated in this plan during the year. Following the temporary suspension of the bonus plan in 2009, the Compensation Committee determined that our philosophy with respect to the Performance Based Cash Incentive Plan should be modified in 2010 in order to provide the Compensation Committee with more flexibility to adjust the final awards for all employees, including our named executive officers, to better recognize their general contributions to the company’s success, individual strengths and individual efforts that each individual officer may have exerted on our behalf during the fiscal year. Thus, for the 2010 year, the Compensation Committee determined that it was appropriate to exercise discretion with respect to the bonus award amounts that could potentially be earned pursuant to the Performance Based Compensation Plan if the Compensation Committee determined that all facts and circumstances did not warrant a payment of the full calculated bonus amount. This discretion could be exercised at the sole discretion of the Compensation Committee, and could be based on the individual’s achievement or non-achievement, as applicable, of individual goals that the Compensation Committee felt were essential to any individual’s role or duties with our company. The Compensation Committee did not have the authority to increase the bonus over the calculated amount under the Performance Based Compensation Plan for such individual performance goals, however, in certain cases, additional discretionary amounts were awarded in recognition of specific contributions unrelated to the targets set for the Performance Based Compensation Plan.
     Amounts potentially earned under the Performance Based Cash Incentive Plan are set at certain percentages of the participant’s base salary. Percentages set for the 2010 year are detailed in the footnotes to the “Grants of Plan-Based Awards” for Fiscal Year Ended December 31, 2010” below.
     Generally speaking, the Compensation Committee annually approves the quantitative performance goals that will make up the Performance Based Cash Incentive Plan award for five separate categories under the plan, usually within the first two months of the plan year. The categories are reviewed annually by the Compensation Committee with input from our executive officers and adjusted, as needed, in order to reflect our current structure and operations. Typically, and including the 2010 year, the categories consist of the following:
•	Oil and Gas Production Levels (“Production”). The Production goal is based on targeted performance levels for the fiscal year.

•	Earnings Before Interest, Taxes, Depreciation, Amortization and Exploration Expenses (“EBITDAX”). EBITDAX is a non-GAAP measure we use as an approximation of cash flow from operations before tax. Our definition of EBITDAX may differ from that of other companies and excludes Exploration (“Geological & Geophysical”) expenses, Exploration Dry Hole Costs (“DHC”) and other non-cash charges normally considered expenses by oil and gas companies utilizing successful efforts method of accounting.

•	Replacement of Oil and Natural Gas Reserves Depleted by Production (“Reserve Replacement”). Reserve Replacement is a measure of our ability to replace oil and gas reserves over and above equivalent reserves depleted by oil and gas production during the fiscal year.

•	Finding and Development Costs (“F&DC”). F&DC measures the cost to locate prospects, acquire production rights, drill and complete wells and install or construct production equipment and facilities per equivalent unit of proved reserves added ($/Mcfe) during the fiscal year, inclusive of revisions of prior year reserve estimates.

•	Cash Return on Invested Capital (“ROIC”). ROIC is a measure of cash earnings before taxes (but excludes certain cash and non-cash expenses, including a specified portion of Geological and Geophysical expenses, depletion, depreciation and amortization expenses, DHC, Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718, “Compensation — Stock Compensation” (“FASB ASC Topic 718”) expenses, gains/losses from mark to market accounting on derivatives and gains/losses from asset impairment), divided by average invested capital reflected in stockholders’ equity for the year (consisting of the par value of our capital stock plus additional paid-in capital and retained earnings).
     Each performance category was selected based on the Compensation Committee’s belief that it most accurately measures our corporate performance in relation to comparable oil and gas companies within our peer group.
     Each year, the Compensation Committee establishes the “minimum,” “target” and “maximum” performance levels for each of the five performance categories and their appropriate weighting. For each executive officer, the Compensation Committee determines the appropriate percentage allocation to be assigned for each category. In most cases, when determining an executive officer’s bonus, the Compensation Committee gives equal weight to each category except when a particular performance category bears a more direct relationship to the executive officer’s areas of responsibility, in which case a particular performance category may be more heavily weighted. For the 2010 year, the weighting of each of our named executive officers for each of the categories above is as follows:

Category	Mr. Keel	Mr. Grady	Mr. Isaac	Mr. Mengle	Mr. Atkins
Production	20%	20%	20%	20%	20%
EBITDAX	20%	20%	20%	20%	20%
Reserve Replacement	20%	20%	20%	20%	20%
F&DC	20%	20%	20%	20%	20%
ROIC	20%	20%	20%	20%	20%
     Should our financial and operating results meet or exceed either the pre-determined “minimum,” “target” and “maximum” values assigned a particular performance category (with linear interpolations between each level), then each executive officer is paid an annual bonus that is a percentage of their annual salary. The Compensation Committee retains the right to make what it determines to be appropriate adjustments to actual performance results for the year, to the extent it believes that adjustments are warranted. For example, in determining the actual level of EBITDAX and ROIC for a particular year, it may exclude the effects of certain non-cash income/expense items such as the mark to market benefit/charge to our results of operations required by FASB ASC Topic 815, “Derivatives and Hedging,” non-cash charges to our results of operations related to FASB ASC Topic 718 for stock options or the variance in EBITDAX and ROIC caused by the variance in realized oil and gas prices compared to those incorporated into the performance goals (since prices are largely not within management’s control).
     The percentage of annual salary potentially paid to an executive officer under this performance-based bonus award is dependent upon the extent to which pre-determined performance goals are met. Payment of annual cash incentive bonuses to our executive officers is not guaranteed and is dependant upon our actual performance during the fiscal year, including meeting at least the “minimum” performance targets.
     Bonuses under the Performance Based Cash Incentive Plan are typically paid out in cash during the first quarter of the year following the fiscal year in which they are earned. The 2010 Performance Based Cash Incentive Plan awards were paid in late February 2011.
     Typically, after giving consideration to past company performance and peer performance, the Compensation Committee set these performance levels so that the attainment of the targets is not assured and requires significant effort by our executives. We believe that the disclosure of performance targets would result in competitive harm to us and are therefore omitted since we are engaged in a highly competitive business, we may pursue opportunities in areas without first publicly disclosing our intention to do so and disclosure of these targets might enable our competitors to determine our strategic areas of interest and priorities throughout the year. We also believe that disclosure of our performance targets would undermine our on-going efforts to retain officers and other employees in a competitive employment atmosphere. Our business is highly dependent on attracting and keeping qualified, skilled employees. We believe that public disclosure of the performance targets used to determine the named executive incentive compensation would materially increase the ability of competitors to track current year bonus potential and tailor compensation packages designed to persuade officers and other employees to leave our company. In addition, it would give our competitors an unfair informational advantage with respect to competing for prospective employees.
     At this time the Compensation Committee has not yet set performance goals and levels and assigned their respective weightings for fiscal year 2011, but we do anticipate that the Performance Based Cash Incentive Plan will be utilized during 2011 for all of our employees, including the named executive officers, and that performance goals or metrics will be similar to those used for the 2010 year.
     Discretionary Cash Incentive Compensation
     As one way of accomplishing our executive compensation program objectives, the Compensation Committee has the ability to award discretionary cash bonuses to our executive officers for their contribution to our financial and operational success. These amounts are in addition to amounts awarded under our annual performance-based cash incentive compensation plan, if any, and are typically awarded in cases where awards under our performance incentive plans are not commensurate with the performance and contribution of any individual executive.
     In March 2010, the Compensation Committee awarded discretionary cash bonuses of $259,000 to Mr. Keel, $238,000 to Mr. Grady, $85,000 to Mr. Mengle, and $70,000 to Mr. Atkins. As these awards were related to service during the 2009 year, Mr. Isaac did not receive a bonus at this time. As no bonuses were awarded for 2009 under the Performance Based Cash Incentive Plan, the discretionary cash bonuses were awarded to reflect the respective contributions of each officer to our company meeting the strategic and operational goals for 2009 rather than 2010 performance. For 2010 performance, the Compensation Committee met in January 2011 and approved discretionary bonuses of $16,000 to Mr. Mengle, $20,000 to Mr. Atkins and $58,000 to Mr. Isaac. The significant decrease in discretionary awards for the 2010 year compared to those awarded for the 2009 year, where applicable, reflect the Compensation Committee’s decision to utilize the Performance Based Cash Incentive Plan again for the 2010 year and the achievement by the company of our performance targets that provided bonuses under that plan for the year. The discretionary awards granted to Messrs. Mengle, Atkins and Isaac for the 2010 year were in addition to their Performance Based Cash Incentive Plan award and were related to their contribution to the company’s success at validating certain of its resource plays, implementing practices to lower drilling costs, and developing plans for further reserve and production growth by attracting joint venture partners for certain drilling projects to de-risk those projects.

     Long-Term Equity-Based Incentive Compensation
     We grant equity awards to give our executive officers a longer-term stake in our company. The equity awards act as a long-term retention tool and align employee and stockholder interests by increasing compensation as stockholder value increases. In addition, the Compensation Committee occasionally grants equity awards in recognition of outstanding service to our company. To achieve these objectives, the Compensation Committee has generally relied on the issuance of restricted stock and stock options.
     General
     We believe that stock options reduce immediate stockholder dilution, conserve shares available under our stock plans, align employees’ compensation goals with the creation of stockholder value and encourage our executive officers to take necessary and appropriate steps to increase our stock price. We believe that restricted stock encourages our executive officers to adopt a view towards long-term value while providing a retention incentive even in the event of a decline in the stock price. Our Board believes that the combination of stock options and restricted stock awards are an effective incentive for executive officers, managers and other key employees to create value for us and our stockholders since the value of restricted stock and options bear a direct relationship to appreciation in our stock price. In addition, by using stock-based compensation, we can focus much needed cash flow, which would otherwise be paid out as bonus compensation, on the daily operations of our business.
     No stock options were granted to our executive officers in fiscal 2007, 2008, 2009 or 2010. We chose to provide equity compensation in the form of restricted stock during those periods rather than stock options because restricted stock awards better incentivize our executive officers to build long-term value for our stockholders and provide a greater retention incentive in the current economic environment and at this stage of our development. In line with our goal of providing the potential to create long-term value for our employees (and all shareholders) in an unfavorable market, the Compensation Committee determined that the outstanding underwater stock options held by certain employees, including our named executive officers, were not providing the value to our employees for which they were intended, and so certain stock options that were granted prior to 2007 became eligible for an exchange program that we initiated and completed in 2011.
     As part of our compensation review process, we make changes from time to time to our long-term equity-based incentive compensation. We make changes to improve the retention incentives for our executive officers and to provide better incentives for the creation of long-term value for our stockholders.
     LTIP
     Our Compensation Committee and Board also approved in 2008 a performance-based long-term incentive plan (the “LTIP”) designed to reward employees with equity based compensation on the basis of our company attaining pre-determined performance measures, similar to our performance-based cash incentive compensation plan. All grants made under the LTIP are performance based, are calculated as a percentage of base salary earned during the plan year and are to be made in the form of restricted stock and stock option grants under, and within the limits of, the 2005 Stock Incentive Plan. All restricted stock awards and stock options granted pursuant to this plan vest over four years at a rate of 25% each year.
     In 2008 we amended the 2005 Stock Incentive Plan to increase the maximum aggregate number of shares of Common Stock which may be issued upon exercise of all awards under that plan by one million shares, and among other things, to accommodate LTIP awards, to make other changes to conform the 2005 Stock Incentive Plan’s provisions to the final regulations under Section 409A of the Code and for certain other conforming and clarifying changes. In connection with this Annual Meeting, we have also requested that the maximum aggregate number of shares of our Common Stock available for issuance under the 2005 Stock Incentive Plan be increased by two million shares and that the annual limit for granting awards to any one participant be increased; Proposals No. 2 and 3 below detail these proposed amendments to the 2005 Stock Incentive Plan.
     The pre-determined performance measures are the same as the measures under the performance-based cash incentive compensation plan and consistent with our existing criteria for performance awards under our 2005 Stock Incentive Plan: (1) Production; (2) EBITDAX; (3) Reserve Replacement; (4) F&DC; and (5) ROIC.

     The Compensation Committee sets these performance levels so that the attainment of the targets is not assured and requires significant effort by our executives. For fiscal 2009 and 2010, equity grants under the LTIP were suspended at the recommendation of the Compensation Committee, and therefore, there were no regular LTIP distributions to either the executive officers or any other company employee in 2010. The 2010 LTIP was again suspended at the beginning of the 2010 year partially as a safeguard for security law purposes, as the number of shares that could be issued under our 2005 Stock Incentive Plan were very low, and we did not want to risk noncompliance with any securities law requirements for that plan. The Compensation Committee granted certain one-time discretionary grants of restricted stock awards during the 2010 year under the 2005 Stock Incentive Plan to Messrs. Keel, Grady and Mengle, and certain other key employees following the Compensation Committee’s analysis and confirmation that such grants would not jeopardize our 2005 Stock Incentive Plan. These grants were in recognition of the efforts of those individuals during late 2009 and 2010 in improving the financial flexibility of the company during a turbulent period and in positioning the company to commence an active 2010 drilling program.
     Mr. Isaac received grants of restricted Common Sock and options to purchase Common Stock in connection with the execution of his employment agreement with us on May 10, 2010. These equity-based compensation awards were granted pursuant to our 2005 Stock Incentive Plan.
Overriding Royalty Interest Plan Compensation
     We compensated certain employees through our Overriding Royalty Interest Plan (the “ORRI Plan”), which was designed to reward the efforts of employees who were successful in exploring for oil and natural gas on our behalf. The program was available only to those employees that were directly involved in oil and natural gas exploration efforts, including Mr. Atkins, our Senior Vice President—Exploration, who was the only named executive officer entitled to benefits under this plan. To be able to participate in the plan, a potential candidate must be recommended for participation by our president and approved by the Compensation Committee. Under the ORRI Plan, the participants shared a portion of the gross revenue interest attributable to the original working interest held by us in certain of the oil and natural gas producing properties generated by the exploration program. Pursuant to the ORRI Plan, we paid Mr. Atkins $43,045 in 2008, $2,897 in 2009 and $15,719 in 2010 (with $3,704 of the $15,719 attributable to amounts paid by third party operators to Mr. Atkins for production from properties subject to ORRI Plan).
     The ORRI Plan was terminated by our Board effective February 3, 2010 as to all oil and gas leases acquired subsequent to that date except with regard to the previous overriding royalty interest awards made to Mr. Atkins covering the Haynesville unconventional resource play. The ORRI Plan was terminated because the focus of our exploration efforts shifted to unconventional resource plays that were not qualified projects under the provisions of the ORRI Plan.
Severance Benefits
     Each of the employment agreements to which our executive officers are subject provide for severance and change of control payments upon a termination or change of control. Payments that are payable upon a termination or change of control are included in the respective employment agreement between the executive officer and our company. We believe that the executive officers should be provided an incentive to consummate a change of control that would generate attractive returns for our stockholders. Without such an incentive, the executive officers may not diligently pursue such opportunities. In addition, severance provisions were included as a means of attracting and retaining executives and to provide replacement income if their employment is terminated because of a termination, except in certain circumstances. Each employment agreement contains similar but not identical provisions regarding payments upon termination or change of control and relevant provisions of those agreements are provided in the section titled “Executive Compensation—Potential Payments upon Termination or Change of Control.”
Other Benefits
     In addition to base salaries, incentive compensation, equity awards, overriding royalty interest plan compensation and severance benefits, we provide other forms of compensation that are periodically reviewed by the Compensation Committee. Except as otherwise indicated, these benefits are available to all employees, including our named executive officers, and are offered for the purpose of providing competitive compensation and benefits to attract new employees and secure the continued employment of current employees.
•	401(k) Plan. We have a defined contribution 401(k) Plan that is designed to assist our executive officers and employees in providing for their retirement. Effective June 1, 2008, upon the recommendation of the Compensation Committee, our Board approved an amendment to our 401(k) Plan to provide for 100% matching of each participant’s deferral contributions up to 6% of the participant’s compensation. Effective January 1, 2009, we began matching 100% of each participant’s deferral contributions up to 6% of the participant’s compensation, and we made an aggregate contribution of $53,713 to the accounts of our named executive officers during 2010.

•	Health and Welfare Benefits. As with all of our employees generally, our executive officers are eligible to participate in medical, dental, vision, life insurance and accidental death and disability to meet their health and welfare needs. These benefits are provided so as to assure that we are able to maintain a competitive position in terms of attracting and retaining officers and other employees. This is a fixed component of compensation and the benefits are provided on a non-discriminatory basis to all of our employees.

•	Perquisites and Other Personal Benefits. We believe that the total mix of compensation and benefits provided to our executive officers is competitive and perquisites should generally not play a large role in our executive officers’ total compensation. As a result, the perquisites and other personal benefits we provide to our executive officers are limited and typically do not exceed $10,000 per person in any fiscal year.
Other Matters
     Tax and Accounting Treatment of Executive Compensation Decisions
     We consider the anticipated tax treatment of our executive compensation program when setting levels and types of compensation. Section 162(m) of the Code generally disallows a tax deduction to public companies for compensation in excess of $1.0 million per person paid in any year to a company’s chief executive officer or any of its three other most highly compensated executive officers (other than the chief financial officer and the chief executive officer), with certain “performance-based compensation” being specifically exempt from this deduction limit. During fiscal year 2010, none of our employees subject to this limit received Section 162(m) compensation in excess of $1.0 million. Consequently, the requirements of Section 162(m) did not affect the tax deductions available to us in connection with our senior executive compensation program for fiscal year 2010.
     We account for stock-based awards based on their grant date fair value, as determined under FASB ASC Topic 718. In connection with its approval of stock-based awards, the Compensation Committee is cognizant of and sensitive to the impact of such awards on stockholder dilution. The Compensation Committee also endeavors to avoid stock-based awards made subject to a market condition, which may result in an expense that must be marked to market on a quarterly basis. The accounting treatment for stock-based awards does not otherwise impact the Compensation Committee’s compensation decisions.
     Stock Ownership Guidelines and Hedging Prohibition
     We do not currently have ownership requirements or a stock retention policy for our named executive officers. We do not have a policy that restricts our executive officers from limiting their economic exposure to our stock. We will continue to periodically review best practices and re-evaluate our position with respect to stock ownership guidelines and hedging prohibitions.
     Risk Considerations in our Overall Compensation Program
     We believe that our compensation program is structured in such a way as to discourage excessive risk-taking. In making this determination, we considered various aspects of our compensation program, including the mix of fixed and performance-based compensation for management and other key employees. The company’s performance-based compensation awards are designed to reward both short- and long-term performance. By linking a portion of total compensation to our long-term performance, we mitigate any short-term risk that could be detrimental to our long-term best interests and the creation of shareholder value. Our equity-based performance awards are subject to multi-year vesting periods and derive their value from our total performance, which we believe further encourages decision-making that is in the long-term best interests of us and our shareholders. We believe that in the aggregate, our compensation program discourages any risk-taking that could be detrimental to the long-term interests of our company, our performance, or our stock price. In conclusion, we believe that our compensation policies and practices for all employees, including executive officers, do not create risks that are reasonably likely to have a material adverse effect on the company.

COMPENSATION COMMITTEE REPORT
     The Compensation Committee of the Board of Directors of Crimson Exploration Inc. has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

THE COMPENSATION COMMITTEE,

B. James Ford
Lee B. Backsen

EXECUTIVE COMPENSATION
Summary Compensation Table
     The following table sets forth the aggregate compensation awarded to, earned by or paid to our named executive officers for services rendered in all capacities during the fiscal years ended December 31, 2008, 2009 and 2010.
Summary of Compensation Table for the Fiscal Years Ended December 31, 2008, 2009 and 2010

					Option	Non-Equity
				Stock	Awards	Incentive Plan	All Other
Name and		Salary	Bonus(1)	Awards(2)	(2)(3)	Compensation(4)	Compensation(6)	Total
Principal Position	Year	($)	($)	($)	($)	($)	($)	($)
Allan D. Keel	2010	377,708	—	146,308	—	335,000	45,273	904,289
Chief Executive	2009	370,000	259,000	296,302	—	—	50,742	976,044
Officer and President	2008	370,000	—	991,279	—	—	37,795	1,399,074
E. Joseph Grady	2010	347,083	—	134,300	—	308,000	54,373	843,756
Senior Vice President	2009	340,000	238,000	215,518	—	—	59,247	852,765
and Chief Financial Officer	2008	340,000	—	330,426	—	—	40,919	711,345
A. Carl Isaac (7)	2010	148,173	58,000	75,001	227,373	97,000	20,863	626,410
Senior Vice President— Operations
Jay S. Mengle	2010	230,000	16,000	173,800	—	133,000	36,148	588,948
Senior Vice President—	2009	220,000	85,000	114,785	—	—	44,335	464,120
Operations and Engineering	2008	220,000	—	165,213	—	—	29,523	414,737
Thomas H. Atkins	2010	206,250	20,000	—	—	151,719 (5)	28,773	406,724
Senior Vice President—	2009	200,000	70,000	106,154	—	10,897 (5)	28,742	415,793
Exploration	2008	200,000	—	140,798	—	43,045 (5)	34,503	418,346

(1)	For a description of the amounts included in this column, see “Compensation Discussion and Analysis—Elements of Our Executive Compensation Program—Discretionary Cash Incentive Compensation.”

(2)	Represents the aggregate fair value of shares of Common Stock and options to purchase Common Stock awarded the Executive Officer on the respective award grant dates as computed in accordance with FASB ASC Topic 718 pursuant to amendments to Item 402 of Regulation S-K. See note 12 to our consolidated financial statements for the fiscal year ended December 31, 2010 included in our Annual Report on Form 10-K filed with the SEC on March 18, 2011 for a discussion of the assumptions used in determining the FASB ASC Topic 718 grant date fair value of these awards.

(3)	No stock option awards were awarded the executive officers in 2008, 2009 or 2010, other than the grant awarded to Mr. Isaac in the 2010 year in connection with the execution of his employment agreement.

(4)	For a description of the amounts included in this column, see “Compensation Discussion and Analysis—Elements of Our Executive Compensation Program—Performance-Based Cash Incentive Compensation.” Amounts shown here were paid in the 2011 year.

(5)	Pursuant to the ORRI Plan, we paid Mr. Atkins $43,045 in 2008, $2,897 in 2009 and $15,719 in 2010. The remainder of the amount in this column for the 2010 year reflects the amount of the Performance-Based Cash Incentive Compensation award granted to Mr. Atkins.

(6)	Amounts included in this column are attributable as follows:

		Matching 401(k) Contributions	Insurance Premiums	Total
		(a)($)	(b)($)	($)
Allan D. Keel	2010	16,500	28,773	45,273

E. Joseph Grady	2010	16,500	37,873	54,373

A. Carl Isaac	2010	6,900	13,963	20,863

Jay S. Mengle	2010	13,813	22,335	36,148

Thomas H. Atkins	2010	—	28,773	28,773

(a)	Mr. Atkins did not participate in the 401(k) plan for the 2010 year.

(b)	Represents premium payments made on behalf of the executive officers for medical, dental, vision, life insurance and accidental death and dismemberment coverage.

(7)	Mr. Isaac entered into his employment with us in May 2010, thus there is no historical compensation to report for him, and amounts reflected show only the amounts paid to him for his partial year of service.
Grants of Plan-Based Awards
     The following table provides information concerning each grant of an award made to our named executive officers under any plan, including awards, if any, that have been transferred during the fiscal year ended December 31, 2010.
Grant of Plan-Based Awards for Fiscal Year Ended December 31, 2010

			Estimated Possible Payouts Under Non-
			Equity Incentive Plan Awards(1)
						All Other		Grant Date
						Stock	Exercise	Fair Value of
						Awards:	Price of	Stock and
		Approval	Threshold	Target	Maximum	Number of	Option	Option
Name	Grant Date	Date	($) (2)	($)	($)	Shares (#)	Awards ($)	Awards ($)(3)
Allan D. Keel	5/18/2010	5/10/2010	189,000	321,000	453,000	46,300	—	146,308
E. Joseph Grady	5/18/2010	5/10/2010	174,000	295,000	416,000	42,500	—	134,300
A. Carl Isaac	5/10/2010	5/10/2010	59,000	104,000	148,000	22,659	2.27	302,324
Jay S. Mengle	—		92,000	161,000	230,000	55,000	—	173,800
Thomas H. Atkins	—		83,000	144,000	206,000	—	—	—

(1)	For the fiscal year ending December 31, 2010, the amounts included in the “threshold,” “target” and “maximum” columns represent, assuming the attainment of the appropriate targeted performance goals, 50%, 85% and 120%, respectively, of the annual base salaries for Messrs. Keel and Grady and 40%, 70% and 100%, respectively, of the annual base salaries for Messrs. Isaac, Mengle and Atkins, although the numbers were pro-rated for Mr. Isaac’s partial year of service. Amounts actually earned for the 2010 year and paid in the 2011 year were included in the “Non-Equity Incentive Compensation Plan” column of the Summary Compensation Table above.

(2)	Under the performance-based incentive compensation plan, this category is referred to as the “minimum” payout level, assuming a minimum percentage (typically, and with respect to the 2010 year, 90%) of the performance targets are met during the year.

(3)	While the Compensation Committee met and recommended the grants to Messrs. Keel and Grady on May 10, 2010, the Board did not officially approve the grants until May 18, 2010, when our Common Stock price was $3.16. The value of Mr. Isaac’s awards were determined with respect to a Common Stock price of $3.31 due to the fact that his awards were both granted and approved on May 10, 2010.
Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table
     The following is a discussion of material factors necessary to an understanding of the information disclosed in the Summary Compensation Table and the Grants of Plan-Based Awards Table.
     We entered into amended and restated employment agreements with our then-current executive officers during 2008. The compensation provisions of the employment agreements were designed with input from Longnecker & Associates and ECI and contain a compensation package designed to motivate and retain the executive officers.
     Between December 29 and 31, 2008, we entered into amended and restated employment agreements with each of our then-named executive officers. The employment agreement we entered into with Mr. Isaac is similar to the amended and restated employment agreements maintained with the remaining executive officers.

     The previous agreements were entered into to, among other things, modify provisions relating to the federal income tax treatment of certain arrangements in order to meet the December 31, 2008 deadline for compliance with Section 409A of the Code, reflect market-based changes in compensation approved in mid-2008 by the Compensation Committee and our Board and provide for new terms of the agreements, since the initial terms of the existing employment agreements expired. In addition, the amended and restated employment agreements were entered into to provide an incentive for consistent, longer-term performance and achievement of strategic objectives, to compensate our named executives for the value of their contributions, to provide total compensation that is flexible enough to respond to changing market conditions, to align compensation with performance, provide total compensation that will motivate and retain our executive officer, and support an internal culture of company loyalty and dedication to our interests.
     The agreements entered into with Messrs. Keel and Grady each provide for a term of three years and the agreements entered into with Messrs. Mengle, Atkins and Isaac each provide for a term of two years. Each agreement provides for automatic yearly extensions of the term, after the initial term, unless we or the officer elects not to extend the agreement. We are currently in the process of extending the terms of each of these agreements.
     Each agreement provides for a base salary (which is subject to increase at the discretion of our Board or a committee thereof) and participation in our Annual Cash Incentive Bonus Plan and LTIP. The initial base salaries of the executive officers for 2010 were as follows: Mr. Keel, $379,250; Mr. Grady, $348,500; Mr. Mengle, $230,000; Mr. Atkins, $207,500 and Mr. Isaac, $230,000.
     Under our Annual Cash Incentive Bonus Plan, the executives are eligible to receive cash bonuses contingent upon attainment of annual personal and corporate goals established by our Board or a committee thereof. The agreements entered into with Messrs. Keel and Grady provide that each executive is eligible to receive a bonus based upon “minimum,” “target” and “maximum” award levels of no less than 50%, 85% and 120%, respectively, of such executive’s base salary, and the agreements entered into with Messrs. Mengle, Atkins and Isaac provide that each executive is eligible to receive a bonus based upon “minimum,” “target” and “maximum” award levels of no less than 40%, 70% and 100%, respectively, of such executive’s base salary. No cash awards are paid under this plan if the corporate performance criteria for at least the “minimum” award level are not met.
     Under our LTIP, the executives are eligible to receive stock options and restricted stock awards contingent upon attainment of annual personal and corporate goals established by our Board or a committee thereof. Upon the recommendation of the Compensation Committee our Board suspended the LTIP for all employees, including executive officers, for 2009, 2010 and 2011.
     The employment agreements also contain provisions for payment of severance benefits upon termination of employment. A discussion of applicable severance benefits is provided below under “—Potential Payments upon Termination or Change of Control.”
     Stock Awards
     On May 18, 2010, upon recommendation of the Compensation Committee, the Board approved discretionary stock bonus awards of restricted Common Stock to Messrs. Keel, Grady, and Mengle and other key company employees. Mr. Keel received approval for 46,300 shares, Mr. Grady received approval for 42,500 shares, and Mr. Mengle received approval for 55,000 shares. In February 2011, the Compensation Committee also approved awards of restricted Common Stock of 85,000, 58,000, 24,667, 38,000 and 45,883 for Messrs. Keel, Grady, Isaac, Mengle and Atkins, respectively. The 2011 awards were granted, in part, for performance of the officers in the 2010 year and for retention and incentive purposes, and will be reflected in the Grants of Plan Based Awards table for 2011.
Salary and Cash Incentive Awards in Proportion to Total Compensation
     The following table sets forth the percentage of each named executive officer’s total compensation that we paid in the form of base salary and annual cash incentive awards.

		Percentage of Total Compensation Paid in
Name	Year	Base Salary and Annual Incentive Awards
Allan D. Keel	2010	78.81%
E. Joseph Grady	2010	77.64%
A Carl Isaac	2010	48.40%
Jay S. Mengle	2010	64.35%
Tommy H. Atkins	2010	92.93%

Outstanding Equity Awards at Fiscal Year-End
     The following table provides information concerning unexercised options, stock that has not vested, and equity incentive plan awards for our named executive officers as of December 31, 2010.
Outstanding Equity Awards as of December 31, 2010

	Option Awards(7)				Stock Awards
	Number of	Number of			Number of		Market Value
	Securities	Securities			Shares or		of Shares or
	Underlying	Underlying			Units of Stock		Units of Stock
	Unexercised	Unexercised	Option	Option	That Have Not		That Have Not
	Options (#)	Options (#)	Exercise Price	Expiration	Vested		Vested
Name	Exercisable(1)	Unexercisable	($)	Date	(#)(5)		($)(6)
Allan D. Keel	270,000	—	9.70	2/28/2015	11,000	(2)	46,860
	405,000	—	12.50	2/28/2015	202,500	(3)	862,650
					92,594	(4)	394,450
					46,300	(8)	197,238
E. Joseph Grady	90,000	—	9.70	2/28/2015	11,000	(2)	46,860
	135,000	—	12.50	2/28/2015	67,500	(3)	287,550
					67,349	(4)	286,907
					42,500	(8)	181,050
A. Carl Isaac		100,000	3.31	5/9/2020	22,659	(9)	96,527
Jay S. Mengle	45,000	—	11.60	4/1/2015	11,000	(2)	46,860
					33,750	(3)	143,775
					35,870	(4)	152,806
					55,000	(8)	234,300
Thomas H. Atkins	38,300	—	11.60	4/1/2015	11,000	(2)	46,860
					28,762	(3)	122,526
					33,173	(4)	141,317

(1)	The exercisable but unexercised options vested on the first, second, third and fourth anniversary dates of the date of grant. For Messrs. Keel and Grady the vesting dates were February 28th of 2006, 2007, 2008 and 2009 and April 1st of 2006, 2007, 2008 and 2009 for Messrs. Mengle and Atkins.

(2)	The restricted stock awards reflected in this row vest over a four year period in annual increments commencing August 1, 2008, according to the following schedule: 33% (year 1), 23% (year 2), 22% (year 3) and 22% (year 4).

(3)	The restricted stock awards reflected in this row vest over a five year period in annual increments commencing September 8, 2009, according to the following schedule: 12.5% (year 1), 12.5% (year 2), 12.5% (year 3), 12.5% (year 4) and 50.0% (year 5).

(4)	The restricted stock awards reflected in this row vest over a four year period in annual increments commencing February 26, 2010, according to the following schedule: 25% (year 1), 25% (year 2), 25% (year 3), and 25% (year 4).

(5)	Upon a change in control, all unvested equity awards held by our named executive officers will become vested and, in the case of options, exercisable. See “—Potential Payments upon Termination or Change of Control—Severance Payments.”

(6)	The market value of the unvested restricted stock was determined using the closing price of our Common Stock on December 31, 2010 of $4.26 per share

(7)	As noted within the “Compensation Discussion and Analysis,” certain stock options that are reported as outstanding in this table may have been exchanged during the stock option exchange we initiated in 2011.

(8)	The restricted stock awards vest over four years commencing May 18, 2010 according to the following schedule: 25% (year 1), 25% (year 2), 25% (year 3), and 25% (year 4).

(9)	The restricted stock awards vest over four years commencing May 10, 2010 according to the following schedule: 15% (year 1), 25% (year 2), 25% (year 3), and 35% (year 4).

Option Exercises and Stock Vested
     The following table provides information concerning each vesting of stock, including restricted stock, restricted stock units and similar instruments, during the fiscal year ended December 31, 2010 on an aggregated basis with respect to each of our named executive officers. During this time, no named executive officers exercised any stock option awards.
Option Exercises and Stock Vested During the Fiscal Year Ended December 31, 2010

	Stock Awards
	Number of Shares	Value Realized
Name	Acquired on Vesting (#)	on Vesting ($)
Allan D. Keel	30,865	106,793	(1)
	11,000	34,100	(2)
	33,750	89,437	(3)

Total	75,615	230,330

E. Joseph Grady	22,450	77,677	(1)
	11,000	34,100	(2)
	11,250	29,811	(3)

Total	44,700	141,588

Jay S. Mengle	11,957	41,371	(1)
	11,000	34,100	(2)
	5,625	14,905	(3)

Total	28,582	90,376

Thomas H. Atkins	11,058	38,261	(1)
	11,000	34,100	(2)
	4,794	12,704	(3)

Total	26,853	85,065

(1)	The restricted stock was issued in fiscal 2009 and vested on February 26, 2010. The value was determined using the closing price of our Common Stock of $3.46/share on the vesting date. Mr. Grady and Mr. Atkins elected to satisfy their individual federal tax withholding obligations with vested shares based on the $3.46 per share price. Accordingly, Mr. Grady had 5,327 shares withheld and Mr. Atkins had 3,096 shares withheld.

(2)	The restricted stock was issued in fiscal 2007 and vested on August 1, 2010. The value was determined using the closing price of our Common Stock of $3.10/share on the vesting date. Mr. Atkins had 2,360 shares withheld.

(3)	The restricted stock was issued in fiscal 2008 and vested on September 8, 2010. The value was determined using the closing price of our Common Stock of $2.65/share on the vesting date.
Potential Payments upon Termination or Change of Control
     Payments that would have been payable to executive officers having employment agreements with us upon a termination or change of control are included in the respective employment agreement between the executive officer and us. Each employment agreement contains similar but not identical provisions regarding payments upon termination or change of control and relevant provisions of those agreements are described above under the Summary Compensation Table, as well as below.
     Each of the employment agreements provides for severance and change of control payments in the event we terminate an officer’s employment without “Cause” or if the officer terminates for “Good Reason” or due to his death or disability. The employment agreements also provide for acceleration of vesting of equity awards if we terminate an officer without “Cause” or if an officer terminates for “Good Reason,” if such awards are not subject to performance-based vesting, or upon death or disability.
     “Cause” generally means (A) continued failure by the executive officer to perform substantially the executive’s duties and responsibilities (other than a failure resulting from permanent disability) that is materially injurious to our company and that remains uncorrected for 10 days after receipt of appropriate written notice from our Board; (B)

reliable evidence of engagement in willful, reckless or grossly negligent misconduct that is materially injurious to our company or any of its affiliates, monetarily or otherwise; (C) except as provided by (D), the indictment of the executive with a crime involving moral turpitude or a felony, provided that if the criminal charge is dismissed with prejudice or if executive is acquitted at trial or on appeal, the executive will be deemed to have been terminated without Cause; (D) the indictment of the executive with an act of criminal fraud, misappropriation or personal dishonesty, provided that if the criminal charge is subsequently dismissed with prejudice or the executive is acquitted at trial or on appeal then the executive will be deemed to have been terminated without Cause; or (E) a material breach by the executive of any provisions of the employment agreement that is materially injurious to our company and that remains uncorrected for 10 days following written notice of such breach by our company to the executive identifying the provision of the employment agreement that we determined has been breached.
     “Good Reason” generally means one or more of the following conditions arising not more than six months before the executive’s termination date without the executive’s consent: (A) a material breach by us of any provision of the employment agreement; (B) assignment by our Board or a duly authorized committee thereof to the executive of any duties that materially and adversely alter the nature or status of the executive’s position, job descriptions, duties, title or responsibilities from those of such executive officer’s prior position, or eligibility for our compensation plans; (C) requirement by us for the executive officer to relocate anywhere other than the greater Houston, Texas metropolitan area, except for required travel on company business to an extent substantially consistent with his obligations under their employment agreement; (D) a material reduction in the executive officer’s base salary in effect at the relevant time; or (E) exclusion of the executive officer from eligibility for our active bonus or benefits plan as described above. Notwithstanding anything in the executive’s employment agreement to the contrary, Good Reason will exist only if the executive provides notice to us of the existence of the condition otherwise constituting Good Reason within 90 days of the initial existence of the condition, and we fail to remedy the condition on or before the 30th day following its receipt of such notice.
     “Change of Control” means the occurrence of any one or more of the following events:
     (i) We are not the surviving entity in any merger, consolidation or other reorganization (or survives only as a subsidiary of any entity other than a previously wholly-owned subsidiary of ours), or in the case of a reverse merger in which our management and the executive officer do not assume control of the surviving entity;
     (ii) We sell or exchange in a single transaction or in a series of related transactions occurring in the 12-month period ending on the date of the most recent sale or exchange, assets having a gross fair market value equal to 40% or more of the total gross fair market value (determined without regard to any liabilities associated with such assets) of all of our assets immediately before such transfer or transfers, to any other person or entity (other than to (A) an entity controlled by us immediately after the transfer, (B) a stockholder of our company (immediately before the transfer) in exchange for or with respect to its stock, (C) a person or entity that directly or indirectly owns 50% or more of the total value or voting power of all of our outstanding stock immediately after the transfer, (D) an entity, 50% or more of the total value or voting power of which is directly or indirectly owned by us immediately after the transfer);
     (iii) Any person or entity, including a “group” as contemplated by Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), other than Oaktree Capital Management or its affiliates, or any other person, entity or group that is considered to own more than 50% of the outstanding shares of our voting stock (based upon voting power), acquires or gains ownership or control (including, without limitation, power to vote) of more than 50% of the outstanding shares of our voting stock (based upon voting power); or
     (iv) As a result of or in connection with a contested election of directors, a majority of members of our Board is replaced by directors whose election is not endorsed by a majority of members of our Board before the date of the election.
     Severance Payments
     Assuming termination or a change of control of our company on December 31, 2010, each named executive officer would have been entitled to the payments provided below. These numbers could not be determined with any certainty unless or until the applicable scenario below actually occurred, thus the amounts are solely estimates and the actual payout to each executive officer in the event of one of these scenarios below is subject to change.

	Termination		Termination
	by		by
	Employee		Employee	Termination	Termination
	Without		For Good	Without	upon Change	Death or
	Good	Termination	Reason	Cause	of Control	Permanent	Change of
Name	Reason	For Cause	(4,5,7)	(4,5,7)	(4,5,7)	Disability (6)	Control (8)
Allan D. Keel
• Severance Payments(1,3)	$—	$—	$1,908,368	$1,908,368	$1,908,368	$1,441,150	$—
• Health Insurance Continuation(9)	—	—	86,319	86,319	86,319	86,319	—
Unvested & Accelerated
• Restricted Stock Units	—	—	1,501,198	1,501,198	1,501,198	1,501,198	1,501,198
• Stock Options	—	—	—	—	—	—	—
E. Joseph Grady
• Severance Payments(1,3)	$—	$—	$1,753,635	$1,753,635	$1,753,635	$1,324,300	$—
• Health Insurance Continuation(9)	—	—	113,619	113,619	113,619	113,619	—
Unvested & Accelerated
• Restricted Stock Units	—	—	802,367	802,367	802,367	802,367	802,367
• Stock Options	—	—	—	—	—	—	—
A. Carl Isaac
• Severance Payments(2,3)	$—	$—	$460,000	$460,000	$460,000	$851,000	$—
• Health Insurance Continuation(9)	—	—	57,546	57,546	57,546	57,546	—
Unvested & Accelerated
• Restricted Stock Units	—	—	96,527	96,527	96,527	96,527	96,527
• Stock Options	—	—	95,000	95,000	95,000	95,000	95,000
Jay S. Mengle
• Severance Payments(2,3)	$—	$—	$650,000	$650,000	$650,000	$851,000	$—
• Health Insurance Continuation(9)	—	—	44,670	44,670	44,670	44,670	—
Unvested & Accelerated
• Restricted Stock Units	—	—	577,741	577,741	577,741	577,741	577,741
• Stock Options	—	—	—	—	—	—	—
Tommy H. Atkins
• Severance Payments(2,3)	$—	$—	$550,000	$550,000	$550,000	$767,500	$—
• Health Insurance Continuation(9)	—	—	57,546	57,546	57,546	57,546	—
Unvested & Accelerated
• Restricted Stock Units	—	—	310,703	310,703	310,703	310,703	310,703
• Stock Options	—	—	—	—	—	—	—

(1)	In the event the employment of Messrs. Keel and Grady is terminated by us without Cause or by them for Good Reason, and subject to their observance of certain non-compete and release of liability agreements, each will receive a severance payment consisting of (i) a cash amount equal to 2.99 times the sum of the current calendar year’s Base Salary and the prior year’s Annual Cash Incentive Bonus, (B) health insurance benefits for 36 months from the termination date at no charge to the executive, and (C) acceleration to 100% vested status for all stock, stock options and other equity awards to the extent such awards (other than stock options and stock appreciation rights) are not subject to performance-based vesting for purposes of qualifying as “performance-based compensation” for purposes of Section 162(m) of the Code. Had the employment of Messrs. Keel and Grady been terminated by us without Cause or by them for Good Reason in 2010, Mr. Keel would have been paid $1,908,367.50 and Mr. Grady would have been paid $1,753,635 plus the value of health insurance benefits for three years from the termination date, estimated at $28,773 per year for Mr. Keel and $37,873 per year for Mr. Grady.

(2)	In the event the employment of Messrs. Isaac, Mengle and Atkins is terminated by us without Cause or by them for Good Reason, and subject to their observance of certain non-compete and release of liability agreements, each will receive a severance payment consisting of (i) a cash amount equal to 2 times the sum of the current calendar year’s Base Salary and the prior year’s Annual Cash Incentive Bonus, (B) health insurance benefits for 24 months from the termination date at no charge to the executive, and (C) acceleration to 100% vested status for all stock, stock options and other equity awards to the extent such awards (other than stock options and stock appreciation rights) are not subject to performance-based vesting for purposes of qualifying as “performance-based compensation” for purposes of Section 162(m) of the Code. Had the employment of Messrs. Isaac, Mengle and Atkins been terminated by us without Cause or by them for Good Reason in 2010, Mr. Mengle would have been paid $630,000, Mr. Isaac would have been paid $770,000 and Mr. Atkins would have been paid $555,000 plus the value of health insurance benefits for two years from the termination date, estimated at $19,182 per year for Messrs. Isaac and Atkins and $14,890 per year for Mr. Mengle.

(3)	If no annual cash incentive bonus was paid for the year before the year in which such officer’s employment was terminated, if termination was by us without Cause or by the executive officer for Good Reason, Messrs. Keel and Grady are entitled to receive 2.99 times the amount of discretionary bonuses paid to such officer, and Messrs. Mengle, Isaac and Atkins are entitled to receive 2 times the amount of discretionary bonuses paid to such officer within the 12 month period preceding termination.

(4)	If not in connection with a Change of Control, we terminate the executive officer’s employment without Cause or the officer terminates his employment for Good Reason, the executive officer will receive half of the cash severance amount in a lump sum within 15 days of his termination date and half the number of months of health insurance benefit continuation. The executive officer will not be entitled to the remainder of the cash severance payment, and the remaining number of months of health insurance continuation, unless the executive officer gives notice to us within 30 days before conclusion of 50% of the Non-Compete Term that he agrees, for the remainder of the Non-Compete Term to comply with the non-compete and non-solicitation provisions of such officer’s respective employment agreement. In such event, the executive officer will receive the remainder of his cash severance payment and an extension of his health insurance benefits for 18 months for Messrs. Keel and Grady and 12 months for Messrs. Mengle, Isaac and Atkins payable in a lump sum within 15 days after the date of conclusion of 50% of the Non-Compete Term.

(5)	Under each executive officer’s stock option agreements and restricted stock awards under our 2005 Stock Incentive Plan, in the event of a Change of Control, termination by us without Cause or termination by the executive officer for Good Reason, each executive officer’s unvested options and unvested restricted stock will become fully vested and, in the case of restricted stock, will vest with respect to 100% of such shares, resulting in the vesting of 352,394 shares for Mr. Keel, 188,349 shares for Mr. Grady, 135,620 shares for Mr. Mengle, 22,659 shares for Mr. Isaac and 72,935 shares for Mr. Atkins. As of December 31, 2010, the aggregate value of the stock option shares held by the executive officers other than Mr. Isaac was zero as the closing price of our Common Stock on that date was less than the weighted average exercise price of the stock options; Mr. Isaac’s values were determined by multiplying the spread between his exercise price and the price of our Common Stock on December 31, 2010 ($0.95) by the 100,000 outstanding options he held as of December 31, 2010.

(6)	In the event of death or disability during 2010, each executive officer will be entitled to: (i) his pro rata Base Salary and pro rata Target Annual Cash Incentive Bonus through the date of termination for the year in which termination occurs, plus a lump sum amount equal to the greater of: (1) the remainder of the base salary that would have been earned by the executive officer under the executive’s employment agreement between the date of his death or permanent disability and the expiration of the then current term of the employment agreement, or (2) 12 months of base salary plus the executive’s Target Annual Cash Incentive Bonus for the year of termination; and (ii) full acceleration of vesting for all stock, stock option and other equity awards. See footnote #5 above for a description of the number and value of outstanding equity-based awards.

(7)	If the severance payment is made as a result of termination by us without Cause or by the Employee for Good Reason within 12 months after a Change of Control, we will pay the entire cash severance amount in a lump sum on the executive officer’s date of termination.

(8)	Upon a change in control, each executive officer’s unvested options and unvested restricted stock will become fully vested and, in the case of restricted stock, will vest with respect to 100% of such shares, resulting in the vesting of 352,394 shares for Mr. Keel, 188,349 shares for Mr. Grady, 135,620 shares for Mr. Mengle, 22,659 shares for Mr. Isaac and 72,935 shares for Mr. Atkins. As of December 31, 2010, the aggregate value of the stock option shares held by the executive officers other than Mr. Isaac was zero as the closing price of our Common Stock on that date was less than the weighted average exercise price of the stock options; Mr. Isaac’s values were determined by multiplying the spread between his exercise price and the price of our Common Stock on December 31, 2010 ($0.95) by the 100,000 outstanding options he held as of December 31, 2010. For all the shares of restricted stock granted on or before December 31, 2010, acceleration of vesting will occur upon a “Change in Control” as defined in our 2005 Stock Incentive Plan, rather than a Change of Control as defined in the applicable employment agreement. Under the 2005 Stock Incentive Plan, “Change in Control” means (a) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of our properties or assets to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than Oaktree Holdings or its affiliates; (b) the adoption of a plan relating to our liquidation or dissolution; (c) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” or “group” (as such terms are used in Section 13(d) of the Exchange Act) other than Oaktree Holdings or its affiliates, becomes the beneficial owner directly or indirectly of more than 50% of the voting power of our company; or (d) incumbent directors cease for any reason to constitute at least a majority of our Board, excluding certain reincorporation or holding company transactions or a public offering resulting in our company being listed or approved for listing on a national securities exchange.

(9)	If the employment of Messrs. Keel and Grady is terminated by reason of death or permanent disability, the executive officer’s family members that are covered by our group health plan may be reimbursed for group health plan continuation coverage under the Consolidated Omnibus Budget Reconciliation Act (“COBRA”) for up to 36 months, provided a member of the executive officer’s family provides timely notice to the health plan administrator of the executive officer’s death or permanent disability. If the employment of Messrs. Mengle, Isaac or Atkins employment is terminated by reason of death or permanent disability, the executive officer’s family members that are covered by our group health plan may be reimbursed for group health plan continuation coverage under COBRA for up to 24 months, provided a member of the executive officer’s family provides timely notice to the health plan administrator of the executive officer’s death or permanent disability.
     Non-Compete and Non-Solicitation Provisions
     The agreements generally require that each executive officer not engage in competition with us in any geographic area in which we own a material amount of oil, gas or other mineral properties, during the period commencing upon execution until the date ending: (A) on the date of termination if terminated by us for Cause, or (B) in all other cases of termination, at the end of a period of consecutive months following the date of termination equivalent to 50% of the number of months for which the executive officer is entitled to receive severance benefits assuming (if applicable) the executive officer will give the required notice as described in the employment agreement. Each executive officer is also subject to non-solicitation provisions during the term of the non-compete provisions prohibiting the executive officer from inducing or soliciting any other executive or officer of ours to terminate their employment with us.
     Gross Up Payments
     Pursuant to the respective employment agreements, if it is determined that any payment, award, benefit or distribution (or an acceleration of any payment, award, benefit or distribution) to an executive officer by us or by another entity in the event of a Change of Control is subject to the imposition of an excise tax imposed by Section 4999 of the Code, or any interest or penalties are incurred by the executive officer with respect to such excise tax, we will pay the executive officer an additional payment in an amount equal to that required to result in the executive officer receiving, after application of the excise tax, a net amount that would have been received by the executive officer had the excise tax not applied.

EQUITY COMPENSATION PLAN INFORMATION
     The following table sets forth certain information regarding our equity compensation plans as of December 31, 2010.

Number of securities
remaining available for
future issuance under
	Number of securities to	Weighted-average	equity compensation
	be issued upon exercise	exercise price of	plans (excluding
	of outstanding options,	outstanding options,	securities reflected in
	warrants and rights	warrants and rights	Column (A))
Plan Category	(A)	(B)	(C)
Equity compensation plans approved by security holders	1,731,543	$8.87	406,360

Total	1,731,543	$8.87	406,360

     Our equity compensation plan with outstanding options that has been approved by our stockholders to date is our Amended and Restated 2005 Stock Incentive Plan (“2005 Plan”).
     As of December 31, 2010, we had outstanding options and awards for 1,731,543 shares of Common Stock at a weighted-average exercise price of $8.87 per share under our 2005 Plan. As of December 31, 2010, the aggregate number of shares of our Common Stock that may be issued and outstanding pursuant to the exercise of awards under our 2005 Plan may not exceed 3,852,500 shares.
     Awards covering a total of 406,360 shares of Common Stock were currently available to be issued under our 2005 Plan as of December 31, 2010. During the first quarter 2011, we issued restricted stock awards for 366,633 shares of Common Stock to employees and 10,493 shares issued under the 2005 Plan were forfeited as a result of employees leaving our employment prior to full vesting of the shares. Pursuant to the provisions of the 2005 Plan the forfeited shares were available for issuance under the 2005 Plan. As a result, we have 67,759 shares available to be awarded pursuant to the 2005 Plan as of March 28, 2011.

DIRECTOR COMPENSATION
General
     Each year, the Compensation Committee reviews the total compensation paid to our non-employee directors. The purpose of the review is to ensure that the level of compensation is appropriate to attract and retain a diverse group of directors with the breadth of experience necessary to perform our Board’s duties and to fairly compensate directors for their service. The review includes the consideration of qualitative and comparative factors. To ensure directors are compensated relative to the scope of their responsibilities, the Compensation Committee considers: (1) the time and effort involved in preparing for Board, committee and management meetings and the additional duties assumed by committee chairs; (2) the level of continuing education required to remain informed of broad corporate governance trends and material developments and strategic initiatives within our company; and (3) the risks associated with fulfilling their fiduciary duties.
     The following table sets forth a summary of the compensation we paid to our non-employee directors during the fiscal year ended December 31, 2010. Directors who are our full-time employees receive no compensation for serving as directors.
Director Compensation for the Year Ended December 31, 2010

	Fees Earned or	Stock Awards ($)
Name	Paid in Cash ($)	(1)	Total ($)
B. James Ford	$32,500	—	$32,500
Lon McCain	$41,625	$50,000	$91,625
(Chairman of Audit Committee)
Lee B. Backsen	$36,500	$50,000	$86,500
(Chairman of Compensation Committee)
Adam C. Pierce	$34,500	—	$34,500
Cassidy J. Traub	$17,000	—	$17,000
Ni Zhaoxing (2)	—	—	—

(1)	As of December 31, 2010, Messrs. McCain and Backsen each held 15,823 outstanding shares of restricted stock awards that will vest on May 18, 2011. None of the directors held outstanding stock option awards as of December 31, 2010.

(2)	Mr. Ni was appointed to the Board on December 22, 2010.
Retainer/Fees and Equity Compensation
     Upon the recommendation of the Compensation Committee, on November 21, 2008 our Board approved an amended compensation plan for non-employee directors (the “Plan”) that provides for a $30,000 annual retainer, with a $2,000 meeting attendance fee ($1,000 if by telephone) for each full board, Audit and Compensation Committee meeting. The chairmen of the Audit and Compensation Committees are entitled to receive an annual retainer of $13,500 and $6,000, respectively.
     Under the Plan, each non-employee director receives $50,000 of restricted Common Stock for his first year of service subject to a three-year vesting schedule. Upon re-election, each non-employee director receives $50,000 in restricted Common Stock, subject to a one-year vesting requirement. The number of shares to be awarded is determined based on the fair market value of our Common Stock as of the close of trading on the date of grant. Messrs. Ford, Pierce and Traub, as employees of Oaktree Capital Management, have elected not to receive stock awards.
     In addition, the Plan provides for reimbursement of expenses for all directors in the performance of their duties, including reasonable travel expenses incurred attending meetings.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
     Messrs. Ford and Backsen served on the Compensation Committee during fiscal year 2010. None of the directors who served on the Compensation Committee during fiscal year 2010 has ever served as one of our officers or employees. During fiscal year 2010, none of our executive officers served as a director or member of the Compensation Committee (or other committee performing similar functions) of any other entity of which an executive officer served on our Board or the Compensation Committee.
TRANSACTIONS WITH RELATED PERSONS
Policies and Procedures
     We have not formally adopted policies or procedures for approval of related person transactions. Our Board annually reviews related person transactions with respect to directors as part of their annual assessment of director independence. Other related person transactions are disclosed to our Board or a Board committee and are addressed on a case-by-case basis. In general, transactions with our directors, executive officers, principal stockholders or affiliates must be at terms that are no less than favorable to us than those available from third parties and must be approved in advance by a majority of disinterested members of our Board. Under our Code of Business Conduct and Ethics, situations that present a potential conflict between personal interests and the interests of our company are to be avoided and prompt disclosure in writing to our Senior Vice President and Chief Financial Officer of any fact or circumstance that may involve an actual or potential conflict of interest as well as any information necessary to determine the existence or likely development of conflicts of interest is required.
Transactions
     Since January 1, 2010, we have participated in (or proposed to participate in) the following transactions with related persons:
     On December 22, 2010, our Board appointed Mr. Ni Zhaoxing as a director in connection with a private placement transaction with America Capital Energy Corporation, a New York Corporation (“ACEC”), a private company indirectly controlled by Mr. Ni., in which we sold to ACEC 4,250,000 shares of our Common Stock for cash consideration of $21,250,000 and an option by which ACEC had the right to acquire an additional 1,750,000 shares of a newly created series of preferred stock convertible into an equal number of shares of Common Stock and providing ACEC with the right to designate a member of our Board. The option to purchase the preferred shares was exercised by ACEC in December 2010 and Mr. Ni was appointed to the Board. Subsequent to the appointment of the Mr. Ni to the Board the preferred shares automatically converted to shares of Common Stock, giving ACEC an approximate 13.4% ownership in the outstanding Common Stock of the company.
     On December 27, 2010, we borrowed $175 million pursuant to a new second lien credit agreement to, among other things, pay in full all of our outstanding indebtedness under our existing second-lien term loan and to pay off a $2.0 million subordinated promissory note. Affiliates of Oaktree Capital Management, our principal stockholder, and holders of a portion of our existing second-lien term loan and the subordinated promissory note, were repaid with the proceeds from the new second-lien term loan. Affiliates of Oaktree Capital Management also participated in the new second-lien term loan.

PROPOSAL 1:
ELECTION OF DIRECTORS
General
     Our Board consists of seven directors. Directors are elected annually and hold office until the next annual meeting or until their successors are duly elected and qualified.
     Based on recommendations from the Nominating and Governance Committee, our Board has nominated each of the directors listed below for re-election as directors to serve until the 2012 Annual Meeting of Stockholders and until their successors have been elected and qualified, or until their earlier resignation or removal. We did not pay any third-party fees to assist in the process of identifying or evaluating candidates nor did we receive any stockholder nominations for director. Each nominee is currently a director and was previously elected to our Board by the stockholders in 2009 with the exception of Mr. Ni (as described in more detail below). Each nominee has consented to being named as a nominee in this proxy statement and has indicated a willingness to serve if elected.
     Stockholders may not cumulate their votes in the election of our directors. We have no reason to believe that the nominees will be unable or unwilling to serve if elected. However, if a nominee should become unable or unwilling to serve for any reason, proxies may be voted for another person nominated as a substitute by our Board, or our Board may reduce its size.
Information About Director Nominees
     The following table sets forth the names and ages, as of April 15, 2011, of our current directors, each of whom is a director nominee for re-election at the Annual Meeting. Mr. Ni Zhaoxing was appointed to the Board pursuant to ACEC’s exercise of its right to appoint a member of the Board under the terms of the newly created series of preferred stock purchased by ACEC as part of a private placement transaction between Crimson and ACEC in December 2010. There are no family relationships between any of our directors and executive officers. In addition, there are no other arrangements or understandings between any of our directors and any other person pursuant to which any person was selected as a director.

Name	Age	Position	Year First Elected Director
Allan D. Keel	51	President, Chief Executive Officer and Director	2005
Lee B. Backsen	70	Director	2005
B. James Ford	42	Director	2005
Lon McCain	63	Director	2005
Adam C. Pierce	32	Director	2008
Cassidy J. Traub	29	Director	2009
Ni Zhaoxing	54	Director	2010
     Allan D. Keel was appointed Chief Executive Officer and President and joined our Board on February 28, 2005. Before joining us, Mr. Keel was Vice President/General Manager of Westport Resources, Houston office, during 2004. In this role he was responsible for its Gulf of Mexico operations including acquisitions, development and exploration. In 2003, Mr. Keel served as a consultant to both domestic and international companies in building their presence in the Gulf of Mexico. From mid-2000 until mid-2001, Mr. Keel served as a Vice President at Enron Energy Finance where he worked on private equity transactions and volumetric production payments. From mid-2001 through 2002, Mr. Keel served as President and CEO of Mariner Energy Company (“Mariner”), a majority owned affiliate of Enron. Subsequent to Enron’s bankruptcy and its decision to sell Mariner, Mr. Keel partnered with Oaktree Capital Management in an effort to acquire Mariner. From 1996 until mid-2000, Mr. Keel was Vice President/General Manager for Westport, where he established and built the Gulf of Mexico division. From 1984 to 1996, Mr. Keel was with Energen Resources where he directed the company’s exploration, joint venture and acquisition activities. Mr. Keel was initially appointed to our Board in 2005 by the holders of our Series G Convertible Preferred Stock, par value $0.01 per share (the “Series G Preferred Stock”), pursuant to the rights granted the holders of such stock as set forth in the Certificate of Designations for such stock. The majority of shares of Series G Preferred Stock were formerly held by OCM GW Holdings, LLC (“Oaktree Holdings”), an affiliate of Oaktree Capital Management, prior to the conversion of all such preferred stock in December 2009. Mr. Keel has been re-elected to our Board each year since his initial appointment. He received a Bachelor of Science degree and a Master of Science degree in Geology from the University of Alabama and a Masters of Business Administration degree from the Owen School of Management at Vanderbilt University.
     As our Chief Executive Officer and President, Mr. Keel gives our Board insight and in-depth knowledge of our industry and our specific operations and strategies. He also provides leadership skills, executive management experience and knowledge of our local community and business environment, which he has gained through his long career in the oil and gas industry.
     Lee B. Backsen became a member of our Board on June 1, 2005. Mr. Backsen is an oil and gas exploration consultant with 47 years experience in the industry holding senior exploration management positions with Burlington Resources Inc., UMC Petroleum Corporation, General Atlantic Gulf Coast Inc., Kerr-McGee Corporation, Pelto Oil Company, Spectrum Oil and Gas Company and Shell Oil Company. From 2004 to 2008, Mr. Backsen was Vice President—Exploration for Andex Resources, LLC, a private oil and gas producing company, and was responsible for sourcing exploration joint ventures. From 2000 to 2009, Mr. Backsen was a consulting geologist for Andex Resources, LLC, Continental Land & Fur Co., Inc., Drilling Risk Management Inc and Grant Geophysical, Inc., for whom he screened exploratory prospects in the Texas and Louisiana Gulf Coast Basins. Mr. Backsen has been re-elected to our Board each year since his initial appointment. He earned a Bachelor of Science degree and Masters of Science degree in Geology from Iowa State University.
     Mr. Backsen provides our Board with broad oil and gas exploration and operational experience through his many years of service in the industry. Mr. Backsen also brings to our Board geological and geophysical, general engineering, management and corporate governance expertise.
     B. James Ford became a member of our Board on February 28, 2005. Mr. Ford is a Co-Portfolio Manager and Managing Director of Oaktree Capital Management. Before joining Oaktree Capital Management in June 1996, Mr. Ford was a consultant with McKinsey & Co., and a financial analyst in the Investment Banking Department of PaineWebber Incorporated. He currently serves as a director of EXCO Resources, Inc. (“EXCO”), and Cequel Holdings. Mr. Ford serves on the Board for several privately-held companies in which Oaktree Capital Management has invested. He also serves as an active member of the Children’s Bureau Board and as trustee of the Stanford Graduate School of Business Trust. Mr. Ford was initially appointed to our Board in 2005 by the holders of our Series G Preferred Stock pursuant to the rights granted the holders of such stock as set forth in the Certificate of Designations for such stock. The majority of shares of Series G Preferred Stock were formerly held by Oaktree Holdings prior to the conversion of all such preferred stock in December 2009. Mr. Ford has been re-elected to our Board each year since his initial appointment. He earned a Bachelor of Arts degree in Economics from the University of California at Los Angeles and a Masters of Business Administration degree from the Stanford University Graduate School of Business.
     Mr. Ford has extensive historical knowledge about our company through his role at Oaktree Capital Management. Through his role at Oaktree Capital Management and his service as a director of multiple public and private companies, Mr. Ford also brings to our Board investment and financial experience, experience analyzing risks and strategy of energy investments, and guidance regarding corporate governance matters.
     Lon McCain became a member of our Board on June 1, 2005. Between July 2009 and August 2010, Mr. McCain served as the Chief Financial Officer and Executive Vice President of Ellora Energy, Inc, an independent oil and gas exploration and production company. Before joining Ellora Energy Inc. in 2009, he previously served as Vice President, Treasurer and Chief Financial Officer of Westport, a large, publicly traded exploration and production company, from 2001 until the sale of that company to Kerr-McGee Corporation in 2004. From 1992 until joining Westport, Mr. McCain was Senior Vice President and Principal of Petrie Parkman & Co., an investment banking firm specializing in the oil and gas industry. From 1978 until joining Petrie Parkman, Mr. McCain held senior financial management positions with Presidio Oil Company, Petro-Lewis Corporation and Ceres Capital. He currently serves as a director of the publicly held Cheniere Energy Partners L.P. and Continental Resources Inc. Mr. McCain was an Adjunct Professor of Finance at the Daniels College of Business of the University of Denver from 1982 to 2004. Mr. McCain has been re-elected to our Board each year since his initial appointment. He received a Bachelor of Science degree in Business Administration and a Masters of Business Administration/Finance from the University of Denver.

     Mr. McCain provides our Board with extensive investment and financial experience in the oil and gas industry as well as accounting and audit experience. He also provides leadership skills, corporate governance expertise and knowledge of our business environment, which he has gained through his long career in the oil and gas industry. Mr. McCain brings years of public company management and board experience, including serving on audit committees of various energy and energy-related companies.
     Adam C. Pierce was appointed to our Board on January 24, 2008. Mr. Pierce is a Senior Vice President of Oaktree Capital Management. Prior to joining Oaktree Capital Management in 2003, he was an investment banker with J.P. Morgan Chase & Company. Mr. Pierce does not serve on any other boards of directors of a publicly traded company. Mr. Pierce was initially appointed to our Board in 2008 by the holders of our Series G Preferred Stock pursuant to the rights granted the holders of such stock as set forth in the Certificate of Designations for such stock. The majority of shares of Series G Preferred Stock were formerly held by Oaktree Holdings prior to the conversion of all such preferred stock in December 2009. Mr. Pierce has been re-elected to our Board each year since his initial appointment. Mr. Pierce received a Bachelor of Arts degree in Economics with a focus on Business Administration from Vanderbilt University.
     Mr. Pierce provides our Board financial market insight through his experiences in the investment banking industry. As a director of several private companies, Mr. Pierce brings to our Board leadership skills including investment and financial experience, and experience analyzing risks and strategy for energy investments.
     Cassidy J. Traub was appointed to our Board effective December 7, 2009 pursuant to a resolution adopted by our Board, which increased the number of board members to a total of six directors. Mr. Traub is a Vice President of Oaktree Capital Management. Prior to joining Oaktree Management in 2005, Mr. Traub served as an Analyst at UBS Investment Bank, from July 2003 to July 2005, where he was involved in various aspects of mergers and acquisitions, leveraged buyouts, initial public offerings and debt financings. Mr. Traub does not service on any other boards of directors of a publicly traded company. Mr. Traub was re-elected to our Board in 2010. Mr. Traub received an A.B. degree in Economics with an emphasis in Finance from Princeton University.
     Mr. Traub provides our Board experience in finance and investment banking as well as valuable strategic insight.
     Ni Zhaoxing became a member of our Board on December 22, 2010. In 2007, Mr. Ni established ACEC, a company focused on investment in oil and gas exploration projects and companies in the U.S. In 1992, Mr. Ni founded ACEC’s parent company, Shanghai Zhong Rong Property Group, Ltd. (“Zhong Rong Group”), a private multi-faceted Shanghai-based company with operations in real estate, energy, mining, commercial property management and financial investments. Mr. Ni currently serves as Chairman and Chief Executive Officer of both Zhong Rong Group and ACEC. He also serves as an as a Member of the World Trade Center Association, Vice-Chairman of the World Eminence Chinese Business Association, and Deputy Director of the Market Committee of China General Chamber of Commerce. Mr. Ni was initially appointed to our Board in 2010 by ACEC in its capacity as holder of our Series I Preferred Stock pursuant to the rights granted the holders of such stock as set forth in the Certificate of Designations for such stock. All of the shares of Series I Preferred Stock were formerly held by ACEC prior to the conversion of all such preferred stock in December 2010. Mr. Ni earned a Master’s degree in Archaeology at the Central Academy of Fine Arts in China.
     Through his role at ACEC and his experience with both U.S. and international investments in oil and gas exploration, Mr. Ni brings to our Board investment and financial experience including making and managing energy investments, and analyzing risks and strategy of individual energy projects.
OUR BOARD RECOMMENDS A VOTE “FOR” THE ELECTION
OF EACH OF THE NOMINEES FOR DIRECTOR.

PROPOSAL 2:
APPROVAL OF AMENDMENT #1 TO THE
AMENDED AND RESTATED 2005 STOCK INCENTIVE PLAN
Overview and Reason for Amendment
     We currently sponsor and maintain the Amended and Restated 2005 Stock Incentive Plan (the “Plan”), as last amended and approved by our stockholders in 2008, for purposes of providing our employees, directors and consultants with an opportunity to earn or purchase our equity securities and to provide incentives to such individuals which are linked directly to the increase in our stock value.
     The Plan was last approved by our stockholders in 2008, with reservation of 3,852,500 shares of our Common Stock to be used in connection with the granting of awards pursuant to the Plan. On March 1, 2011 our Board approved a first amendment to the Plan which would authorize an additional 2,000,000 shares of our Common Stock to be utilized for awards pursuant to the Plan (the “First Amendment”). Accordingly, we request that our stockholders approve an increase in the maximum number of shares of Common Stock that may be granted as equity incentive awards under the Plan from 3,852,500 to 5,852,500. If our stockholders approve this Proposal No. 2 and First Amendment to the Plan, we intend to file, pursuant to the Securities Act of 1933, as amended, a registration statement on Form S-8 to register the additional shares available for issuance under the Plan.
     The use of equity-based awards under the Plan has been a key component of our compensation program since we implemented the plan in 2005 (as described below). The awards granted under the Plan assist us in attracting and retaining capable, talented individuals to serve in the capacity of employees, officers and directors. Plan awards also align employees’ interests with those of the shareholders in enhancing shareholder value. The Plan authorized us to issue up to 3,852,500 shares of Common Stock. As of March 31, 2011, only 67,759 shares were available for issuance as awards under the Plan, meaning that substantially all of the authorized and available shares have now been issued under the Plan. Accordingly, our Board has determined that there are not sufficient shares available for issuance under the Plan to meet our needs for future grants during the coming years, and an increase in available shares is necessary to continue granting incentive performance and retention awards to eligible participants to assist us in retaining a competitive edge in today’s volatile business environment.
     Our stockholders are only voting to approve the increase in the number of shares of Common Stock approved for issuance under the Plan in this Proposal No. 2. The Plan shall continue regardless of the outcome of the stockholder vote. Further, failure of our stockholders to approve this Proposal No. 2 will not affect the rights of existing award holders under the Plan or under any previously granted awards under the Plan. However, if this Proposal No. 2 is not approved, we do not expect to be able to issue further meaningful or valuable equity-based incentive awards pursuant to the Plan. As such awards have traditionally been a fundamental element of our compensation philosophy of “pay for performance,” and we believe that such awards further our goal of providing a long-term incentive for our employees and directors by motivating them to increase our Common Stock’s value, we will be required to reevaluate our compensation program in general.
Summary of the Terms of the Plan
     The following is a summary of the principal terms and provisions of the Plan. The full text of the Plan is attached to this proxy statement as Exhibit A. Please refer to Exhibit B for the full text of the First Amendment.
     Summary of the Plan
     The purpose of the Plan is to enable us and our parent and subsidiary corporations to obtain and retain the services of the types of employees, directors, and consultants who will contribute to our long-range success, and to provide share value-related incentives to advance our interests, and those of our stockholders.
     GulfWest Energy Inc., a Texas corporation (“GulfWest”), our predecessor corporation, adopted the GulfWest Energy Inc. 2005 Stock Incentive Plan, effective February 28, 2005. A majority of GulfWest’s stockholders approved the Plan on June 1, 2005. In connection with GulfWest’s Delaware reincorporation and merger with and into us, GulfWest’s wholly owned subsidiary, we assumed GulfWest’s obligations under the Plan.
     The Plan provides for the grant of the following:
•	stock options, including both incentive stock options (“ISOs”) within the meaning of Section 422 of the Code, and options not intended to qualify as ISOs (referred to as nonstatutory stock options (“NSOs”));

•	restricted stock awards;

•	unrestricted stock awards;

•	performance awards;

•	stock appreciation rights (“SARs”); and

•	dividend equivalent rights.
We refer to these collectively as “Awards.” Awards may not be granted under the Plan after February 24, 2015.
     The Plan is not subject to the Employee Retirement Income Security Act of 1974, as amended, and is not a qualified plan under Section 401(a) of the Code.
     Shares Subject to the Plan
     If this Proposal No. 2 is approved, the maximum aggregate amount of our Common Stock that may be issued upon exercise of all Awards under the Plan, including ISOs, may not exceed 5,852,500 shares. No employee may currently be granted options covering more than 500,000 shares of Common Stock during any calendar year.
     As of March 31, 2011, the Plan covers up to a maximum of 3,852,500 shares of our Common Stock, 3,784,741 shares of our Common Stock were subject to outstanding awards under our Plan, and 67,759 shares of Common Stock were available for future awards. Of the shares of our Common Stock available for issuance, the full number would be eligible to be granted as Options, SARS, or any other Award available for issuance under the Plan. As of March 31, 2011, the closing price of a share of our Common Stock was $4.08.
     Shares of Common Stock available under the Plan may be authorized but unissued shares of Common Stock or reacquired Common Stock bought on the market or acquired pursuant to any repurchase right or other forfeiture provision of an Award. If any Awards expire, are forfeited or terminate, the shares may be added back into the Plan pool and reissued under the Plan. The Plan provides that the Administrator (defined below) will make appropriate proportionate adjustments to reflect any change in the number of issued shares of Common Stock or change in the value of the Common Stock resulting from any change in our outstanding Common Stock due to any of the following:

•	merger
•	consolidation
•	reorganization
•	recapitalization
•	reincorporation
•	stock split
•	liquidating dividend
•	stock dividend
•	dividend in property other than cash
•	combination of shares
•	exchange of shares
•	change in corporate structure or other transaction not involving the receipt of consideration by us

     The Plan does not require such adjustments be made on account of the conversion of securities convertible into or exchangeable for shares of our Common Stock.
     Eligibility
     We may grant Awards to employees, consultants and directors of us or our parent or subsidiary corporations as selected by the Administrator, although only employees of us or our parent or a subsidiary may receive ISOs. We currently have two directors, excluding Mr. Keel, our President, six officers and approximately 58 employees eligible to participate in the Plan; we do not have any consultants participating in the Plan at this time.
     Administration
     Our Compensation Committee (the “Administrator”) will administer the Plan. The Compensation Committee serves at the discretion of the Board. The Administrator will have the authority to determine the terms and conditions of any agreements evidencing any Awards and to adopt, alter and rescind rules and regulations relating to the Plan. The Administrator will have full discretion to administer and interpret the Plan and to adopt such rules, regulations and procedures as it deems necessary or advisable and to determine, among other things, who will be granted Awards and the types of Awards that may be granted, the time or times at which the Awards may be exercised, and whether and under what circumstances an Award may be exercised.
     Amendment and Termination
     The Administrator may amend or terminate the Plan at any time, provided that any amendment requiring stockholder approval under applicable law or any Nasdaq or other securities exchange listing rules will not be effective unless approved by the stockholders. No action of the Administrator will impair any Award previously granted under the Plan without the Award holder’s consent. Unless terminated earlier by the Board, the Plan will terminate automatically on February 24, 2015.
     Stock Options
     The Plan authorizes the grant of ISOs and NSOs (referred to collectively as “Options”), both of which are exercisable for shares of our Common Stock. The Administrator will determine the price that must be paid to purchase Common Stock upon exercise of an Option, subject to adjustment as explained under “Securities Subject to the Plan.” The exercise price of an ISO may not be less than 100% of the Common Stock’s fair market value at the time of grant. If an ISO is granted to an employee who holds more than 10% of the total combined voting power or value of all classes of our stock (including our parent corporation and any of our subsidiaries), the Option’s exercise price may not be less than 110% of the fair market value per share of the Common Stock at the time of grant. The exercise price of an NSO may not be less than 35% of the Common Stock’s fair market value at the time of the grant. If the exercise price of an NSO is less than the fair market value per share of the Common Stock on the date of the Option grant, the NSO will be considered “nonqualified deferred compensation” within the meaning of Section 409A of the Code and will be subject to additional requirements. See “Certain Federal Income Tax Consequences” below for a more detailed explanation of Section 409A of the Code. Although the Plan permits granting NSOs at less than fair market value, we anticipate granting only Options with an exercise price at least equal to the fair market value of our Common Stock on the date of grant. If, however, the exercise price of an Option is less than fair market value or the Option is modified at a time when fair market value is higher than the stated exercise price, the Plan imposes additional restrictions that are intended to satisfy federal tax requirements applicable to nonqualified deferred compensation.
     Upon exercise of an Option, the holder may pay all or a portion of the Option’s exercise price in cash (including certified check or bank check), or in the discretion of the Administrator:
•	by surrendering (or attesting to the ownership of) shares of Common Stock already owned by the holder;

•	by a broker-assisted cashless exercise;

•	by full recourse promissory note (although applicable law may require payment of the Common Stock’s par value in cash); or

•	in any other form of legal consideration acceptable to the Administrator.
     The Administrator will determine the period during which the holder may exercise an Option. The Option period for an ISO may not be more than 10 years from the date of grant. However, if the Option holder possesses more than 10% of the total combined voting power or value of all classes of our stock (including its parent corporation and subsidiaries), the Option period may not exceed five years from the date of grant.
     The agreement evidencing the grant of each Award under the Plan will set forth the terms and conditions applicable to the Award upon termination of continuous service with us. Unless otherwise determined by the Administrator, or as otherwise provided in the Option agreement or an employment agreement approved by the Administrator, any unvested portion of any outstanding Option held by a participant at the time of termination of his or her employment or other service for any reason other than cause will be forfeited and will expire upon the close of business on the date of termination. However, subject to the discretion of the Administrator, upon termination of an Option holder’s employment or service for any reason other than cause, the holder (or his or her beneficiary) generally may exercise the Option, to the extent vested and exercisable as of the date of such termination, until the earliest of:
•	one year after the date of the Option holder’s termination of employment or service by reason of death or disability;

•	three months after the date of the Option holder’s termination of employment or service for any reason other than cause, death or disability;

•	if the Option holder resigns from employment and is then employed by a competitor of ours, then the later of (1) the 30th day after such termination or (2) his or her commencement of employment with such competitor; or

•	the last day of the Option period.
     Notwithstanding the foregoing, if an Option holder’s employment or service is terminated for cause, all outstanding Options held by the holder will be forfeited (whether or not vested) and expire as of the beginning of business on the date of such termination.
     Restricted Stock Awards
     The Plan authorizes the grant of restricted stock awards, which are awards of shares of Common Stock subject to forfeiture and transferability restrictions for a specified period. The Administrator may award or sell restricted stock awards at a purchase price determined by the Administrator. The participant may pay the consideration for such Common Stock in cash at the time of purchase, or in any other form of legal consideration acceptable to the Administrator in its discretion that the Administrator determines equals the fair market value of such Common Stock. The recipient becomes vested and the shares of restricted stock become nonforfeitable and transferable pursuant to the terms and conditions of the restricted stock agreement. The Administrator has the authority to establish the terms and conditions of restricted stock awards, including the period over which such Awards will vest and become nonforfeitable and whether we have the right to reacquire or repurchase the shares upon termination of the recipient’s service. Generally, to the extent that a participant is not vested in the shares subject to a restricted stock award before termination of employment, death or disability, the participant will forfeit such shares or the Administrator, in its discretion, may repurchase unvested shares for an amount equal to the lesser of any purchase price paid by the participant (other than services) or the current fair market value. The Administrator, in its sole discretion, may grant a concurrent cash award payable in an amount equal, in whole or in part, to the estimated after-tax amount required to satisfy applicable federal, state or local tax withholding obligations arising from the receipt and deemed vesting of restricted stock for which an election under Section 83(b) of the Code may be required. See “Certain Federal Income Tax Consequences” below.

     Unrestricted Awards
     The Plan authorizes the Administrator, in its sole discretion, to grant unrestricted awards, pursuant to which the recipient may receive shares of our Common Stock free of vesting and transfer restrictions. Such Awards may be granted or sold for past services or other valid consideration, or in lieu of cash compensation. Unless the recipient elects to defer receipt, the recipient will receive the beneficial ownership rights of our Common Stock no later than 2 1/2 months after either the recipient’s or our taxable year for which the recipient provided services rendered as consideration.
     Performance Awards
     The Plan authorizes the Administrator, in its sole discretion, to grant performance awards, either independent of or in conjunction with the granting of other awards. A performance award entitles the recipient to receive Common Stock or hypothetical common share units upon the attainment of specified performance goals. Unless otherwise provided by the Administrator, the recipient’s rights in all such performance awards will cease upon termination of employment or service. The Administrator in its sole discretion will determine the performance goals applicable to each performance award with reference to one or more of the following:

•	revenue
•	production;
•	earnings before interest, taxes,
depreciation and amortization (EBITDA);
•	earnings before interest, taxes,
depreciation, and exploration expenses (EBITDAX);
•	funds from operations;
•	funds from operations per share;
•	operating income;
•	pre or after tax income;
•	cash available for distribution;
•	cash available for distribution per share;
•	net earnings;
•	earnings per share;
•	return on equity;
•	return on assets;
•	return on invested capital;
•	share price performance;
•	improvements in our
attainment of expense levels;
•	implementing or completion of critical projects;
•	improvement in cash-flow (before or after tax)
     Stock Appreciation Rights
     A stock appreciation right (“SAR”) is an Award that gives a participant the right at some specific time in the future to receive a payment equal to the appreciation in the value of a certain number of shares of Common Stock. In general, a SAR is settled in stock, cash, or a combination thereof. The Administrator may grant SARs independently of any Option or in conjunction with all or any part of an Option granted under the Plan, upon such terms and conditions as the Administrator may determine. Upon exercise, an SAR entitles the holder to receive a payment equal to the positive difference between the fair market value of the shares of Common Stock covered by the SAR on the date the SAR is exercised and the exercise price for such shares of Common Stock as stated in the SAR agreement. The exercise price of a SAR will not be less than 100% of the fair market value of the Common Stock on the grant date, or will equal the exercise price of the Option granted in connection with such SAR. SARs that do not provide for the deferral of compensation under Section 409A of the Code will be settled in shares of Common Stock, valued at fair market value on the exercise date. Such payment with respect to other SARs will be made as specified in the applicable SAR agreement and the Plan, in the form of Common Stock, cash or a combination of both, as determined by the Administrator.
     Dividend Equivalent Rights
     The Plan authorizes the Administrator, in its sole discretion, to grant a dividend equivalent right, which allows the eligible recipient to receive credits based on cash dividends that would be paid on the shares of our Common Stock as specified in the grant. A dividend equivalent right may be granted independently or in conjunction with other Awards.

     Transferability, Dividend and Voting Rights
     The Plan provides that ISOs are not transferable other than by will or the laws of descent and distribution. NSOs may not be transferred other than by will, the laws of descent and distribution or, at the discretion of the Administrator, to certain permitted transferees. Other Awards (other than performance awards that are not transferable) are generally transferable at the discretion of the Administrator and as set forth in the applicable Award agreement. A holder of an Award will not have dividend rights unless the recipient’s Award includes a dividend equivalent right.
     Withholding
     The Plan provides that, in addition to our right to withhold from any compensation payable to a participant and subject to the discretion of the Administrator, a participant may pay all required local, state and federal withholding taxes associated with the exercise of an Award in cash, by surrendering shares already owned, by our withholding shares otherwise issuable pursuant to the Award being exercised, or by executing a recourse promissory note, unless the Award agreement provides otherwise.
     Corporate Transaction
     In the event of a “Change in Control” (as defined in the Plan), our dissolution or liquidation or any corporate separation or division, to the extent permitted by applicable law (but otherwise in the sole discretion of the Administrator), we may provide for:
•	the continuation of outstanding Awards by us (if we are the surviving entity);

•	the assumption of the Plan and outstanding Awards by the surviving entity or its parent;

•	the substitution by the surviving entity or its parent of substantially similar awards;

•	cancelling outstanding Awards in exchange for cash, stock or any combination of both;

•	in the case of a Change in Control, accelerated vesting and exercisability of Awards on the effective date of such Change in Control; or

•	cancelling outstanding Awards without payment of any consideration, subject to a right to exercise before such cancellation.
U.S. Federal Income Tax Consequences
     The following is a general summary of the material U.S. federal income tax consequences of the grant and exercise and vesting of Awards under the Plan and the disposition of shares acquired pursuant to the exercise of such Awards and is intended to reflect the current provisions of the Code and the regulations thereunder. This summary is not intended to be a complete statement of applicable law, nor does it address foreign, state, local or payroll tax considerations. Moreover, the U.S. federal income tax consequences to any particular participant may differ from those described herein by reason of, among other things, the particular circumstances of such participant.
     Stock Options
     A participant will not recognize taxable income upon grant of an NSO or an ISO and we will not be entitled to a tax deduction with respect to such grant. On exercise of an ISO, the Option holder will not recognize any income and we will not be entitled to a deduction. However, the amount by which the fair market value of the shares on the exercise date of an ISO exceeds the exercise price generally will constitute an item of adjustment for alternative minimum tax purposes and may therefore result in alternative minimum tax liability to the Option holder. Generally, upon exercise of an NSO the excess of the fair market value of our Common Stock on the date of exercise over the exercise price will be taxable as ordinary income to the Option holder. Subject to any deduction limitation under Section 162(m) of the Code (which is discussed below), we will be entitled to a federal income tax deduction in the same amount and at the same time as the Option holder recognizes ordinary income (or if we comply with applicable income reporting requirements, when the Option holder should have reported the income). The Option holder’s tax basis for the acquired shares will be the sum of the Option exercise price and the taxable income recognized. An Option holder will recognize long or short term capital gain or loss on the subsequent disposition of shares acquired upon exercise of an NSO in an amount equal to the difference between the amount realized and the tax basis of such shares.
     The disposition of shares acquired upon exercise of an ISO will ordinarily result in capital gain or loss. However, if the holder disposes of such shares within two years after the date of grant of the ISO or one year after the date of exercise (a “disqualifying disposition”), the holder generally will recognize ordinary income in the amount of the excess of the fair market value of the shares on the date the Option was exercised over the Option exercise price. Any excess of the amount realized by the holder on the disqualifying disposition over the fair market value of the shares on the date of exercise of the Option will generally be capital gain. We will generally be entitled to a tax deduction equal to the amount of ordinary income recognized by a holder.
     If an Option is exercised through the use of shares previously owned by the holder, such exercise generally will not be considered a taxable disposition of the previously owned shares and thus no gain or loss will be recognized with respect to such shares upon such exercise. However, if the Option is an ISO, and if the previously owned shares were acquired on the exercise of an ISO or other tax-qualified stock option and the holding period requirement for those shares is not satisfied at the time they are used to exercise the Option, such use will constitute a disqualifying disposition of the previously owned shares resulting in the recognition of ordinary income in the amount described above. The value of vested shares received in excess of the number of surrendered shares will be taxable as ordinary income to the Option holder, and we will be entitled to a corresponding tax deduction. If an Option holder pays all or part of the exercise price of an NSO by tendering shares owned by the Option holder, the tax consequences described above for NSOs apply except that the shares received upon such exercise which are equal in number to the shares surrendered will have the same tax basis and holding periods as the surrendered shares. The additional shares received upon such exercise will have a tax basis equal to the amount of ordinary income recognized on such exercise and a holding period commencing on the day following the date of recognition of such income.
     Generally, the shares received on exercise of an Option under the Plan are not subject to restrictions on transfer or risks of forfeiture and, therefore, the holder will recognize income on the date of exercise of an NSO. Special rules may apply to treat shares acquired by an Option holder who is subject to restrictions under Section 16 of the Exchange Act as subject to a substantial risk of forfeiture.
     Restricted Stock Awards and Unrestricted Stock Awards
     Shares granted under the Plan may, as determined by the Administrator, be subject to rights of repurchase and other transfer restrictions. The tax consequences of shares granted under the Plan depend on whether the shares are subject to restrictions and, if so, whether the restrictions are deemed to create a “substantial risk of forfeiture” under Section 83 of the Code. For example, shares that are subject to our right to repurchase the shares at a price lower than fair market value, which right lapses over a period of continued employment, are considered subject to a substantial risk of forfeiture under Section 83.
     If shares are not subject to a substantial risk of forfeiture, the recipient will recognize taxable ordinary income equal to the fair market value of the shares in the year of grant (or receipt if deferred) less any amount paid for the shares. If the shares are subject to a substantial risk of forfeiture, the recipient normally will recognize taxable ordinary income as and when the substantial risk of forfeiture lapses, in the amount of the fair market value at that time of the shares no longer subject to the substantial risk of forfeiture, less any amount paid for such shares.
     A recipient of shares subject to a substantial risk of forfeiture may make an election under Code Section 83(b), referred to as a “Section 83(b) election,” to recognize ordinary income in the year the recipient purchases or receives the restricted shares, rather than waiting until the substantial risk of forfeiture lapses. If the recipient makes a Section 83(b) election, the recipient will recognize as ordinary income in the year the recipient purchases the shares the difference, if any, between the fair market value of the shares on the purchase date and the purchase price paid. The recipient will then not be required to recognize any income when the substantial risk of forfeiture lapses.
     Generally, with respect to employees, we are required to withhold from compensation an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the recipient. Upon disposition of the shares, the recipient will recognize a capital gain or loss equal to the difference between the amount received and the sum of the amount paid for the shares plus any amount recognized as ordinary income upon grant or vesting of the shares. The gain or loss will be long or short-term depending on how long the recipient held the shares.
     Performance Awards
     Performance awards will generally be treated in the same manner as restricted stock for federal income tax purposes. However, no Section 83(b) election is permitted with respect to performance awards granted in the form of units.
     Section 162(m) of the Code
     Section 162(m) of the Code generally disallows a federal income tax deduction to any publicly held corporation for compensation paid in excess of $1.0 million in any taxable year to a “covered employee.” The Internal Revenue Service recently issued guidance under which it interprets the term “covered employee” as an employee who, as of the last day of the taxable year, is our chief executive officer or one of our three highest compensated executive officers for the taxable year (other than our chief executive officer or our chief financial officer). For this purpose, compensation attributable to Awards under the Plan is included in the $1.0 million limitation. Section 162(m) provides an exception, however, for “performance-based compensation,” the material terms of which are disclosed to and approved by our stockholders. We have structured and intend to implement and administer the Plan so that compensation resulting from Options, SARs and performance awards can qualify as “performance-based compensation.” However, we have not requested a ruling from the Internal Revenue Service or an opinion of counsel on this issue, and the Plan gives the Administrator discretion to grant Awards that do not constitute performance-based compensation.
     Section 280G of the Code
     Under certain circumstances, the accelerated vesting or exercise of Options or SARs or the accelerated lapse of restrictions with respect to other Awards in connection with a Change in Control might be deemed an “excess parachute payment” to certain participants for the purposes of the golden parachute tax provisions of Sections 280G and 4999 of the Code. To the extent it is so considered, the participant may be subject to a 20% excise tax and we may be denied a federal income tax deduction.
     Section 409A of the Code
     Section 409A of the Code imposes restrictions on non-qualified deferred compensation plans. These requirements include restrictions on the timing of elections to defer and the timing of distributions, and prohibitions on the acceleration of distributions. Failure to satisfy these requirements could result in the immediate taxation of the arrangement, the imposition of an additional 20% income tax on the participant and the possible imposition of interest and penalties on the unpaid tax. Treasury regulations generally provide that the type of equity incentives provided under the Plan will not be considered non-qualified deferred compensation. However, some Awards could be covered by Section 409A of the Code. For example, the grant or modification of an Option or SAR with an exercise price below than the fair market value of the underlying Common Stock at grant could constitute non-qualified deferred compensation, as could unrestricted stock awards that have been deferred by the participant. We make no representation as to whether any Award granted under the Plan will be subject to these rules.

New Plan Benefits
     Awards will generally be made at the sole discretion of our Administrator, the Compensation Committee. Under our Plan, we may issue options to acquire Common Stock and shares of Common Stock pursuant to restricted stock awards pursuant to any terms under which we deem appropriate, and we may grant such awards in amounts and at times at which we deem appropriate. Therefore the Awards that may be issued to any one individual or any group pursuant to the Plan can not be determined with any certainty at this time.
OUR BOARD RECOMMENDS A VOTE “FOR”
APPROVAL OF AMENDMENT #1.

PROPOSAL 3:
APPROVAL OF AMENDMENT #2 TO THE
AMENDED AND RESTATED 2005 STOCK INCENTIVE PLAN
Overview and Reason for Amendment
     We currently sponsor and maintain the Amended and Restated 2005 Stock Incentive Plan (the “Plan”), as last approved by our stockholders in 2008, for purposes of providing our employees, directors and consultants with an opportunity to earn or purchase our equity securities and to provide incentives to such individuals which are linked directly to the increase in our stock value.
     In order to comply with Section 162(m) of the Code, the Plan must contain a limitation on the number of underlying shares of Common Stock that may relate to a grant of an Award (as defined in Proposal No. 2 above) to any one individual during a single calendar year (the “Annual Limitation”). The Plan currently has an Annual Limitation of 500,000 shares. On January 20, 2011 our Compensation Committee approved, and on March 1, 2011, the Compensation Committee recommended that the Board approve, and our Board did approve a second amendment to the Plan which would authorize us to increase this Annual Limitation to 750,000 shares of Common Stock per individual during any single calendar year (the “Second Amendment”). Accordingly, we request that our stockholders approve an increase in the Annual Limitation from 500,000 to 750,000.
     The Awards granted under the Plan assist us in attracting and retaining capable, talented individuals to serve in the capacity of employees, officers and directors. In recognition of the sizable increase in the number of outstanding shares of Common Stock in the company since 2009, our Board has determined that the current Annual Limitation of 500,000 no longer allows us to appropriately and competitively compensate certain executive officers with valuable equity-based awards. In light of the competitive nature of our business and the compensation packages for certain executives at peer companies at which we compete for executive talent, the Board has determined that an increase in the Annual Limitation is appropriate and necessary at this time.
     Our stockholders are only voting to approve the increase in the number of shares of Common Stock subject to the Annual Limitation in this Proposal No. 3. The Plan shall continue regardless of the outcome of the stockholder vote. Further, failure of our stockholders to approve this Proposal No. 3 will not affect the rights of existing award holders under the Plan or under any previously granted awards under the Plan. However, if this Proposal No. 3 is not approved, we anticipate that we will not be able to provide a meaningful equity-based compensation element to certain executive officers in the future.
Summary of the Terms of the Plan
     For a summary of the terms of the Plan, including, without limitation, information regarding Awards, shares of Common Stock available under the Plan, and eligibility for participation in the Plan, please see the summary information above in Proposal No. 2. The full text of the Plan is attached to this proxy statement as Exhibit A. Please refer to Exhibit C for the full text of the Second Amendment.
U.S. Federal Income Tax Consequences
     For a description of the tax consequences to both participants in the Plan and to us, please see the summary information above in Proposal No. 2.
New Plan Benefits
     Please see the section above in Proposal No. 2 titled “New Plan Benefits.”
OUR BOARD RECOMMENDS A VOTE “FOR”
APPROVAL OF AMENDMENT #2.

PROPOSAL 4:
RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP
     With authority granted by our Board, the Audit Committee has appointed Grant Thornton LLP as our independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ending December 31, 2011. Although stockholder ratification of the selection of Grant Thornton LLP is not required, the Audit Committee and our Board consider it desirable for our stockholders to vote upon this selection. Even if the selection is ratified, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if it believes that such a change would be in the best interests of our stockholders and us.
     Representatives from Grant Thornton will be present at the Annual Meeting. These representatives will have the opportunity to make a statement if they so desire, and they are expected to be available to respond to appropriate questions.
Principal Accountant Fees and Services
     The following is a summary billed for 2009 and 2010 for audit and other professional services provided to us by Grant Thornton.

	2009	2010
Audit Fees(1)	$548,134	392,586
Audit-Related Fees	—
Tax Fees	—
All Other Fees(2)

Total	$548,134	392,586

(1)	Audit fees are for audit services, including the fiscal year consolidated audit, quarterly reviews, registration statements, comfort letters, statutory and regulatory audits, and accounting consultations. These fees included audit fees for the performance of annual audits of our financial statements for the fiscal years ending December 31, 2009 and December 31, 2010.

(2)	No other fees were incurred in 2009 or 2010.
     The Audit Committee pre-approved all of Grant Thornton’s fees for 2009 and 2010 through a formal engagement letter. The policy of the Audit Committee and our Board, as applicable, is to pre-approve all services by our independent registered public accounting firm. The Audit Committee has adopted a pre-approval policy that provides guidelines for the audit, audit-related, tax and other non-audit services that may be provided by our independent registered public accounting firm. The policy (a) identifies the guiding principles that must be considered by the Audit Committee in approving services to ensure that the independent registered public accounting firm’s independence is not impaired; (b) describes the audit, audit-related, tax and other services that may be provided and the non-audit services that are prohibited; and (c) sets forth the pre-approval requirements for all permitted services. Under the policy, all services to be provided by our independent registered public accounting firm must be pre-approved by the Audit Committee.
OUR BOARD RECOMMENDS A VOTE FOR THE RATIFICATION
OF THE APPOINTMENT OF GRANT THORNTON AS
OUR INDEPENDENT AUDITORS FOR THE 2011 FISCAL YEAR.

AUDIT COMMITTEE REPORT
     The Audit Committee is appointed by the Board of Directors of Crimson Exploration Inc. to assist the Board in fulfilling its oversight responsibilities relating to Crimson Exploration Inc.’s accounting policies, reporting policies, internal controls, compliance with legal and regulatory requirements, and the integrity of Crimson Exploration Inc.’s financial reports. The Audit Committee manages Crimson Exploration Inc.’s relationship with its independent registered public accounting firm, which is ultimately accountable to the Audit Committee.
     The Audit Committee has reviewed and discussed with management and with Grant Thornton LLP, the independent registered public accounting firm, Crimson Exploration Inc.’s audited financial statements as of and for the year ended December 31, 2010. The Audit Committee has also discussed with Grant Thornton LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees).
     Grant Thornton LLP submitted to the Audit Committee the written disclosures and the letter required by Rule 3526 of the Public Company Accounting Oversight Board, Communication with Audit Committees Concerning Independence. The Audit Committee discussed with Grant Thornton LLP such firm’s independence. The Audit Committee has also considered whether the provision of non-audit services to Crimson Exploration Inc. by Grant Thornton LLP is compatible with maintaining their independence.
     Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements referred to above be included in Crimson Exploration Inc.’s Annual Report on Form 10-K for the year ended December 31, 2011, for filing with the SEC.

THE AUDIT COMMITTEE, Lon McCain Adam C. Pierce Cassidy J. Traub

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
     The following table sets forth information as of March 25, 2011 regarding the beneficial ownership of Common Stock by each person known to us to own beneficially more than 5% of the outstanding Common Stock, each director, each director nominee, our named executive officers, and our directors and executive officers as a group. The persons named in the table have sole voting and investment power with respect to all shares of Common Stock owned by them, unless otherwise noted.
     Beneficial ownership is determined in accordance with the rules of the SEC. For the purpose of calculating the number of shares of Common Stock beneficially owned by a stockholder and the percentage ownership of that stockholder, shares of Common Stock subject to options that are currently exercisable or exercisable within 60 days of March 25, 2011 by that stockholder are deemed outstanding.

	Amount and Nature of
Name and Address of Beneficial Owner	Beneficial Ownership	Percent
Allan D. Keel(1,2)	852,715	2.0
E. Joseph Grady(2,3)	326,549	1.0
A. Carl Isaac (2, 4)	62,326	*
Jay S. Mengle(2,5)	264,610	*
Thomas H. Atkins(2,6)	176,082	*
B. James Ford(7,8)	—	*
Adam C. Pierce(7,8)	—	*
Cassidy J. Traub(7,8)	—	*
Lee B. Backsen(2,9)	65,204	*
Lon McCain(2,9)	45,204	*
Ni Zhaoxing (12,13,14)
All current directors and officers as a group (11 persons)(10)	1,982,491	4.3
Oaktree Holdings(8,11)	15,537,344	34.4
America Capital Energy Corporation(13,15)	6,000,000	13.3

*	Denotes less than 1% of class beneficially owned.

(1)	Reported Common Stock includes 673,715 shares held directly of which 87,956 shares were acquired upon the conversion of Series G convertible preferred stock effective December 22, 2009, and options to acquire 175,000 shares of Common Stock that vested as follows: 26,250 shares on February 28, 2006, 43,750 shares on February 28, 2007, 43,750 shares on February 28, 2008 and 61,250 shares that vested on February 28, 2009.

(2)	Stockholder’s current address is 717 Texas Avenue, Suite 2900, Houston, Texas 77002.

(3)	Reported Common Stock is all held directly.

(4)	Reported Common Stock is all held directly and includes options to acquire 15,000 shares that vest on May 10, 2011.

(5)	Reported Common Stock includes 257,310 shares held directly. Mr. Mengle’s wife holds 7,300 shares.

(6)	Reported Common Stock is all held directly.

(7)	Excludes shares held by Oaktree Capital Management, LLC, of which Messrs. Ford, Pierce and Traub each disclaim beneficial ownership.

(8)	Stockholder’s address is c/o Oaktree Capital Management, LLC, 333 South Grand Avenue, Los Angeles, California 90071.

(9)	Reported Common Stock covers shares issued to Messrs. McCain and Backsen for director fees for service on our Board for the period of June 1, 2005 thru May 17, 2011. Mr. Backsen also acquired 20,000 shares in open market purchases.

(10)	Reported Common Stock includes 1,807,491 shares held directly and 175,000 shares subject to currently exercisable options. If Proposal No. 3 is approved, these 175,000 currently exercisable options, that are also currently underwater, may be exchanged for options pursuant to the exchange offer completed in February 2010.

(11)	OCM Principal Opportunities Fund III, L.P. (“POF III”) is the managing member of Oaktree Holdings and, therefore, has investment and voting control over the securities held by Oaktree Holdings. OCM Principal Opportunities Fund III GP, LLC (“POF III GP”) is the general partner of POF III, Oaktree Fund GP I, L.P. (“GP I”) is the managing member of POF III GP, Oaktree Capital I, L.P. (“Capital I”) is the general partner of GP I, OCM Holdings I, LLC (“Holdings I”) is the general partner of Capital I, Oaktree Holdings LLC is the managing member of Holdings I, Oaktree Capital Group, LLC (“OCG”) is the managing member of Holdings, Oaktree Capital Group Holdings L.P. (“OCH”) is the holder of a majority of the voting units of OCG, and Oaktree Capital Group Holdings GP, LLC is the general partner of OCH. OCM Principal Opportunities Fund IV, L.P. is the managing member of OCM Crimson (the “Oaktree Crimson Fund”), OCM Principal Opportunities Fund IV GP, L.P. (the “Crimson Fund GP”) is the general partner of the Oaktree Crimson Fund, OCM Principal Opportunities Fund IV GP, Ltd. (“Crimson GP”) is the general partner of Crimson Fund GP, and GP I is the sole stockholder of Crimson GP.

(12)	Excludes shares held by America Capital Energy Corporation, of which Mr. Ni Zhaoxing disclaims beneficial ownership.

(13)	Stockholder’s address is Chrysler Building, 405 Lexington Avenue, 65th Floor, New York, New York 10174.

(14)	Mr. Ni Zhaoxing is the Chairman and Chief Executive Officer of America Capital Energy Corporation and Shanghai Zhong Rong Property Group Co., Ltd.

(15)	Shanghai Zhong Rong Property Group Co., Ltd. is the sole stockholder of America Capital Energy Corporation and has shared voting power and shared dispositive power over the securities held by America Capital Energy Corporation.
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
     Section 16(a) of the Exchange Act requires our officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file initial reports of ownership and reports of changes in ownership with the SEC. Such persons are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.
     Based solely on a review of the copies of Forms 4 and 5 furnished to us, or written representations from reporting persons that all reportable transactions were reported, we believe that during 2010 all of our executive officers, directors and greater than 10% holders filed the reports required to be filed under Section 16(a) on a timely basis under Section 16(a), other than (1) Form 4s due on August 17, 2010 reporting the grant of restricted shares of Common Stock to Messrs. Grady, Keel, Mengle, Price, Isaac and Atkins, (2) a Form 4 due on August 17, 2010 reporting the grant of stock options to Mr. Isaac, (3) Form 4s due on August 26, 2010 and September 2, 2010 reporting the purchases of Common Stock by Mr. Backsen, (4) a Form 4 due on March 2, 2010 reporting the withholding of shares to satisfy tax obligations upon the vesting of restricted shares for Mr. Grady and (5) Form 4s due on March 2, 2010 and August 3, 2010 reporting the withholding of shares to satisfy tax obligations upon the vesting of restricted shares for Mr. Atkins.

STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS
FOR THE 2012 ANNUAL MEETING
     Pursuant to the rules promulgated by the SEC, stockholders interested in submitting a proposal for inclusion in our proxy materials and for presentation at the 2012 Annual Meeting of Stockholders may do so by following the procedures set forth in Rule 14a-8 under the Exchange Act. In general, to be eligible for inclusion in our proxy materials, stockholder proposals must be received by us no later than December 19, 2011.
     In addition to the requirements of Rule 14a-8, and as more specifically provided for in our By-Laws, in order for a nomination of persons for election to our Board or a proposal of business to be properly brought before our annual meeting of stockholders, it must be either specified in the notice of the meeting given by or at the direction of our Board or by a stockholder entitled to vote and who complies with the notice procedures set forth in our By-Laws. A stockholder making a nomination for election to our Board or a proposal of business for the 2012 Annual Meeting of Stockholders must deliver proper notice to us at least 90 days but not more than 120 days prior to the anniversary date of the 2011 Annual Meeting of Stockholders. In other words, for a stockholder nomination for election to our Board or a proposal of business to be considered at the 2012 Annual Meeting of Stockholders, it should be properly submitted to us no earlier than January 18, 2012 and no later than February 17, 2012.
     For each individual that a stockholder proposes to nominate as a director, the stockholder’s written notice to us must include the candidate’s name, contact information, biographical information and qualifications. The request must also include the potential candidate’s written consent to being named in our proxy statement as a nominee and to serving as a director if nominated and elected. From time to time, the Nominating and Governance Committee may request additional information from the nominee or the stockholder. For additional information about the notice requirements for director nominations, see Section 3.2 of our By-Laws. For any other business that a stockholder desires to bring before an annual meeting, the stockholder notice must provide a brief description of such business, the reasons for conducting the business and any material interest in the business of the stockholder and any beneficial owner on whose behalf the stockholder has made the proposal. For additional information about the notice requirements for other stockholder business, see Section 2.7 of our By-Laws.
     Under Rule 14a-4(c) of the Exchange Act, our Board may exercise discretionary voting authority under proxies solicited by it with respect to any matter properly presented by a stockholder at the 2012 Annual Meeting of Stockholders that the stockholder does not seek to have included in our proxy statement if (except as described in the following sentence) the proxy statement discloses the nature of the matter and how our Board intends to exercise its discretion to vote on the matter, unless we are notified of the proposal on or before March 1, 2012, and the stockholder satisfies the other requirements of Rule 14a-4(c)(2). If we first receive notice of the matter after March 1, 2012, and the matter nonetheless is permitted to be presented at the 2012 Annual Meeting of Stockholders, our Board may exercise discretionary voting authority with respect to the matter without including any discussion of the matter in the proxy statement for the meeting. We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with the requirements described above and other applicable requirements.

OTHER BUSINESS
     Our Board knows of no matter other than those described herein that will be presented for consideration at the Annual Meeting. However, should any other matters properly come before the Meeting or any adjournments thereof, it is the intention of the person(s) named in the accompanying Proxy to vote in accordance with their best judgment in the interest of our company and our stockholders.
ANNUAL REPORT
     A copy of the Annual Report on Form 10-K for the fiscal year ended December 31, 2010, but not including exhibits, is available at www.crimsonexploration.com. A copy of our Form 10-K, excluding exhibits, will be furnished at no charge to each person to whom a proxy statement is delivered upon the request of such person. Exhibits to the Annual Report on Form 10-K are available upon payment of a reasonable fee, which is limited to our expenses in furnishing the requested exhibit. Such requests should be directed to our Investor Relations department, Attn: Josh Wannarka, at 717 Texas Avenue, Suite 2900, Houston, Texas 77002, or call at (713) 236-7571
By Order of the Board of Directors,

Houston, Texas April 15, 2011	Allan D. Keel President and Chief Executive Officer

Exhibit A
CRIMSON EXPLORATION INC.
2005 STOCK INCENTIVE PLAN
Amended and Restated Effective as of August 15, 2008
1. Purpose; Eligibility.
     1.1 General Purpose. The name of this plan is the Crimson Exploration Inc. 2005 Stock Incentive Plan (the “Plan”). The purpose of the Plan is to enable Crimson Exploration Inc., a Delaware corporation (the “Company”), and any Affiliate to obtain and retain the services of the types of Employees, Consultants and Directors who will contribute to the Company’s long range success and to provide incentives which are linked directly to increases in share value which will inure to the benefit of all Shareholders of the Company.
     1.2 Eligible Award Recipients. The persons eligible to receive Awards are the Employees, Consultants and Directors of the Company and its Affiliates.
     1.3 Available Awards. The purpose of the Plan is to provide a means by which eligible recipients of Awards may be given an opportunity to benefit from increases in value of the Common Stock through the granting of one or more of the following Awards: (a) Incentive Stock Options, (b) Nonstatutory Stock Options, (c) Restricted Awards, (d) Unrestricted Awards, (e) Performance Awards, (f) Stock Appreciation Rights and (g) Dividend Equivalent Rights.
2. Definitions.
     2.1 “409A Award” means a grant or an award that is considered “nonqualified deferred compensation” within the meaning of Section 409A of the Code and Section 8 of this Plan.
     2.2 “Administrator” means the Board or the Committee appointed by the Board in accordance with Section 3.5.
     2.3 “Affiliate” means any parent corporation or subsidiary corporation of the Company, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.
     2.4 “Award” means any right granted under the Plan, including an Option, a Restricted Award, an Unrestricted Award, a Performance Award, a Stock Appreciation Right and a Dividend Equivalent Right.
     2.5 “Award Agreement” means a written agreement between the Company and a holder of an Award evidencing the terms and conditions of an individual Award grant. Each Award Agreement shall be subject to the terms and conditions of the Plan.
     2.6 “Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” shall be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.
     2.7 “Board” means the Board of Directors of the Company.

     2.8 “Cause” means, (a) with respect to any Participant who is a party to an employment or service agreement or employment policy manual with the Company or its Affiliates and such agreement or policy manual provides for a definition of Cause, as defined therein and (b) with respect to all other Participants, (i) the commission of, or plea of guilty or no contest to, a felony or a crime involving moral turpitude or the commission of any other act involving willful malfeasance or material fiduciary breach with respect to the Company or an Affiliate, (ii) conduct tending to bring the Company into substantial public disgrace, or disrepute, or (iii) gross negligence or willful misconduct with respect to the Company or an Affiliate. The Administrator, in its absolute discretion, shall determine the effect of all matters and questions relating to whether a Participant has been discharged for Cause.
     2.9 “Change in Control” means
     (a) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than the Permitted Holders;
     (b) the adoption of a plan relating to the liquidation or dissolution of the Company;
     (c) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” or “group” (as such terms are used in Section 13(d) of the Exchange Act) other than Permitted Holders, becomes the Beneficial Owner directly or indirectly of more than 50% of the voting power of the Company; or
     (d) Incumbent Directors cease for any reason to constitute at least a majority of the Board; and
     (e) The foregoing notwithstanding, a transaction shall not constitute a Change in Control if (1) its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction or (2) it constitutes an initial public offering or a secondary public offering that results in any security of the Company being listed (or approved for listing) on any securities exchange or designated (or approved for designation) as a national market security on an interdealer quotation system.
     2.10 “Code” means the Internal Revenue Code of 1986, as amended.
     2.11 “Committee” means a committee of one or more members of the Board appointed by the Board to administer the Plan in accordance with Section 3.5.
     2.12 “Common Stock” means the Common Stock, $0.001 par value per share, of the Company.
     2.13 “Company” means Crimson Exploration Inc., a Delaware corporation.
     2.14 “Consultant” means any person, including an advisor, (a) engaged by the Company or an Affiliate to render consulting or advisory services and who is compensated for such services or who provides bona fide services to the Company or an Affiliate pursuant to a written agreement or (b) who is a member of the Board of Directors of an Affiliate; provided that, except as otherwise permitted in Section 5.4 hereof, such person is a natural person and such services are not in connection with the offer or sale of securities in a capital raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities.
     2.15 “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. The Participant’s Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s Continuous Service. For example, a change in status from an Employee of the Company to a Consultant of an

Affiliate or a Director will not constitute an interruption of Continuous Service. The Administrator or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal leave.
     2.16 “Covered Employee” means the chief executive officer and the three other highest compensated officers of the Company (other than the chief executive officer and the principal financial officer) for whom total compensation is required to be reported to Shareholders under the Exchange Act, as determined for purposes of Section 162(m) of the Code, as such term may be amended or modified by the Internal Revenue Service from time to time.
     2.17 “Date of Grant” means the date on which the Administrator adopts a resolution expressly granting and fixing the relevant terms of an Award to a Participant or, if a different date is set forth in such resolution as the Date of Grant, then such date as is set forth in such resolution.
     2.18 “Deferral Eligible Participant” means a Participant who is employed by the Company or an Affiliate as a key executive, managerial or highly compensated employee and who is determined by the Administrator to qualify for inclusion in a “select group of management or highly compensated employees” as described in Sections 201(2), 301(a)(3), 401(a)(1) and 4021(b)(6) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), who is designated by the Administrator in its discretion to be eligible to make an elective Unrestricted Stock deferral election pursuant to Section 7.2(b).
     2.19 “Director” means a member of the Board of Directors of the Company.
     2.20 “Disability” means that the Optionee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment; provided, however, for purposes of determining the term of an Incentive Stock Option pursuant to Section 6.12 hereof, the term Disability shall have the meaning ascribed to it under Code Section 22(e)(3). The determination of whether an individual has a Disability shall be determined under procedures established by the Plan Administrator. Except in situations where the Plan Administrator is determining Disability for purposes of the term of an Incentive Stock Option pursuant to Section 6.12 hereof within the meaning of Code Section 22(e)(3), the Plan Administrator may rely on any determination that a Participant is disabled for purposes of benefits under any long-term disability plan maintained by the Company or any Affiliate in which a Participant participates.
     2.21 “Dividend Equivalent Right” means an Award granted pursuant to Section 7.5.
     2.22 “Effective Date” means February 28, 2005, the date the Board originally adopted the Plan. This amendment and restatement of the Plan is effective on the date it is approved by the Board.
     2.23 “Employee” means any person employed by the Company or an Affiliate. Mere service as a Director or payment of a director’s fee by the Company or an Affiliate shall not be sufficient to constitute “employment” by the Company or an Affiliate.
     2.24 “Exchange Act” means the Securities Exchange Act of 1934, as amended.
     2.25 “Fair Market Value” means, as of any date, the value of the Common Stock as determined in good faith by the Administrator; provided, however, that (i) if the Common Stock is admitted to quotation on the National Association of Securities Dealers Automated Quotation System (“Nasdaq”), the Fair Market Value on any given date shall not be less than the average of the highest bid and lowest asked prices of the Common Stock reported for such date or, if no bid and asked prices were reported for such date, for the last day preceding such date for which such prices were reported or (ii) if the Common Stock is admitted to trading on a national securities exchange or the Nasdaq National Market or Nasdaq Small Cap Market, the Fair Market Value on any date shall not be less than the closing price reported for the Common Stock on such exchange or system for such date or, if no sales were reported for such date, for the last date preceding the date for such a sale was reported.

     2.26 “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.
     2.27 “Incumbent Directors” means individuals who, on the Effective Date, constitute the Board, provided that any individual becoming a Director subsequent to the Effective Date whose election or nomination for election to the Board was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for Director without objection to such nomination) shall be an Incumbent Director. No individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to Directors or as a result of any other actual or threatened solicitation of proxies by or on behalf of any person other than the Board shall be an Incumbent Director.
     2.28 “Listing Date” means the first date upon which any security of the Company is listed (or approved for listing) upon notice of issuance on any securities exchange or designated (or approved for designation) upon notice of issuance as a national market security on an interdealer quotation system.
     2.29 “Non-Employee Director” means a Director who is a “non-employee director” within the meaning of Rule 16b-3.
     2.30 “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.
     2.31 “Officer” means (a) before the Listing Date, any person designated by the Company as an officer and (b) on and after the Listing Date, a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.
     2.32 “Option” means an Incentive Stock Option or a Nonstatutory Stock Option granted pursuant to the Plan.
     2.33 “Option Agreement” means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an individual Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan and need not be identical.
     2.34 “Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.
     2.35 “Outside Director” means a Director who is an “outside director” within the meaning of Section 162(m) of the Code and Treasury Regulations Section 1.162-27(e)(3).
     2.36 “Participant” means a person to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Award.
     2.37 “Performance Award” means Awards granted pursuant to Section 7.3.
     2.38 “Permitted Holders” means Oaktree Capital Management, LLC, OCM GW Holdings, LLC, and the Related Parties.
     2.39 “Plan” means this Crimson Exploration Inc. 2005 Stock Incentive Plan.
     2.40 “Related Party” means (1) any controlling Shareholder, partner, member or 51% (or more) owned subsidiary of Oaktree Capital Management, LLC or OCM GW Holdings, LLC; or (2) any trust, corporation, partnership, limited liability company or other entity, the beneficiaries, Shareholders, partners, members, owners or persons beneficially holding (directly or through one or more subsidiaries) a 51% or more controlling interest of which consist of either or both of Oaktree Capital Management, LLC or OCM GW Holdings, LLC and/or such other persons referred to in the immediately preceding clause or this clause (2).

     2.41 “Restricted Award” means any Award granted pursuant to Section 7.1.
     2.42 “Right of Repurchase” means the Company’s option to repurchase unvested Common Stock acquired under the Plan upon the Participant’s termination of Continuous Service pursuant to Section 11.8.
     2.43 “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.
     2.44 “SEC” means the Securities and Exchange Commission.
     2.45 “Securities Act” means the Securities Act of 1933, as amended.
     2.46 “Stock Appreciation Right” means the right pursuant to an award granted under Section 7.4 to receive an amount equal to the excess, if any, of (A) the Fair Market Value, as of the date such Stock Appreciation Right or portion thereof is surrendered, of the shares of stock covered by such right or such portion thereof, over (B) the aggregate SAR exercise price of such right or such portion thereof.
     2.47 “Ten Percent Shareholder” means a person who owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any of its Affiliates.
     2.48 “Unrestricted Award” means any Award granted pursuant to Section 7.2.
3. Administration.
     3.1 Administration by Board. The Plan shall be administered by the Board unless and until the Board delegates administration to a Committee, as provided in Section 3.5 (the group that administers the Plan is referred to as the “Administrator”).
     3.2 Powers of Administrator. The Administrator shall have the power and authority to select and grant to Participants, Awards pursuant to the terms of the Plan.
     3.3 Specific Powers. In particular, the Administrator shall have the authority: (i) to construe and interpret the Plan and apply its provisions; (ii) to promulgate, amend and rescind rules and regulations relating to the administration of the Plan; (iii) to authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of the Plan; (iv) to determine when Awards are to be granted under the Plan; (v) from time to time to select, subject to the limitations set forth in this Plan, those Participants to whom Awards shall be granted; (vi) to determine the number of shares of Common Stock to be made subject to each Award; (vii) to determine whether each Stock Option is to be an ISO or a Non-Statutory Stock Option; (viii) to prescribe the terms and conditions of each Award, including, without limitation, the exercise price and medium of payment, vesting provisions and Right of Repurchase provisions, and to specify the provisions of the Award Agreement relating to such grant or sale; (ix) to amend any outstanding Awards for the purpose of modifying the time or manner of vesting, the purchase price or exercise price, as the case may be, subject to applicable legal restrictions; provided, however, that if any such amendment impairs a Participant’s rights or increases a Participant’s obligations under his or her Award, such amendment shall also be subject to the Participant’s consent (provided, however, a cancellation of an Award where the Participant receives a payment equal in value to the Fair Market Value of the vested Award or, in the case of vested Options, the difference between the Fair Market Value of the Common Stock subject to a Stock Option and the exercise price, shall not constitute an impairment of the Participant’s rights that requires consent); (x) to determine the duration and purpose of leaves of absences which may be granted to a Participant without constituting termination of their employment for purposes of the Plan; (xi) to make decisions with respect to outstanding Stock Options that may become necessary upon a change in corporate control or an event that triggers anti-dilution adjustments; and (xii) to exercise discretion to make any and all other determinations which it determines to be necessary or advisable for administration of the Plan.

     3.4 Decisions Final. All decisions made by the Administrator pursuant to the provisions of the Plan shall be final and binding on the Company and the Participants, unless such decisions are determined to be arbitrary and capricious.
     3.5 The Committee.
     (a) General. The Board may delegate administration of the Plan to a Committee or Committees of one or more members of the Board, and the term “Committee” shall apply to any person or persons to whom such authority has been delegated. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board or the Plan Administrator shall thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan. The members of the Committee shall be appointed by and to serve at the pleasure of the Board. From time to time, the Board may increase or decrease the size of the Committee, add additional members to, remove members (with or without cause) from, appoint new members in substitution therefor, and fill vacancies, however caused, in the Committee. The Committee shall act pursuant to a vote of the majority of its members or, in the case of a committee comprised of only two members, the unanimous consent of its members, whether present or not, or by the written consent of the majority of its members and minutes shall be kept of all of its meetings and copies thereof shall be provided to the Board. Subject to the limitations prescribed by the Plan and the Board, the Committee may establish and follow such rules and regulations for the conduct of its business as it may determine to be advisable.
     (b) Committee Composition when Common Stock is Publicly Traded. At such time as the Common Stock is publicly traded, in the discretion of the Board, a Committee may consist solely of two or more Non-Employee Directors who are also Outside Directors. The Board shall have discretion to determine whether or not it intends to comply with the exemption requirements of Rule 16b-3 of the Exchange Act and/or Section 162(m) of the Code. However, if the Board intends to satisfy such exemption requirements, with respect to awards to any Covered Employee and with respect to any insider subject to Section 16 of the Exchange Act, the Committee shall be a compensation committee of the Board that at all times consists solely of two or more Non-Employee Directors who are also Outside Directors. Within the scope of such authority, the Board or the Committee may (i) delegate to a committee of one or more members of the Board who are not Outside Directors the authority to grant Stock Rights to eligible persons who are either (A) not then Covered Employees and are not expected to be Covered Employees at the time of recognition of income resulting from such Stock Award or (B) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code or (ii) delegate to a committee of one or more members of the Board who are not Non-Employee Directors the authority to grant Stock Awards to eligible persons who are not then subject to Section 16 of the Exchange Act.
     3.6 Indemnification. In addition to such other rights of indemnification as they may have as Directors or members of the Committee, and to the extent allowed by applicable law, the Administrator and each of the Administrator’s consultants shall be indemnified by the Company against the reasonable expenses, including attorney’s fees, actually incurred in connection with any action, suit or proceeding or in connection with any appeal therein, to which the Administrator or any of its consultants may be party by reason of any action taken or failure to act under or in connection with the Plan or any option granted under the Plan, and against all amounts paid by the Administrator or any of its consultants in settlement thereof (provided that the settlement has been approved by the Company, which approval shall not be unreasonably withheld) or paid by the Administrator or any of its consultants in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Administrator or any of its consultants did not act in good faith and in a manner which such person reasonably believed to be in the best interests of the Company, and in the case of a criminal proceeding, had no reason to believe that the conduct complained of was unlawful; provided, however, that within 60 days after institution of any such action, suit or proceeding, such Administrator or any of its consultants shall, in writing, offer the Company the opportunity at its own expense to handle and defend such action, suit or proceeding.

4. Shares Subject to the Plan.
     4.1 Share Reserve. Subject to the provisions of Section 12.1 relating to adjustments upon changes in Common Stock, the shares that may be issued pursuant to Awards shall consist of the Company’s authorized but unissued Common Stock, and the maximum aggregate amount of such Common Stock which may be issued upon exercise of all Awards under the Plan shall not exceed 3,852,500 shares, all of which may be used for Incentive Stock Options. The maximum amount of Common Stock that may be issued under the Plan specified above shall be reduced by 152,500, the total number of shares (as adjusted for the Company’s 10-for-1 reverse stock split effective September 16, 2006) underlying options and awards granted and outstanding on the Effective Date (“Prior Outstanding Awards”) under the terms of the GulfWest Energy Inc. 2004 Stock Option and Compensation Plan (the “2004 Plan”). If, prior to the termination of the Plan, a Prior Outstanding Award shall expire, be forfeited or terminate for any reason without having been exercised in full, the shares subject to such expired, forfeited or terminated rights shall again be available for purposes of this Plan and the number of shares of Common Stock which may be issued upon the exercise of Awards under the Plan shall be increased by the number of shares of Common Stock underlying such expired, forfeited or terminated Prior Outstanding Awards that become eligible for Award under this Plan. In no event, however, will the maximum aggregate amount of Common Stock which may be issued upon exercise of all grants and awards under the Plan, including Incentive Stock Options and Prior Outstanding Awards that terminate and become available under this Plan, exceed 3,852,500 shares of Common Stock, subject to adjustment in accordance with Section 12.1 hereof.
     4.2 Reversion of Shares to the Share Reserve. If any Award shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full, the shares of Common Stock not acquired under such Award shall revert to and again become available for issuance under the Plan. If Common Stock issued under the Plan is reaquired by the Company pursuant to the terms of a Right of Repurchase or other forfeiture provision, such shares of Common Stock shall again be available for issuance under the Plan.
     4.3 Source of Shares. The shares of Common Stock subject to the Plan may be authorized but unissued Common Stock or reacquired Common Stock, bought on the market, pursuant to any Right of Repurchase or other forfeiture provision, or otherwise.
5. Eligibility.
     5.1 Eligibility for Specific Awards. Eligible Award recipients who are selected by the Administrator shall be eligible for Awards hereunder, subject to limitations set forth in this Plan; provided, however, Incentive Stock Options may be granted only to Employees. Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants who are designated by the Administrator.
     5.2 Ten Percent Shareholders. A Ten Percent Shareholder shall not be granted an Incentive Stock Option unless the exercise price of such Option is at least 110% of the Fair Market Value of the Common Stock at the Date of Grant and the Option is not exercisable after the expiration of five years from the Date of Grant.
     5.3 Section 162(m) Limitation. Subject to the provisions of Section 12.1 relating to adjustments upon changes in the shares of Common Stock, no Employee shall be eligible to be granted Options or Stock Appreciation Rights covering more than 500,000 shares of Common Stock during any calendar year. This Section 5.3 shall not apply prior to the Listing Date and, following the Listing Date, this Section 5.3 shall not apply until (a) the earliest of: (i) the first material modification of the Plan (including any increase in the number of shares of Common Stock reserved for issuance under the Plan in accordance with Section 4.1); (ii) the issuance of all of the shares of Common Stock reserved for issuance under the Plan; (iii) the expiration of the Plan; or (iv) the first meeting of Shareholders at which Directors are to be elected that occurs after the close of the third calendar year following the calendar year in which occurred the first registration of an equity security under Section 12 of the Exchange Act; or (b) such other date required by Section 162(m) of the Code and the rules and regulations promulgated thereunder.
     5.4 Consultants. From and after the Listing Date, a Consultant shall not be eligible for the grant of an Award if, at the time of grant, a Form S-8 Registration Statement under the Securities Act (“Form S-8”) is not available to register either the offer or the sale of the Company’s securities to such Consultant because of the nature of the services that the Consultant is providing to the Company, or because the Consultant is not a natural person, or as otherwise provided by the rules governing the use of Form S-8, unless the Company determines both (i) that such grant (1) shall be registered in another manner under the Securities Act (e.g., on a Form S-3 Registration Statement) or (2) does not require registration under the Securities Act in order to comply with the requirements of the Securities Act, if applicable, and (ii) that such grant complies with the securities laws of all other relevant jurisdictions.
     5.5 Directors. Each Director of the Company shall be eligible to receive discretionary grants of Awards, as well as grants pursuant to the Director Compensation Plan adopted by the Board on June 1, 2005, under the Plan.
6. Option Provisions. Each Option shall be in such form and shall contain such terms and conditions as the Administrator shall deem appropriate. All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates will be issued for shares of Common Stock purchased on exercise of each type of Option. Notwithstanding the foregoing, the Company shall have no liability to any Participant or any other person if an Option designated as an Incentive Stock Option fails to qualify as such at any time or if an Option is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code and the terms of such Option do not satisfy the additional conditions applicable to nonqualified deferred compensation under Section 409A of the Code and Section 8 of the Plan. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:
     6.1 Term. Subject to the provisions of Section 5.2 regarding Ten Percent Shareholders, no Incentive Stock Option shall be exercisable after the expiration of 10 years from the date it was granted.
     6.2 Exercise Price of an Incentive Stock Option. Subject to the provisions of Section 5.2 regarding Ten Percent Shareholders, the exercise price of each Incentive Stock Option shall be not less than 100% of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, an Incentive Stock Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.
     6.3 Exercise Price of a Nonstatutory Stock Option. The exercise price of each Nonstatutory Stock Option shall be not less than 35% of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted; provided, however, any Nonstatutory Stock Option with an exercise price less than the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted shall be a 409A Award and shall be subject to the additional requirements of Section 8. Notwithstanding the foregoing, a Nonstatutory Stock Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.
     6.4 Consideration. The purchase price of Common Stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (i) in cash or by certified or bank check at the time the Option is exercised or (ii) or in the discretion of the Administrator, upon such terms as the Administrator shall approve, the exercise price may be paid: (1) by delivery to the Company of other Common Stock, duly endorsed for transfer to the Company, with a Fair Market Value on the date of delivery equal to the exercise price (or portion thereof) due for the number of shares being acquired, or by means of attestation whereby the Participant identifies for delivery specific shares of Common Stock that have been held for more than six months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes) that have a Fair Market Value on the date of attestation equal to the exercise price (or portion thereof) and receives a number of shares of Common Stock equal to the difference between the number of shares thereby purchased and the number of identified attestation shares of Common Stock (a “Stock For Stock Exchange”); (2) during any period for which the Common Stock is publicly traded (i.e., the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market, or if the Common Stock is quoted on the Nasdaq System (but not on the Nasdaq National Market) or any similar system whereby the Common Stock is regularly quoted by a recognized securities dealer but closing sale prices are not reported), by a copy of instructions to a broker directing such broker to sell the Common Stock for which such Option is exercised, and to remit to the

Company the aggregate Exercise Price of such Options (a “Cashless Exercise”); (3) in any other form of legal consideration that may be acceptable to the Administrator, including without limitation with a full-recourse promissory note; provided, however, if applicable law requires, the par value (if any) of Common Stock, if newly issued, shall be paid in cash or cash equivalents. The interest rate payable under the terms of the promissory note shall not be less than the minimum rate (if any) required to avoid the imputation of additional interest under the Code. Subject to the foregoing, the Administrator (in its sole discretion) shall specify the term, interest rate, amortization requirements (if any) and other provisions of such note. Unless the Administrator determines otherwise, shares of Common Stock having a Fair Market Value at least equal to the principal amount of any such loan shall be pledged by the holder to the Company as security for payment of the unpaid balance of the loan and such pledge shall be evidenced by a pledge agreement, the terms of which shall be determined by the Administrator, in its discretion; provided, however, that each loan shall comply with all applicable laws, regulations and rules of the Board of Governors of the Federal Reserve System and any other governmental agency having jurisdiction. Unless otherwise specifically provided in the Option, the purchase price of Common Stock acquired pursuant to an Option that is paid by delivery (or attestation) to the Company of other Common Stock acquired, directly or indirectly from the Company, shall be paid only by shares of the Common Stock of the Company that have been held for more than six months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes). Notwithstanding the forgoing, during any period for which the Common Stock is publicly traded (i.e., the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market, or if the Common Stock is quoted on the Nasdaq System (but not on the Nasdaq National Market) or any similar system whereby the Common Stock is regularly quoted by a recognized securities dealer but closing sale prices are not reported), a Cashless Exercise, exercise with a promissory note or other transaction by a Director or executive officer that involves or may involve a direct or indirect extension of credit or arrangement of an extension of credit by the Company, or an Affiliate in violation of Section 402(a) of the Sarbanes-Oxley Act (codified as Section 13(k) of the Securities Exchange Act of 1934, 15 U.S.C. § 78m(k)) shall be prohibited with respect to any Award under this Plan.
     6.5 Transferability of an Incentive Stock Option. An Incentive Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.
     6.6 Transferability of a Nonstatutory Stock Option. A Nonstatutory Stock Option may, in the sole discretion of the Administrator, be transferable to a permitted transferee upon written approval by the Administrator to the extent provided in the Option Agreement. A permitted transferee includes: (1) a transfer by gift or domestic relations order to a member of the Optionholder’s immediate family (child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Optionholder’s household (other than a tenant or employee), a trust in which these persons have more than 50% of the beneficial interest, a foundation in which these persons (or the Optionholder) control the management of assets, and any other entity in which these persons (or the Optionholder) own more than 50% of the voting interests; (2) third parties designated by the Administrator in connection with a program established and approved by the Administrator pursuant to which Participants may receive a cash payment or other consideration in consideration for the transfer of such Nonstatutory Stock Option; and (3) such other transferees as may be permitted by the Administrator in its sole discretion. If the Nonstatutory Stock Option does not provide for transferability, then the Nonstatutory Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.
     6.7 Vesting Generally. The Option may, but need not, vest and therefore become exercisable in periodic installments that may, but need not, be equal. The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Administrator may deem appropriate. The vesting provisions of individual Options may vary. No Option may be exercised for a fraction of a share of Common Stock. The Administrator may, but shall not be required to, provide for an acceleration of vesting and exercisability in the terms of any Option Agreement upon the occurrence of a Change in Control of the Company.
     6.8 Termination of Continuous Service. Unless otherwise provided in an Option Agreement or in an employment agreement the terms of which have been approved by the Administrator, in the event an Optionholder’s Continuous Service terminates (other than upon the Optionholder’s death or Disability or termination by the Company for Cause), the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination) but only within such period of time ending on the earlier of (a) the date three months following the termination of the Optionholder’s Continuous Service, or (b) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Optionholder does not exercise his or her Option within the time specified in the Option Agreement, the Option shall terminate. Outstanding Options that are not exercisable at the time an Optionholder’s Continuous Service terminates for any reason other than for Cause (including an Optionholder’s death or Disability) shall be forfeited and expire at the close of business on the date of such termination. If the Optionholder’s Continuous Service terminates for Cause, all outstanding Options shall be forfeited (whether or not vested) and expire as of the beginning of business on the date of such termination for Cause.
     6.9 Employment by a Competitor. Unless otherwise provided in an Option Agreement or in an employment agreement the terms of which have been approved by the Administrator, in the event an Optionholder (i) voluntarily resigns his or her employment with the Company and its Affiliates and (ii) thereafter is employed by any person or entity that is engaged in any line of business in which the Company or any Affiliate is engaged as of the date of such resignation (a “Competitor”), then all Options held by such Optionholder shall expire on the later of the 30th day following the Optionholders termination of Continuous Service or the commencement of such Optionholder’s employment with such Competitor, irrespective of whether such Optionholder’s employment with the Competitor continues through such 30-day period.
     6.10 Extension of Termination Date. An Optionholder’s Option Agreement may also provide that if the exercise of the Option following the termination of the Optionholder’s Continuous Service for any reason other than Cause (including upon the Optionholder’s death or Disability) would be prohibited at any time because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act or any other state or federal securities law, then the Option shall terminate on the earlier of (a) the expiration of the term of the Option in accordance with Section 6.1 or (b) the expiration of a period after termination of the Participant’s Continuous Service that is three months after the end of the period during which the exercise of the Option would be in violation of such registration or other securities law requirements.
     6.11 Death of Optionholder. Unless otherwise provided in an Option Agreement, in the event an Optionholder’s Continuous Service terminates as a result of the Optionholder’s death, then the Option may be exercised (to the extent the Optionholder was entitled to exercise such Option as of the date of death) by the Optionholder’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the Option upon the Optionholder’s death, but only within the period ending on the earlier of (a) the date 12 months following the date of death or (b) the expiration of the term of such Option as set forth in the Option Agreement. If, after death, the Option is not exercised within the time specified herein, the Option shall terminate.
     6.12 Disability of Optionholder. Unless otherwise provided in an Option Agreement, in the event that an Optionholder’s Continuous Service terminates as a result of the Optionholder’s Disability, the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination), but only within such period of time ending on the earlier of (a) the date 12 months following such termination or (b) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Optionholder does not exercise his or her Option within the time specified herein, the Option shall terminate.
     6.13 Early Exercise. The Option may, but need not, include a provision whereby the Optionholder may elect at any time before the Optionholder’s Continuous Service terminates to exercise the Option as to any part or all of the shares of Common Stock subject to the Option prior to the full vesting of the Option. In such case, the shares of Common Stock acquired on exercise shall be subject to the vesting schedule that otherwise would apply to determine the exercisability of the Option. Any unvested shares of Common Stock so purchased may be subject to a Right of Repurchase in favor of the Company or to any other restriction the Administrator determines to be appropriate. The Company will not be required to exercise its Right of Repurchase until at least six months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes) have elapsed following exercise of the Option unless the Administrator otherwise specifically provides in the Option.
     6.14 Reload Options. At the discretion of the Administrator, the Option may include a “reload” feature pursuant to which an Optionholder exercising an option by the delivery of a number of shares of Common Stock in accordance with Section 6.4 hereof would automatically be granted an additional Option (with an exercise price equal to the Fair Market Value of the Common Stock on the date the additional Option is granted and with the same expiration date as the original Option being exercised, and with such other terms as the Administrator may provide) to purchase that number of shares of Common Stock equal to the number delivered in a Stock For Stock Exercise of the original Option.
     6.15 Additional Requirements Under Section 409A. Each Option agreement shall include a provision whereby, notwithstanding any provision of the Plan or the Option agreement to the contrary, the Option shall satisfy the additional conditions applicable to nonqualified deferred compensation under Section 409A of the Code, in accordance with Section 8 hereof, in the event any Option under this Plan is granted with an exercise price less than Fair Market Value of the Common Stock subject to the Option on the date the Option is granted (regardless of whether or not such exercise price is intentionally or unintentionally priced at less than Fair Market Value, or is materially modified at a time when the Fair Market Value exceeds the exercise price), or is otherwise determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code.
     6.16 Incentive Stock Option $100,000 Limitation. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and its Affiliates) exceeds $100,000, the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options.
7. Provisions of Awards Other Than Options.
     7.1 Restricted Awards. The Administrator may from time to time award (or sell at a purchase price determined by the Administrator) restricted Common Stock under the Plan to eligible Participants. Restricted Awards may not be sold, assigned, transferred or otherwise disposed of, pledged or hypothecated as collateral for a loan or as security for the performance of any obligation or for any other purpose for such period (the “Restricted Period”) as the Administrator shall determine. Each restricted stock purchase agreement shall be in such form and shall contain such terms, conditions and Restricted Periods as the Administrator shall deem appropriate. The terms and conditions of the restricted stock purchase agreements may change from time to time, and the terms and conditions of separate restricted stock purchase agreements need not be identical, but each restricted stock purchase agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:
     (a) Purchase Price. The purchase price of restricted Awards shall be determined by the Administrator, and may be stated as cash, property, a contract for future services or prior services.
     (b) Consideration. The consideration for Common Stock acquired pursuant to the restricted stock purchase agreement shall be paid either: (i) in cash at the time of purchase; or (ii) in any other form of legal consideration that may be acceptable to the Administrator in its discretion including, without limitation, a recourse promissory note, property or a Stock For Stock Exchange, a contract for future services or prior services that the Administrator determines have a value at least equal to the Fair Market Value of such Common Stock.
     (c) Vesting. Shares of Common Stock acquired under the restricted stock purchase agreement may, but need not, be subject to a Restricted Period that specifies a Right of Repurchase in favor of the Company in accordance with a vesting schedule to be determined by the Administrator, or forfeiture in the event the consideration was in the form of prior or future services. The Administrator in its discretion may provide for an acceleration of vesting in the terms of any restricted stock purchase agreement in the event a Change in Control occurs.
     (d) Termination of Participant’s Continuous Service. Unless otherwise provided in an Option Agreement or a restricted stock purchase agreement or in an employment agreement the terms of which have been approved by the Administrator, in the event a Participant’s Continuous Service terminates for any reason, the Company may exercise its Right of Repurchase or otherwise reacquire, or the Participant shall forfeit unvested shares acquired in consideration of prior or future services, and any or all of the shares of Common Stock held by the Participant which have not vested as of the date of termination under the terms of the Option Agreement or restricted stock purchase agreement shall be forfeited and the Participant shall have no rights with respect to the Award.
     (e) Transferability. Rights to acquire shares of Common Stock under the restricted stock purchase agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the restricted stock purchase agreement, as the Administrator shall determine in its discretion, so long as Common Stock awarded under the restricted stock purchase agreement remains subject to the restrictions of the restricted stock purchase agreement.
     (f) Concurrent Tax Payment. The Administrator, in its sole discretion, may (but shall not be required to) provide for payment of a concurrent cash award in an amount equal, in whole or in part, to the estimated after tax amount required to satisfy applicable federal, state or local tax withholding obligations arising from the receipt and deemed vesting of restricted stock for which an election under Section 83(b) of the Code may be required.
     (g) Lapse of Restrictions. Upon the expiration or termination of the Restricted Period and the satisfaction of any other conditions prescribed by the Administrator, the restrictions applicable to the restricted Award shall lapse and a stock certificate for the number of shares of Common Stock with respect to which the restrictions have lapsed shall be delivered, free of any restrictions except those that may be imposed by law, to the Participant or the Participant’s beneficiary or estate, as the case may be. The Company shall not be required to deliver any fractional share of Common Stock but will pay, in lieu thereof, the Fair Market Value of such fractional share in cash to the Participant or the Participant’s beneficiary or estate, as the case may be. The Common Stock certificate shall be issued and delivered and the Participant shall be entitled to the beneficial ownership rights of such Common Stock not later than (i) the date that is 2-1/2 months after the end of the Participant’s taxable year for which the Restricted Period ends and the Participant has a legally binding right to such amounts; or (ii) the date that is 2-1/2 months after the end of the Company’s taxable year for which the Restricted Period ends and the Participant has a legally binding right to such amounts, whichever is later.
     7.2 Unrestricted Awards.
     (a) Grant or Sale of Unrestricted Stock. The Administrator may, in its sole discretion, award (or sell at a purchase price determined by the Administrator) an Unrestricted Award to any Participant, pursuant to which such individual may receive shares of Common Stock free of any vesting restriction (“Unrestricted Stock”) under the Plan. Unrestricted Awards may be granted or sold as described in the preceding sentence in respect of past services or other valid consideration, or in lieu of any cash compensation due to such individual. Except as elected pursuant to Section 7.2(b), the Common Stock certificate for Unrestricted Stock shall be issued and delivered and the Participant shall be entitled to the beneficial ownership rights of such Common Stock not later than (i) the date that is 2-1/2 months after the end of the Participant’s taxable year for which services rendered as consideration were provided and in which the Participant has a legally binding right to such amounts; or (ii) the date that is 2-1/2 months after the end of the Company’s taxable year for which services rendered as consideration were provided and in which the Participant has a legally binding right to such amounts, whichever is later.
     (b) Deferral of Awards. Each Participant who has made an election to receive shares of Unrestricted Stock under this Section 7.2 will have the right to defer receipt of up to 100% of such shares of Unrestricted Stock payable to such Participant in accordance with such rules and procedures as may from time to time be established by the Company for that purpose. The deferred Unrestricted Stock shall be entitled to receive Dividend Equivalent Rights settled in shares of Common Stock. A deferral election must satisfy the election timing requirements of Section

7.2(b)(1) or Section 7.2(b)(2) and the 409A Award conditions of Section 8 in addition to the additional requirements of this Section7.2(b).
     (1) The Participant’s election to defer an Award of Unrestricted Stock must be filed with the Administrator during the election period ending not later than the close of the preceding calendar year (or at such other time as may be permitted by the Administrator that is provided in regulations under Section 409A of the Code). In the case of the first calendar year in which a Participant becomes a Deferral Eligible Participant, such election may be made with respect to services to be performed subsequent to the election within 30 days after the date the Participant becomes a Deferral Eligible Participant.
     (2) The Participant’s election to defer a performance-based Unrestricted Stock Award determined with respect to services performed over a period of at least 12 months, must be filed with the Administrator during the election period ending not later than six months before the end of the performance measurement period, or such other period as is permitted under Section 409A of the Code.
     (3) A deferral election shall be irrevocable once filed with the Administrator, except as otherwise provided herein. The Administrator may, but is not required to, permit a subsequent election to further defer or change (but not accelerate) the timing or form of distribution. However, a subsequent election will not be permitted unless (i) the subsequent election does not become effective until at least 12 months after the date on which the subsequent election is filed with the Administrator; (ii) except in the case of a distribution on account of the Participant’s death, becoming Disabled (as defined in Section 8.4(b)), or an Unforeseeable Emergency (as defined in Section 8.4(c)), the subsequent election must defer the payment for not less than five years from the date such distribution would otherwise have been made; and (iii) any subsequent election to defer the time or form of a distribution scheduled for a fixed date or pursuant to a fixed schedule specified in the initial election may not be made less than 12 months prior to the date of the first scheduled distribution.
     (4) Continuing Election. An Unrestricted Stock deferral election shall continue in effect from year to year while the Participant continues to be a Deferral Eligible Participant unless it is revoked or modified during an election period permitted under Section 7.2(b)(1).
     (5) Bookkeeping Account. At such time or times as the Participant would have been, but for the Unrestricted Stock deferral election, entitled to purchase or receive shares of Common Stock, the Administrator shall credit the Participant’s notional stock account with an appropriate number of shares of Common Stock determined by dividing the deferred amount by the Fair Market Value of a share of Common Stock on such date. If the amount withheld is insufficient to credit the Participant with a whole number of shares of Common Stock, any residual credit shall be credited to the Participant’s account and carried forward until such credits can be combined with any subsequent deferrals to credit the Participant’s notional stock account with additional shares of Common Stock.
     (6) Vesting. Each Participant who enters into an Unrestricted Stock deferral election shall have a fully vested non-forfeitable interest in all amounts covered by the Stock Purchase Deferral Election under the Plan and the earnings, losses and dividend equivalents credited thereto. Notwithstanding the foregoing, all amounts credited to the Participant’s notional stock account shall be unfunded, payable from the Company’s general assets and subject to the claims of the Company’s creditors. The Unrestricted Stock deferral election constitutes a mere promise by the Company to make benefit payments in the future, shall not constitute Common Stock, and shall not be deemed to be held under any trust, escrow or other secured or segregated fund, but shall remain a general unpledged, unrestricted asset of the Company at all times subject to the claims of general creditors of the Company. Benefits shall not be transferable and shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge or encumbrance by any Participant or beneficiary and any attempt to do so shall be null and void, nor may the same be subject to attachment or seizure by any creditor of any Participant or any beneficiary.
     (7) Distributions. Distribution of the Participants notional stock account shall be made only in the form of shares of Common Stock (except for any residual credit where the amount withheld was insufficient to credit the Participant with the equivalent of a whole number of shares of Common Stock). All distributions shall be subject to the 409A Award conditions of Section 8.

     (8) Restrictions on Transfers. The right to receive Unrestricted Stock on a deferred basis may not be sold, assigned, transferred, pledge or otherwise encumbered, other than by will or the laws of descent and distribution.
     7.3 Performance Awards.
     (a) Nature of Performance Awards. A Performance Award is an Award entitling the recipient to acquire actual shares of Common Stock or hypothetical Common Stock units having a value equal to the Fair Market Value of an identical number of shares of Common Stock upon the attainment of specified performance goals. The Administrator may make Performance Awards independent of or in connection with the granting of any other Award under the Plan. Performance Awards may be granted under the Plan to any Participant, including those who qualify for awards under other performance plans of the Company. The Administrator in its sole discretion shall determine whether and to whom Performance Awards shall be made, the performance goals applicable under each Award, the periods during which performance is to be measured, and all other limitation and conditions applicable to the awarded shares; provided, however, that the Administrator may rely on the performance goals and other standards applicable to other performance unit plans of the Company in setting the standards for Performance Awards under the Plan. Performance goals shall be based on a pre-established objective formula or standard that specifies the manner of determining the number of Performance Award shares that will be granted or will vest if the performance goal is attained. Performance goals will be determined by the Administrator prior to the time 25% of the service period has elapsed and may be based on one or more business criteria that apply to a Participant, a business unit or the Company and its Affiliates. Such business criteria may include, by way of example and without limitation, performance measures related to revenue, production, earnings before interest, taxes, depreciation and amortization (EBITDA), funds from operations, funds from operations per share, operating income, pre or after tax income, cash available for distribution, cash available for distribution per share, net earnings, earnings per share, return on equity, return on assets, return on invested capital, share price performance, improvements in the Company’s attainment of expense levels, and implementing or completion of critical projects, or improvement in cash-flow (before or after tax). A performance goal may be measured over a performance period on a periodic, annual, cumulative or average basis and may be established on a corporate-wide basis or established with respect to one or more operating units, divisions, subsidiaries, acquired businesses, minority investments, partnerships or joint ventures. More than one performance goal may be incorporated in a performance objective, in which case achievement with respect to each performance goal may be assessed individually or in combination with each other. The Administrator may, in connection with the establishment of performance objectives for a performance period, establish a matrix setting forth the relationship between performance on two or more performance goals and the amount of the Performance Award payable for that performance period. The level or levels of performance specified with respect to a performance goal may be established in absolute terms, as objectives relative to performance in prior periods, as an objective compared to the performance of one or more comparable companies or an index covering multiple companies, or otherwise as the Administrator may determine. Performance objectives shall be objective and, if the Company is publicly traded, shall otherwise meet the requirements of Section 162(m) of the Code. Performance objectives may differ for Performance Awards granted to any one Participant or to different Participants. A Performance Award to a Participant who is a Covered Employee shall (unless the Administrator determines otherwise) provide that in the event of the Participant’s termination of Continuous Service prior to the end of the performance period for any reason, such Award will be payable only (i) if the applicable performance objectives are achieved and (ii) to the extent, if any, as the Administrator shall determine. Such objective performance goals do not have to be based on increases in a specific business criteria, but may be based on attaining specified levels or results, maintaining the status quo or limiting economic losses.
     (b) Restrictions on Transfer. Performance Awards and all rights with respect to such Performance Awards may not be sold, assigned, transferred, pledged or otherwise encumbered.
     (c) Rights as a Shareholder. A Participant receiving a Performance Award shall have the rights of a Shareholder only as to shares actually received by the Participant under the Plan and not with respect to shares subject to the Award but not actually received by the Participant. A Participant shall be entitled to receive a stock certificate evidencing the acquisition of shares of Common Stock under a Performance Award only upon satisfaction of all conditions specified in the written instrument evidencing the Performance Award (or in a performance plan adopted by the Administrator). The Common Stock certificate shall be issued and delivered and the Participant shall be entitled to the beneficial ownership rights of such Common Stock not later than (i) the date that is 2-1/2 months after the end of the Participant’s taxable year for which the Administrator certifies that the Performance Award conditions have been satisfied and the Participant has a legally binding right to such amounts; or (ii) the date that is 2-1/2 months after the end of the Company’s taxable year for which the Administrator certifies that the Performance Award conditions have been satisfied and the Participant has a legally binding right to such amounts, whichever is later.
     (d) Termination. Except as may otherwise be provided by the Administrator at any time, a Participant’s rights in all Performance Awards shall automatically terminate upon the Participant’s termination of employment (or business relationship) with the Company and its Affiliates for any reason.
     (e) Acceleration, Waiver, Etc. At any time prior to the Participant’s termination of employment (or other business relationship) by the Company and its Affiliates, the Administrator may in its sole discretion accelerate, waive or, subject to Section 13, amend any or all of the goals, restrictions or conditions imposed under any Performance Award. The Administrator in its discretion may provide for an acceleration of vesting in the terms of any Performance Award in the event a Change in Control occurs.
     (f) Certification. Following the completion of each performance period, the Administrator shall certify in writing, in accordance with the requirements of Section 162(m) of the Code, whether the performance objectives and other material terms of a Performance Award have been achieved or met. Unless the Administrator determines otherwise, Performance Awards shall not be settled until the Administrator has made the certification specified under this Section 7.3(f).
     7.4 Stock Appreciation Rights.
     (a) General. Stock Appreciation Rights may be granted either alone (“Free Standing Rights”) or, provided the requirements of Section 7.4(b) are satisfied, in tandem with all or part of any Option granted under the Plan (“Related Rights”). In the case of a Nonstatutory Stock Option, Related Rights may be granted either at or after the time of the grant of such Stock Option. In the case of an Incentive Stock Option, Related Rights may be granted only at the time of the grant of the Incentive Stock Option.
     (b) Grant Requirements. A Stock Appreciation Right may only be granted if the Stock Appreciation Right: (1) does not provide for the deferral of compensation within the meaning of Section 409A of the Code; or (2) satisfies the requirements of Section 7.4(h) and Section 8 hereof. A Stock Appreciation Right does not provide for a deferral of compensation if: (i) the floor for determining the appreciation component of the Stock Appreciation Right that will be paid to the Participant (i.e., the amount used to determine the appreciation in excess of the value of the Common Stock that the holder is entitled to receive upon exercise (hereinafter, the “SAR exercise price”)) may never be less than the Fair Market Value of the underlying Common Stock on the date the right is granted, (ii) the Common Stock subject to the right is traded on an established securities market, (iii) only such traded Common Stock may be delivered in settlement of the right upon exercise, and (iv) the right does not include any feature for the deferral of compensation other than the deferral of recognition of income until the exercise of the right.
     (c) Exercise and Payment. Upon exercise thereof, the holder of a Stock Appreciation Right shall be entitled to receive from the Company, an amount equal to the product of (i) the excess of the Fair Market Value, on the date of such written request, of one share of Common Stock over the SAR exercise price per share specified in such Stock Appreciation Right or its related Option, multiplied by (ii) the number of shares for which such Stock Appreciation Right shall be exercised. Payment with respect to the exercise of a Stock Appreciation Right that satisfies the requirements of Section 7.4(b)(1) shall be paid on the date of exercise and made in shares of Common Stock (with or without restrictions as to substantial risk of forfeiture and transferability, as determined by the Administrator in its sole discretion), valued at Fair Market Value on the date of exercise. Payment with respect to the exercise of a Stock Appreciation Right that does not satisfy the requirements of Section 7.4(b)(1) shall be paid at the time specified in the Award in accordance with the provisions of Section 7.4(h) and Section 8. Payment may be made in the form of shares of Common Stock (with or without restrictions as to substantial risk of forfeiture and transferability, as determined by the Administrator in its sole discretion), cash or a combination thereof, as determined by the Administrator.

     (d) Exercise Price. The exercise price of a Free Standing Stock Appreciation Right shall be determined by the Administrator, but shall not be less than 100% of the Fair Market Value of one share of Common Stock on the Date of Grant of such Stock Appreciation Right. A Related Stock Appreciation Right granted simultaneously with or subsequent to the grant of an Option and in conjunction therewith or in the alternative thereto shall have the same exercise price as the related Option, shall be transferable only upon the same terms and conditions as the related Option, and shall be exercisable only to the same extent as the related Option; provided, however, that a Stock Appreciation Right, by its terms, shall be exercisable only when the Fair Market Value per share of Common Stock subject to the Stock Appreciation Right and related Option exceeds the exercise price per share thereof and no Stock Appreciation Rights may be granted in tandem with an Option unless the Administrator determines that the requirements of Section 7.4(b)(1) are satisfied.
     (e) Reduction in the Underlying Option Shares. Upon any exercise of a Stock Appreciation Right, the number of shares of Common Stock for which any related Option shall be exercisable shall be reduced by the number of shares for which the Stock Appreciation Right shall have been exercised. The number of shares of Common Stock for which a Stock Appreciation Right shall be exercisable shall be reduced upon any exercise of any related Option by the number of shares of Common Stock for which such Option shall have been exercised.
     (f) Written Request. Any election by an Optionholder to receive cash in full or partial settlement of a Stock Appreciation Right, and any exercise of such Stock Appreciation Right for cash, may be made only by a written request filed with the Corporate Secretary of the Company during the period beginning on the third business day following the date of release for publication by the Company of quarterly or annual summary statements of earnings and ending on the twelfth business day following such date. Within 30 days of the receipt by the Company of a written request to receive cash in full or partial settlement of a Stock Appreciation Right or to exercise such Stock Appreciation Right for cash, the Administrator shall, in its sole discretion, either consent to or disapprove, in whole or in part, such written request. A written request to receive cash in full or partial settlement of a Stock Appreciation Right or to exercise a Stock Appreciation Right for cash may provide that, in the event the Administrator shall disapprove such written request, such written request shall be deemed to be an exercise of such Stock Appreciation Right for shares of Common Stock.
     (g) Disapproval by Administrator. If the Administrator disapproves in whole or in part any election by an Optionholder to receive cash in full or partial settlement of a Stock Appreciation Right or to exercise such Stock Appreciation Right for cash, such disapproval shall not affect such Optionholder’s right to exercise such Stock Appreciation Right at a later date, to the extent that such Stock Appreciation Right shall be otherwise exercisable, or to elect the form of payment at a later date, provided that an election to receive cash upon such later exercise shall be subject to the approval of the Administrator. Additionally, such disapproval shall not affect such Optionholder’s right to exercise any related Option.
     (h) Additional Requirements under Section 409A. A Stock Appreciation Right that is not intended to or fails to satisfy the requirements of Section 7.4(b)(1) shall satisfy the requirements of this Section 7.4(h) and the additional conditions applicable to nonqualified deferred compensation under Section 409A of the Code, in accordance with Section 8 hereof. The requirements herein shall apply in the event any Stock Appreciation Right under this Plan is granted with an SAR exercise price less than Fair Market Value of the Common Stock underlying the award on the date the Stock Appreciation Right is granted (regardless of whether or not such SAR exercise price is intentionally or unintentionally priced at less than Fair Market Value, or is materially modified at a time when the Fair Market Value exceeds the SAR exercise price), provides that it is settled in cash, or is otherwise determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code. Any such Stock Appreciation Right may provide that it is exercisable at any time permitted under the governing written instrument, but such exercise shall be limited to fixing the measurement of the amount, if any, by which the Fair Market Value of a share of Common Stock on the date of exercise exceeds the SAR exercise price (the “SAR Amount”). However, once the Stock Appreciation Right is exercised, the SAR Amount may only be paid on the fixed time, payment schedule or other event specified in the governing written instrument or in Section 8.1 hereof.
     7.5 Dividend Equivalent Rights. A Dividend Equivalent Right is an Award entitling the recipient to receive credits based on cash dividends that would be paid on the shares of Common Stock specified in the Dividend Equivalent Right (or other award to which it relates) if such shares were held by the recipient. A Dividend

Equivalent Right may be granted hereunder to any Participant as a component of another Award or as a freestanding award. The terms and conditions of Dividend Equivalent Rights shall be specified in the grant. Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or, subject to satisfaction of the requirements of Section 8 and Section 409A of the Code, may be deemed to be reinvested in additional shares of Common Stock as of the dividend payment date, which may thereafter accrue additional equivalents. Any such reinvestment shall be at Fair Market Value on the date of reinvestment or such other price as may then apply under a dividend reinvestment plan sponsored by the Company, if any. Dividend Equivalent Rights may be settled in cash or shares of Common Stock or a combination thereof, in a single installment or installments. A Dividend Equivalent Right shall be settled upon exercise, settlement, or payment of, or lapse of restrictions on, such other award, and such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other Award. A Dividend Equivalent Right granted as a component of another Award may also contain terms and conditions different from such other award.
     7.6 Interest Equivalents. Any Award under this Plan that is settled in whole or in part in cash on a deferred basis may provide in the Award for interest equivalents to be credited with respect to such cash payment. Interest equivalents may be compounded and shall be paid upon such terms and conditions as may be specified by the Award.
8. Additional Conditions Applicable to Nonqualified Deferred Compensation Under Section 409A of the Code. In the event any Award under this Plan is granted with an exercise price less than Fair Market Value of the Common Stock subject to the Award on the Date of Grant (regardless of whether or not such exercise price is intentionally or unintentionally priced at less than Fair Market Value, or such Award is materially modified and deemed a grant of a new Award at a time when the Fair Market Value exceeds the exercise price), or is otherwise determined to constitute a 409A Award, the following additional conditions shall apply and shall supersede any contrary vesting or exercise provisions of this Plan or the terms of any 409A Award agreement.
     8.1 Exercise and Distribution. Notwithstanding any vesting or exercise provisions to the contrary, no 409A Award shall be exercisable or distributable earlier than upon one of the following:
     (a) Specified Time. A specified time or a fixed schedule set forth in the written instrument evidencing the 409A Award, but not later than after the expiration of 10 years from the Date of Grant. If the written grant instrument does not specify a fixed time or schedule, such time shall be the date that is the fifth anniversary of the Date of Grant.
     (b) Separation from Service. Separation from service (within the meaning of Section 409A of the Code) by the 409A Award recipient; provided, however, if the 409A Award recipient is a “specified employee” (as defined in Section 1.409A-1(i) of the Treasury Regulations) and any of the Company’s stock is publicly traded on an established securities market or otherwise, exercise or distribution under this Section 8.1(b) may not be made before the date which is six months after the date of separation from service. Nothing herein shall be deemed to extend the date that an Award would otherwise expire under the terms of the Award Agreement and this Plan.
     (c) Death. The date of death of the 409A Award recipient.
     (d) Disability. The date the 409A Award recipient becomes disabled (within the meaning of Section 8.4(b) hereof).
     (e) Unforeseeable Emergency. The occurrence of an unforeseeable emergency (within the meaning of Section 8.4(c) hereof), but only if the net value (after payment of the exercise price) of the number of shares of Common Stock that become issuable does not exceed the amounts necessary to satisfy such emergency plus amounts necessary to pay taxes reasonably anticipated as a result of the exercise, after taking into account the extent to which the emergency is or may be relieved through reimbursement or compensation by insurance or otherwise or by liquidation of the Participant’s other assets (to the extent such liquidation would not itself cause severe financial hardship).

     (f) Change in Control Event. The occurrence of a Change in Control Event (within the meaning of Section 8.4(a) hereof), including the Company’s discretionary exercise of the right to accelerate vesting of such Award upon a Change in Control Event or to terminate the Plan or any 409A Award granted hereunder within 12 months of the Change in Control Event.
     8.2 Term. Notwithstanding anything to the contrary in this Plan or the terms of any 409A Award agreement, the term of any 409A Award shall expire and such Award shall no longer be exercisable on the date that is the later of: (a) 2-1/2 months after the end of the Company’s taxable year in which the 409A Award first becomes exercisable or distributable pursuant to Section 8 hereof and is not subject to a substantial risk of forfeiture; or (b) 2-1/2 months after the end of the 409A Award recipient’s taxable year in which the 409A Award first becomes exercisable or distributable pursuant to Section 8 hereof and is not subject to a substantial risk of forfeiture, but not later than the earlier of (i) the expiration of 10 years from the date the 409A Award was granted or (ii) the term specified in the 409A Award agreement.
     8.3 No Acceleration. A 409A Award may not be accelerated or exercised prior to the time specified in Section 8 hereof, except in the case of one of the following events:
     (a) Domestic Relations Order. The 409A Award may permit the acceleration of the exercise or distribution time or schedule to an individual other than the Participant as may be necessary to comply with the terms of a domestic relations order (as defined in Section 414(p)(1)(B) of the Code).
     (b) Conflicts of Interest. The 409A Award may permit the acceleration of the exercise or distribution time or schedule to the extent reasonably necessary to avoid the violation of an applicable federal, state or local ethics law or conflicts of interest law (as provided by Treasury Regulations § 1.409A-3(j)(4)(iii)).
     (c) Change in Control Event. The Administrator may exercise the discretionary right to accelerate the vesting of such 409A Award upon a Change in Control Event or to terminate the Plan or any 409A Award granted thereunder within 12 months of the Change in Control Event and cancel the 409A Award for compensation. In addition, the Administrator may exercise the discretionary right to accelerate the vesting of such 409A Award provided that such acceleration does not change the time or schedule of payment of such Award and otherwise satisfies the requirements of this Section 8 and the requirements of Section 409A of the Code.
     8.4 Definitions. Solely for purposes of this Section 8 and not for other purposes of the Plan, the following terms shall be defined as set forth below:
     (a) “Change in Control Event” means the occurrence of a change in the ownership of the Company, a change in effective control of the Company, or a change in the ownership of a substantial portion of the assets of the Company (each as defined in Treasury Regulations § 1.409A-3(i)(5)). For example, a Change in Control Event will occur if a person or more than one person acting as a group:
     (1) acquires ownership of stock that brings such person’s or group’s total ownership in excess of 50% of the outstanding stock of the Company; or
     (2) acquires ownership of 30% or more of the total voting power of the Company within a 12-month period; or
     (3) acquires ownership of assets from the Company equal to 40% or more of the total value of the Company within a 12-month period.
     (b) “Disabled” means a Participant (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that can be expected to last for a continuous period of not less than 12 months; or (ii) is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or that can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering Employees.

     (c) “Unforeseeable Emergency” means a severe financial hardship to the Participant resulting from an illness or accident of the Participant, the Participant’s spouse, or a dependent (as defined in Code Section 152, without regard to Section 152(b)(1), (b)(2), and (d)(1)(B)) of the Participant, loss of the Participant’s property due to casualty, or similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant.
9. Covenants of the Company.
     9.1 Availability of Shares. During the terms of the Awards, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such Awards.
     9.2 Securities Law Compliance. Each Stock Option Agreement and Award Agreement shall provide that no shares of Common Stock shall be purchased or sold thereunder unless and until (i) any then applicable requirements of state or federal laws and regulatory agencies shall have been fully complied with to the satisfaction of the Company and its counsel and (ii) if required to do so by the Company, the Participant shall have executed and delivered to the Company a letter of investment intent in such form and containing such provisions as the Administrator may require. The Company shall use reasonable efforts to seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Awards and to issue and sell shares of Common Stock upon exercise of the Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, any Award or any Common Stock issued or issuable pursuant to any such Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Awards unless and until such authority is obtained.
10. Use of Proceeds from Stock.
     Proceeds from the sale of Common Stock pursuant to Awards shall constitute general funds of the Company.
11. Miscellaneous.
     11.1 Acceleration of Exercisability and Vesting. The Administrator shall have the power to accelerate the time at which an Award may first be exercised or the time during which an Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Award stating the time at which it may first be exercised or the time during which it will vest.
     11.2 Shareholder Rights. No Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to such Award unless and until such Participant has satisfied all requirements for exercise of the Award pursuant to its terms and no adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions of other rights for which the record date is prior to the date such Common Stock certificate is issued, except as provided in Section 12.1, hereof.
     11.3 No Employment or other Service Rights. Nothing in the Plan or any instrument executed or Award granted pursuant thereto shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Award was granted or shall affect the right of the Company or an Affiliate to terminate (a) the employment of an Employee with or without notice and with or without Cause, (b) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate or (c) the service of a Director pursuant to the Bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.
     11.4 Transfer, Approved Leave of Absence. For purposes of the Plan, no termination of employment by an Employee shall be deemed to result from either (a) a transfer to the employment of the Company from an Affiliate or from the Company to an Affiliate, or from one Affiliate to another; or (b) an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee’s right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Administrator otherwise so provides in writing.
     11.5 Investment Assurances. The Company may require a Participant, as a condition of exercising or acquiring Common Stock under any Award, (a) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Award; and (b) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (i) the issuance of the shares of Common Stock upon the exercise or acquisition of Common Stock under the Award has been registered under a then currently effective registration statement under the Securities Act or (ii) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.
     11.6 Withholding Obligations. To the extent provided by the terms of an Award Agreement and subject to the discretion of the Administrator, the Participant may satisfy any federal, state or local tax withholding obligation relating to the exercise or acquisition of Common Stock under an Award by any of the following means (in addition to the Company’s right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means: (a) tendering a cash payment; (b) authorizing the Company to withhold shares of Common Stock from the shares of Common Stock otherwise issuable to the Participant as a result of the exercise or acquisition of Common Stock under the Award, provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law; (c) delivering to the Company previously owned and unencumbered shares of Common Stock of the Company or (d) by execution of a recourse promissory note.
     11.7 Transfer of Stock Acquired Under Plan. Notwithstanding anything to the contrary herein, a Participant may not transfer Common Stock acquired under this Plan to the Company within six months after the purchase of such Common Stock (the “Six Months Holding Period”), other than, if permitted by the Administrator in its discretion, to satisfy minimum tax withholding requirements.
     11.8 Right of Repurchase. Each Award Agreement may provide that, following a termination of the Participant’s Continuous Service, the Company may repurchase the Participant’s unvested Common Stock acquired under the Plan as provided in this Section 11.8 (the “Right of Repurchase”). In the case of unvested Common Stock, the Right of Repurchase shall be exercisable at a price equal to the lesser of the purchase price at which such Common Stock was acquired under the Plan or the Fair Market Value of such Common Stock. The Award Agreement may specify the period of time following a termination of the Participant’s Continuous Service during which the Right of Repurchase may be exercised, provided that such exercise may in any event be extended to a date that is within 60 days after the date the Six Months Holding Period has been satisfied. In the case of unvested Common Stock purchased in exchange for services, the Company shall be entitled to forfeit such Unvested Common Stock without regard to the exercise of its Right of Repurchase and without payment of any consideration.
12. Adjustments Upon Changes in Stock.
     12.1 Capitalization Adjustments. If any change is made in the Common Stock subject to the Plan, or subject to any Award, without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), then (i) the aggregate number of shares of Common Stock or class of shares which may be purchased pursuant to Awards granted hereunder; (ii) the aggregate number of shares of Common Stock or class of shares which may be purchased pursuant to Incentive Stock Options granted hereunder; (iii) the number and/or class of shares of Common Stock covered by outstanding Options and Awards; (iv) the maximum number of shares of Stock with respect to which Options may be granted to any single Optionee during any calendar year; and (v) the exercise price of any Stock Option in effect prior to such change shall be proportionately adjusted by the Administrator to reflect any increase or decrease in the number of issued shares of Common Stock or change in the Fair Market Value of such Common Stock resulting from such transaction; provided, however, that any fractional shares resulting from the adjustment shall be eliminated. The Administrator shall make such adjustments, and its determination shall be final, binding and conclusive. The conversion of any convertible securities of the Company shall not be treated as a transaction “without receipt of consideration” by the Company.
     12.2 Dissolution or Liquidation. In the event of a dissolution or liquidation of the Company, then all outstanding Awards shall terminate immediately prior to such event.
     12.3 Change in Control and Other Corporate Transactions. In the event of a Change in Control, dissolution or liquidation of the Company, or any corporate separation or division, including, but not limited to, a split-up, a split-off or a spin-off, or a sale of substantially all of the assets of the Company; a merger or consolidation in which the Company is not the surviving entity; or a reverse merger in which the Company is the surviving entity, but the shares of Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise (collectively, a “Corporate Transaction”), then, the Company, to the extent permitted by applicable law, but otherwise in the sole discretion of the Administrator may provide for: (i) the continuation of outstanding grants by the Company (if the Company is the surviving entity); (ii) the assumption of the Plan and such outstanding grants by the surviving entity or its parent; (iii) the substitution by the surviving entity or its parent of grants with substantially the same terms (including an award to acquire the same consideration paid to the shareholders in the transaction described in this Section 12.3) for such outstanding grants and, if appropriate, subject to the equitable adjustment provisions of Section 12.1 hereof; (iv) the cancellation of such outstanding grants in consideration for a payment equal in value to the Fair Market Value of vested grants, or in the case of an Option, the difference between the Fair Market Value and the exercise price for all shares of Common Stock subject to exercise (i.e., to the extent vested) under any outstanding Option; or (v) the cancellation of such outstanding grants without payment of any consideration. Any such payment may be paid in cash or such other consideration payable to the holders of outstanding shares of Common Stock of the Company in connection with such Corporate Transaction. If vested Awards would be canceled without consideration, the Participant shall have the right, exercisable during the later of the ten-day period ending on the fifth day prior to such Corporate Transaction or ten days after the Administrator provides the grant holder a notice of cancellation, to exercise such grants in whole or in part without regard to any installment exercise provisions in the Award Agreement. In addition, the Administrator, in its discretion, may provide for acceleration of unvested awards in connection with any of the alternatives described above.
     12.4 Issuance of Common Stock Upon Conversion of Convertible Securities. Each Award Agreement may provide that, upon conversion of any security of the Company into additional shares of Common Stock, the number of shares of Common Stock issuable pursuant to any Award may be adjusted by the appropriate number such that the percentage of Common Stock outstanding of the Company on a fully diluted basis attributable to the Award immediately prior to such conversion will be equal to the percentage of Common Stock outstanding of the Company on a fully diluted basis attributable to the Award immediately following such conversion.
13. Amendment of the Plan and Awards.
     13.1 Amendment of Plan. The Board at any time, and from time to time, may amend or terminate the Plan. However, except as provided in Section 12.1 relating to adjustments upon changes in Common Stock, no amendment shall be effective unless approved by the Shareholders of the Company to the extent Shareholder approval is necessary to satisfy any applicable law or any Nasdaq or securities exchange listing requirements. At the time of such amendment, the Board shall determine, upon advice from counsel, whether such amendment will be contingent on Shareholder approval.

     13.2 Shareholder Approval. The Board may, in its sole discretion, submit any other amendment to the Plan for Shareholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of Section 162(m) of the Code and the regulations thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to certain executive officers.
     13.3 Contemplated Amendments. It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible Employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options and/or to bring the Plan and/or Incentive Stock Options granted under it into compliance therewith.
     13.4 No Impairment of Rights. Rights under any Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan if (a) the Company requests the consent of the Participant and (b) the Participant consents in writing. However, a cancellation of an Award where the Participant receives a payment equal in value to the Fair Market Value of the vested Award or, in the case of vested Options, the difference between the Fair Market Value and the exercise price, shall not be an impairment of the Participant’s rights that requires consent of the Participant.
     13.5 Amendment of Awards. The Administrator at any time, and from time to time, may amend the terms of any one or more Awards; provided, however, that the Administrator may not effect any amendment which would otherwise constitute an impairment of the rights under any Award unless (a) the Company requests the consent of the Participant and (b) the Participant consents in writing. For the avoidance of doubt, the cancellation of an Award where the Participant receives a payment equal in value to the Fair Market Value of the vested Award or, in the case of vested Options, the difference between the Fair Market Value of the shares of Common Stock underlying the Option and the aggregate exercise price, shall not be an impairment of the Participant’s rights that requires consent of the Participant.
14. General Provisions.
     14.1 Other Compensation Arrangements. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to Shareholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.
     14.2 Recapitalizations. Each Stock Option Agreement and Award Agreement shall contain provisions required to reflect the provisions of Section 12.1.
     14.3 Delivery. Upon exercise of a Right granted under this Plan, the Company shall issue Stock or pay any amounts due within a reasonable period of time thereafter. Subject to any statutory obligations the Company may otherwise have, for purposes of this Plan, thirty days shall be considered a reasonable period of time.
     14.4 Other Provisions. The Stock Option Agreements and Award Agreements authorized under the Plan may contain such other provisions not inconsistent with this Plan, including, without limitation, restrictions upon the exercise of the Awards, as the Administrator may deem advisable.
     14.5 Disqualifying Dispositions. Any Participant who shall make a “disposition” (as defined in Section 424 of the Code) of all or any portion of shares of Common Stock acquired upon exercise of an Incentive Stock Option within two years from the Date of Grant of such Incentive Stock Option or within one year after the issuance of the shares of Common Stock acquired upon exercise of such Incentive Stock Option shall be required to immediately advise the Company in writing as to the occurrence of the sale and the price realized upon the sale of such shares of Common Stock.
15. Market Stand-Off. Each Stock Option Agreement and Award Agreement shall provide that, in connection with any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Securities Act of 1933, as amended, the Participant shall agree not to sell, make any short sale of, loan, hypothecate, pledge, grant any option for the repurchase of, transfer the economic consequences of ownership or otherwise dispose or transfer for value or otherwise agree to engage in any of the foregoing transactions with respect to any Stock without the prior written consent of the Company or its underwriters, for such period of time from and after the effective date of such registration statement as may be requested by the Company or such underwriters (the “Market Stand-Off”). In order to enforce the Market Stand-Off, the Company may impose stop-transfer instructions with respect to the shares of Stock acquired under this Plan until the end of the applicable stand-off period. If there is any change in the number of outstanding shares of Stock by reason of a stock split, reverse stock split, stock dividend, recapitalization, combination, reclassification, dissolution or liquidation of the Company, any corporate separation or division (including, but not limited to, a split-up, a split-off or a spin-off), a merger or consolidation; a reverse merger or similar transaction, then any new, substituted or additional securities which are by reason of such transaction distributed with respect to any shares of Stock subject to the Market Stand-Off, or into which such shares of Stock thereby become convertible, shall immediately be subject to the Market Stand-Off.
16. Effective Date of Plan. The Plan is effective as of the Effective Date. No Award granted on or after the date on which this amendment and restatement is effective may be exercised (or in the case of a stock Award, may be granted) unless and until the Plan has been approved by the Shareholders of the Company, which approval shall be within 12 months before or after the date the amendment and restatement of the Plan is adopted by the Board. If the Shareholders fail to approve the Plan within 12 months after the date on which the amendment and restatement of the Plan is adopted by the Board, any Awards that were contingent on Shareholder approval will be rescinded and no additional Awards will be made thereafter under the Plan, except to the extent that such Awards may be made with respect to shares of Common Stock that were issuable under the Plan before the amendment and restatement thereof.
17. Termination or Suspension of the Plan. The Plan shall terminate automatically on February 24, 2015, but no later than the day before the 10th anniversary of the Effective Date. No Award shall be granted pursuant to the Plan after such date, but Awards theretofore granted may extend beyond that date. The Board may suspend or terminate the Plan at any earlier date pursuant to Section 13.1 hereof. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.
18. Choice of Law. The law of the State of Delaware shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to such state’s conflict of law rules.
19. Execution. To record the adoption of the amendment and restatement of the Plan by the Board, the Company has caused its authorized officer to execute the amendment and restatement of the Plan as of the date specified below.
IN WITNESS WHEREOF, upon authorization of the Board of Directors, the undersigned has caused the amendment and restatement of the Crimson Exploration Inc. 2005 Stock Incentive Plan to be executed effective as of the 15th day of August 2008.

CRIMSON EXPLORATION INC.
Name:	Allan D. Keel

Title:	President and Chief Executive Officer

Exhibit B
FIRST AMENDMENT TO THE
AMENDED AND RESTATED 2005 STOCK INCENTIVE PLAN
     The Board of Directors of Crimson Exploration Inc., a Delaware corporation (the “Company”), hereby makes this First Amendment (the “First Amendment”) to the Crimson Exploration Inc. Amended and Restated 2005 Stock Incentive Plan (as amended, the “Plan”) this 1st day of March, 2011.
     WHEREAS, the Company established the Plan for purposes of providing incentive compensation awards to certain employees, officers, consultants and advisors of the Company and its subsidiaries which are based on the Company’s common stock, par value $0.001 per share (the “Stock”);
     WHEREAS, the Board of Directors of the Company has determined that there are no longer sufficient shares of Stock available for issuance under the Plan to meet the Company’s needs for future grants during the coming years;
     WHEREAS, the Board of Directors of the Company has determined that it is the best interest of the Company and its shareholders to increase the number of shares of Stock available for issuance under the Plan by 2,000,000 shares of Stock so that the Company may continue to grant incentive and reward opportunities to eligible participants under the Plan;
     WHEREAS, the Board of Directors of the Company has determined that the number of shares available for issuance under the Plan should reflect both the existing number of shares of Stock approved for issuance under the Plan, including the number of shares of Stock previously issued pursuant to the Plan, as well as the amount of shares of Stock added to the Plan by this First Amendment; and
     NOW THEREFORE, for and in consideration of the foregoing and the agreements contained herein, the Plan shall be amended as follows:
1.	Amendment to Section 4.1. Each reference to the number “3,852,000” within Section 4.1 of the Plan is hereby deleted in its entirety and replaced with the number “5,852,000.”

2.	Remainder of Plan. Except as expressly provided herein, the Plan remains in full force and effect.

Exhibit C
SECOND AMENDMENT TO THE
AMENDED AND RESTATED 2005 STOCK INCENTIVE PLAN
     The Board of Directors of Crimson Exploration Inc., a Delaware corporation (the “Company”), hereby makes this Second Amendment (the “Second Amendment”) to the Crimson Exploration Inc. Amended and Restated 2005 Stock Incentive Plan (as amended, the “Plan”) this 1st day of March, 2011.
     WHEREAS, the Company established the Plan for purposes of providing incentive compensation awards to certain employees, officers, consultants and advisors of the Company and its subsidiaries which are based on the Company’s common stock, par value $0.001 per share (the “Stock”);
     WHEREAS, in order to comply with Section 162(m) of the Internal Revenue Code of 1986, as amended, the Plan must contain a limitation on the number of underlying shares of Stock related to grants of awards that any one individual may receive during a single calendar year from the Plan;
     WHEREAS, the Board has determined that the current individual annual limitation in the Plan is not set at a level that allows the Company to appropriately and competitively compensate its executive officers with equity-based incentive awards;
     WHEREAS, the Board has determined that it is in the best interest of the Company and its stockholders to increase the annual limitation of Stock underlying awards under the Plan from 500,000 to 750,000 shares of Stock; and
     NOW THEREFORE, for and in consideration of the foregoing and the agreements contained herein, the Plan shall be amended as follows:
1.	Amendment to Section 5.3. The reference to the number “500,000” within Section 5.3 of the Plan is hereby deleted in its entirety and replaced with the number “750,000.”

2.	Remainder of Plan. Except as expressly provided herein, the Plan remains in full force and effect.

CRIMSON EXPLORATION INC.
717 TEXAS AVE., SUITE 2900
HOUSTON, TX 77002
VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

	☐	☐	☐
1.	Election of Directors

	Nominees

01	Allan D. Keel	02	Lee B. Backsen	03	B. James Ford	04	Lon McCain	05	Adam C. Pierce
06	Cassidy J. Traub	07	Ni Zhaoxing

The Board of Directors recommends you vote FOR proposals 2 through 5 below:		For	Against	Abstain

2.	Approval of Amendment #1 to the Amended and Restated 2005 Stock Incentive Plan.	☐	☐	☐

3.	Approval of Amendment #2 to the Amended and Restated 2005 Stock Incentive Plan.	☐	☐	☐

4.	Ratification of the appointment of Grant Thorton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011.	☐	☐	☐

5.	Transaction of such other business as may arise that can be properly conducted at the meeting or any adjournment or postponement thereof.	☐	☐	☐

For address change/comments, mark here.			☐
(see reverse for instructions)	Yes	No

Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

YOUR VOTE AND PARTICIPATION IN CRIMSON EXPLORATION INC.’S AFFAIRS ARE IMPORTANT. TO ENSURE THAT YOUR SHARES ARE REPRESENTED AT THE ANNUAL MEETING, PLEASE VOTE IN ONE OF THESE WAYS:

•	USE THE TOLL-FREE NUMBER (1-800-690-6903);

•	VISIT THE WEBSITE (www.proxyvote.com) to vote via the internet;

•	MARK, SIGN, DATE AND PROMPTLY RETURN the enclosed proxy card in the postage-paid envelope; or

•	VOTE IN PERSON by appearing at the Annual Meeting and submitting a ballot.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement is/are available at www.proxyvote.com.

CRIMSON EXPLORATION INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
ANNUAL MEETING OF STOCKHOLDERS
May 17, 2011
The undersigned hereby revokes all prior proxies and appoints Allan D. Keel and E. Joseph Grady, and each of them, as proxies with full power of substitution, to represent and to vote all shares of common stock on Crimson Exploration Inc. that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on May 17, 2011 at 9:30 a.m., Central Daylight Time, at 717 Texas Avenue, Suite 2900, Houston, Texas 77002, and at any adjournment or postponement thereof, on any matter properly coming before the meeting, and specifically the matters described on the reverse side hereof.
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS , FOR THE APPROVAL OF AMENDMENT #1 TO THE AMENDED AND RESTATED 2005 STOCK INCENTIVE PLAN, FOR THE APPROVAL OF AMENDMENT #2 TO THE AMENDED AND RESTATED 2005 STOCK INCENTIVE PLAN, FOR RATIFICATION OF THE APPOINTMENT OF GRANT THORTON LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECMEBER 31, 2011 AND ACCORDING TO THE DISCRETION OF THE PROXY HOLDERS ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

Address change/comments :

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)
Continued and to be signed on reverse side